                                                                  EXHIBIT 4.7

==============================================================================


                              CREDIT AGREEMENT

                         Dated as of April 30, 2002

                                    among

                              KELLWOOD COMPANY
                              as the Borrower,

                           BANK OF AMERICA, N.A.,
                          as Administrative Agent,

                            JPMORGAN CHASE BANK,
                            as Syndication Agent,

                                   US BANK,
                                     and
                           THE BANK OF NOVA SCOTIA
                         as Co-Documentation Agents,

                                     and
                       The Other Lenders Party Hereto


                       BANC OF AMERICA SECURITIES LLC,
                                     as
                  Sole Lead Arranger and Sole Book Manager


==============================================================================

                              TABLE OF CONTENTS

                                                                        Page
                                                                        ----

                                  ARTICLE I
                      DEFINITIONS AND ACCOUNTING TERMS

1.01     Defined Terms.....................................................1
1.02     Other Interpretive Provisions....................................29
1.03     Accounting Terms.................................................29
1.04     Rounding.........................................................30
1.05     References to Agreements and Laws................................30
1.06     Exchange Rates; Currency Equivalents.............................31
1.07     Changes Regarding the euro.......................................31

                                 ARTICLE II
                    THE COMMITMENTS AND CREDIT EXTENSIONS

2.01     Revolving Loans..................................................31
2.02     Borrowings, Conversions and Continuations of Revolving Loans.....32
2.03     Letters of Credit................................................34
2.04     Prepayments......................................................42
2.05     Reduction or Termination of Commitments..........................43
2.06     Repayment of Loans...............................................44
2.07     Interest.........................................................44
2.08     Fees.............................................................44
2.09     Computation of Interest and Fees.................................45
2.10     Evidence of Debt.................................................45
2.11     Payments Generally...............................................45
2.12     Sharing of Payments..............................................48
2.13     Increase in Commitments..........................................48

                                 ARTICLE III
                   TAXES, YIELD PROTECTION AND ILLEGALITY

3.01     Taxes............................................................50
3.02     Illegality.......................................................51
3.03     Inability to Determine Rates.....................................51
3.04     Increased Cost and Reduced Return; Capital Adequacy;
           Reserves on Offshore Rate Loans................................52
3.05     Funding Losses...................................................52
3.06     Matters Applicable to all Requests for Compensation..............53
3.07     Replacement Lender...............................................53
3.08     Survival.........................................................54

                                 ARTICLE IV
                  CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01     Conditions of Initial Credit Extension...........................54
4.02     Conditions to all Credit Extensions and Conversions
           and Continuations..............................................56

                              TABLE OF CONTENTS
                                 (continued)

                                                                        Page
                                                                        ----

                                  ARTICLE V
                       REPRESENTATIONS AND WARRANTIES

5.01     Existence, Qualification and Power; Compliance with Laws.........57
5.02     Authorization; No Contravention..................................57
5.03     Governmental and Third-Party Authorization.......................57
5.04     Binding Effect...................................................57
5.05     Financial Statements; No Material Adverse Effect.................58
5.06     Litigation.......................................................58
5.07     No Default.......................................................58
5.08     Ownership of Property; Liens.....................................58
5.09     Environmental Compliance.........................................58
5.10     Insurance........................................................58
5.11     Taxes............................................................59
5.12     ERISA Compliance.................................................59
5.13     Subsidiaries.....................................................59
5.14     Margin Regulations; Investment Company Act; Public
           Utility Holding Company Act....................................60
5.15     Disclosure.......................................................60
5.16     Intellectual Property; Licenses, Etc.............................60

                                 ARTICLE VI
                            AFFIRMATIVE COVENANTS

6.01     Financial Statements.............................................61
6.02     Certificates; Other Information..................................61
6.03     Notices..........................................................63
6.04     Payment of Obligations...........................................63
6.05     Preservation of Existence, Etc...................................64
6.06     Maintenance of Properties........................................64
6.07     Maintenance of Insurance.........................................64
6.08     Compliance with Laws and Contractual Obligations.................64
6.09     Books and Records................................................64
6.10     Inspection Rights................................................64
6.11     Compliance with ERISA............................................65
6.12     Environmental Compliance.........................................65
6.13     Use of Proceeds..................................................65
6.14     Subsidiary Subordination Agreement; Notices Regarding
           Subsidiaries...................................................65

                                 ARTICLE VII
                             NEGATIVE COVENANTS

7.01     Liens............................................................66
7.02     Investments......................................................67
7.03     Indebtedness.....................................................68
7.04     Fundamental Changes..............................................69

                              TABLE OF CONTENTS
                                 (continued)

                                                                        Page
                                                                        ----

7.05     Dispositions.....................................................69
7.06     Lease Obligations................................................70
7.07     Restricted Payments..............................................70
7.08     ERISA............................................................70
7.09     Change in Nature of Business.....................................70
7.10     Transactions with Affiliates.....................................71
7.11     Burdensome Agreements............................................71
7.12     Use of Proceeds..................................................71
7.13     Financial Covenants..............................................71
7.14     Acquisitions.....................................................72
7.15     Capital Expenditures.............................................72
7.16     Issuance or Sale of Stock by Subsidiaries........................73
7.17     Sale of Stock in Subsidiaries....................................73
7.18     Amendment of Documents...........................................73

                                ARTICLE VIII
                       EVENTS OF DEFAULT AND REMEDIES

8.01     Events of Default................................................74
8.02     Remedies Upon Event of Default...................................76
8.03     Application of Funds.............................................76

                                 ARTICLE IX
                            ADMINISTRATIVE AGENT

9.01     Appointment and Authorization of Administrative Agent............77
9.02     Delegation of Duties.............................................78
9.03     Liability of Administrative Agent................................78
9.04     Reliance by Administrative Agent.................................78
9.05     Notice of Default................................................79
9.06     Credit Decision; Disclosure of Information by
           Administrative Agent...........................................79
9.07     Indemnification of Administrative Agent..........................80
9.08     Administrative Agent in its Individual Capacity..................80
9.09     Successor Administrative Agent...................................80

                                  ARTICLE X
                                MISCELLANEOUS

10.01    Amendments, Etc..................................................81
10.02    Notices and Other Communications; Facsimile Copies...............82
10.03    No Waiver; Cumulative Remedies...................................83
10.04    Attorney Costs, Expenses and Taxes...............................83
10.05    Indemnification by the Borrower; Limitation of Liability.........84
10.06    Payments Set Aside...............................................85
10.07    Successors and Assigns...........................................85
10.08    Confidentiality..................................................88

                              TABLE OF CONTENTS
                                 (continued)

                                                                        Page
                                                                        ----

10.09    Set-off..........................................................88
10.10    Interest Rate Limitation.........................................89
10.11    Counterparts.....................................................89
10.12    Integration......................................................89
10.13    Survival of Representations and Warranties.......................89
10.14    Severability.....................................................90
10.15    Tax Forms........................................................90
10.16    Judgment Currency................................................91
10.17    Governing Law....................................................91
10.18    Waiver of Right to Trial by Jury.................................91
10.19    Waiver by Lenders of Negative Pledge Contained in Other
           Agreements.....................................................92

                              Table of Contents
                                 (continued)



SIGNATURES................................................Signature Page - 1


SCHEDULES

         1.01     Existing Letters of Credit
         1.02     Designated Subsidiaries
         2.01     Commitments and Pro Rata Shares
         5.06     Litigation
         5.09     Environmental Matters
         5.13     Subsidiaries and Other Equity Investments
         5.16     Intellectual Property Matters
         7.01     Existing Liens
         7.02     Existing Investments
         7.03     Existing Indebtedness
         7.06     Existing Leases
         10.02    Offshore and Domestic Lending Offices, Addresses
                    for Notices


EXHIBITS
                  FORM OF
         A        Revolving Loan Notice
         B        Revolving Loan Note
         C        Compliance Certificate
         D        Assignment and Assumption
         E        Opinion of Counsel
         F        Borrowing Base Certificate
         G        Appointment/Revocation of Responsible Officer
         H        Subordination Agreement
         I        L/C Account Agreement

                              CREDIT AGREEMENT

         This CREDIT AGREEMENT ("Agreement") is entered into as of April 30,
                                 ---------
2002, among KELLWOOD COMPANY, a Delaware corporation (the "Borrower"), each
                                                           --------
lender from time to time party hereto (collectively, the "Lenders" and
                                                          -------
individually, a "Lender"), BANK OF AMERICA, N.A., as Administrative Agent,
                 ------
JPMORGAN CHASE BANK, as Syndication Agent, and US BANK and THE BANK OF NOVA SCOTIA, as Co-Documentation Agents.

         The Borrower has requested that the Lenders provide a senior revolving credit facility, and the Lenders are willing to do so on the terms and conditions set forth herein.

         In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:



                                 ARTICLE I

                      DEFINITIONS AND ACCOUNTING TERMS

         1.01 DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings set forth below:

         "ABC Childrenswear Acquisition" means the acquisition of
          -----------------------------
substantially all of the capital stock of an enterprise disclosed on a confidential basis to the Administrative Agent and the Lenders pursuant to documentation reasonably acceptable to the Administrative Agent, which acquisition will comply with the requirements set forth in clause (b)(i) of the definition of "Permitted Acquisitions."

         "Acceptance" means written notification by an L/C Issuer, delivered
          ----------
to the Borrower within one Business Day of receipt by the L/C Issuer of a Letter of Credit Application, of its acceptance of a request from the Borrower for the issuance of a Letter of Credit pursuant to a Letter of Credit Application; it being understood that the failure to deliver such written acceptance within the time period specified shall constitute a refusal of acceptance and an election not to issue such Letter of Credit.

         "Accounts" means all of the Borrower's or a Subsidiary's now owned
          --------
or hereafter acquired or arising accounts, as defined in the UCC, including any rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance.

         "Account Debtor" means each Person obligated in any way on or in
          --------------
connection with an Account, chattel paper or general intangibles (including a payment intangible).

         "Acquisition" means the acquisition of (i) a controlling equity
          -----------
interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity interest or upon exercise of an option or warrant for, or conversion of securities into, such equity interest, or (ii) assets of another Person which constitute all or substantially all of the assets of such Person or of a line or lines of business conducted by such Person.

         "Acquisition Adjustments" means the adjustments to certain
          -----------------------
financial terms and computations more particularly described in Section 1.03(c).
                                                                ---------------

         "Administrative Agent" means Bank of America in its capacity as
          --------------------
administrative agent under any of the Loan Documents, or any successor administrative agent.

         "Administrative Agent's Office" means, with respect to any
          -----------------------------
currency, the Administrative Agent's address and, as appropriate, account as set forth on Schedule 10.02 with respect to such currency, or such other
             --------------
address or account with respect to such currency as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

         "Affiliate" means, with respect to any Person, another Person that
          ---------
directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. "Control" means the possession, directly or indirectly, of the power to
 -------
direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.
            -----------       ----------
A Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 10% or more of the securities having ordinary voting power for the election of directors or managing general partners.

         "Agent-Related Persons" means the Administrative Agent (including
          ---------------------
any successor administrative agent), together with its Affiliates
(including, in the case of Bank of America in its capacity as the Administrative Agent, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

         "Agents" means the Administrative Agent, the Syndication Agent and
          ------
the Co-Documentation Agents.

         "Aggregate Commitments" means, as at the date of determination
          ---------------------
thereof, the sum of all Commitments of all Lenders at such date.

         "Agreement" means this Credit Agreement.
          ---------

         "Applicable L/C Issuer" means, with respect to any Letter of
          ---------------------
Credit, the L/C Issuer which issued or has been requested to issue such Letter of Credit in accordance with Section 2.03.
                                    ------------

         "Applicable Margin" means, from time to time, the following
          -----------------
percentages per annum, based upon the Leverage Ratio as set forth below:

      ------------------------------------------------------------------------------------------------
                                  Applicable Margin                          Applicable    Applicable
                                  for Offshore Rate     Applicable Margin    Margin for    Margin for
                                  Loans and Standby       for Commercial      Facility    Utilization
      Tier     Leverage Ratio     Letters of Credit     Letters of Credit        Fee          Fee
      ------------------------------------------------------------------------------------------------
        I    Less than or               .825%                  .30%             .175%        .15%
             equal to 1.75 to
             1.00
      ------------------------------------------------------------------------------------------------
       II    Less than or               1.05%                  .30%             .20%         .20%
             equal to 2.25 to
             1.00 but greater
             than 1.75 to 1.00
      ------------------------------------------------------------------------------------------------
       III   Less than or               1.250%                 .35%             .25%         .25%
             equal to 2.75 to
             1.00 but greater
             than 2.25 to 1.00
      ------------------------------------------------------------------------------------------------
       IV    Less than or               1.450%                 .35%             .30%         .25%
             equal to 3.25 to
             1.00 but greater
             than 2.75 to 1.00
      ------------------------------------------------------------------------------------------------
       V     Greater than               1.65%                  .40%             .35%         .375%
             3.25 to 1.00
      ------------------------------------------------------------------------------------------------

         The Applicable Margin shall be established at the end of each fiscal quarter of the Borrower (each, a "Determination Date"). Any change in the Applicable Margin following each Determination Date shall be determined based upon the computations set forth in the certificate furnished to the Administrative Agent pursuant to Section 6.01(a) and Section 6.01(b),
                                 ---------------     ---------------
subject to review and approval of such computations by the Administrative Agent, and shall be effective commencing on the fifth Business Day following the date such certificate is received until the fifth Business Day following the date on which a new certificate is delivered or is required to be delivered, whichever shall first occur. From the Closing Date to the fifth Business Day following the date the certificate referred to in the preceding sentence for the fiscal period ended as at the first Determination Date is delivered or is required to be delivered (whichever shall first occur), the Applicable Margin shall be Tier III. Notwithstanding the provisions of the two preceding sentences, if the Borrower shall fail to deliver any such certificate within the time period required by Section 6.01, then the
                                               ------------
Applicable Margin shall be Tier V from the date such certificate was due until the fifth Business Day following the date the appropriate certificate is so delivered.

         "Approved Fund" means any Fund that is administered or managed by
          -------------
(a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

         "Arranger" means Banc of America Securities LLC, in its capacity as
          --------
sole lead arranger and sole book manager.

         "Asset Securitization" means any transaction or series of
          --------------------
transactions pursuant to which the Borrower or any of its Subsidiaries may sell, convey or otherwise transfer to a Securitization Entity (in the case of a transfer by the Borrower or any of its Subsidiaries) or any other
Person (in case of a transfer by a Securitization Entity), or may grant a security interest in, any accounts receivable (whether now existing or arising or acquired in the future) of the Borrower or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable, all of the foregoing for the purpose of providing working capital financing.

         "Assignment and Assumption" means an Assignment and Assumption
          -------------------------
substantially in the form of Exhibit D.
                             ---------

         "Attorney Costs" means and includes all reasonable fees and
          --------------
disbursements of any law firm or other external counsel and the allocated cost of internal legal services and all disbursements of internal counsel.

         "Attributable Indebtedness" means, on any date, (a) in respect of
          -------------------------
any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease and (c) in respect of any Asset Securitization, the aggregate amount of obligations owed to (including the amount of investment in transferred assets by) Persons other than the Borrower or its Subsidiaries.

         "Audited Financial Statements" means the audited consolidated
          ----------------------------
balance sheet of the Borrower and its Subsidiaries for the fiscal year ended January 31, 2002, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto.

         "Bank of America" means Bank of America, N.A.
          ---------------

         "Base Rate" means for any day a fluctuating rate per annum equal to
          ---------
the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." Such prime rate is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced prime rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

         "Base Rate Loan" means a Loan that bears interest based on the Base
          --------------
Rate. All Base Rate Loans shall be denominated in Dollars.

         "Borrower" has the meaning set forth in the introductory paragraph
          --------
hereto.

         "Borrowing" means a borrowing consisting of simultaneous Revolving
          ---------
Loans of the same Type, in the same applicable currency and, as to Offshore Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.
            ------------

         "Borrowing Base" means, at any time, an amount equal to the sum of
          --------------
(i) eighty-five percent (85%) of the Net Amount of Eligible Accounts; plus
                                                                      ----
(ii) sixty percent (60%) of the Value of Eligible Inventory; plus (iii)
                                                             ----
forty percent (40%) of the Value of Eligible Raw Materials Inventory; it being understood, however, that the calculation of items (b), (c), (d), (e),
(f) and (i) under the definition of "Eligible Accounts" (including the Net Amount of Eligible Accounts attributable thereto) and items (f), (g) and (h) under the definition of "Eligible Inventory" may, where necessary given the limitations of the operational and accounting practices of the Borrower on the Closing Date, be made on the basis of good faith estimates or historical percentages; provided, however, that to the extent the Agent at any time has
             --------  -------
any reasonable basis to believe that any estimate or percentage is materially incorrect or does not accurately reflect the quantity to be calculated in any material respect, then the Agent may, upon written notice to the Borrower, (i) adjust the calculation of the Borrowing Base to the extent necessary render such estimate or percentage correct and accurate in its reasonable discretion and/or (ii) perform, or cause to be performed, an audit of the Accounts and Inventory of the Borrower and its Subsidiaries at the Borrower's expense.

         "Borrowing Base Certificate" means a certificate by a Responsible
          --------------------------
Officer of the Borrower, substantially in the form of Exhibit F (or another
                                                      ---------
form acceptable to the Administrative Agent) setting forth the calculation of the Borrowing Base, including a calculation of each component thereof, all in such detail as shall be reasonably satisfactory to the Administrative Agent.

         "Business Day" means any day other than a Saturday, Sunday or other
          ------------
day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Office with respect to Obligations denominated in Dollars is located and (a) if such day relates to any Offshore Rate Loan denominated in a currency other than Dollars or euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London interbank market or (b) if such day relates to any Offshore Rate Loan denominated in euro, means a TARGET Business Day.

         "Cash Collateralize" means to pledge and deposit with or deliver
          ------------------
to the Administrative Agent, for the benefit of an L/C Issuer and the Lenders, as collateral for the L/C Obligations plus all fees accrued or to be incurred in connection therewith, cash, deposit accounts and all balances therein, in an amount not less than the sum of such L/C Obligations and fees and in the applicable currency in which such L/C Obligations are outstanding, and all proceeds of the foregoing pursuant to documentation in form and substance satisfactory to the Administrative Agent and the Applicable L/C Issuer, but otherwise in substantially the form of Exhibit I,
                                                                  ---------
and to take all such other action as shall be necessary for the Administrative Agent to have "control" thereof within the meaning of the Uniform Commercial Code applicable thereto. Derivatives of such term shall have corresponding meaning. Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America or other institutions satisfactory to it.

         "Change of Control" means, with respect to any Person, an event or
          -----------------
series of events by which:

                  (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934)
         but excluding any employee benefit plan
         of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) (i) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire (such right, an "option right"), whether such right is
                                     ------------

         exercisable immediately or only after the passage of time), directly or indirectly, of 30% or more of the equity securities of such Person entitled to vote for members of the board of directors or equivalent governing body of such Person on a fully diluted basis (i.e., taking into account all such securities that such person or
          ----
         group has the right to acquire pursuant to any option right) or
         (ii) otherwise has the ability, directly or indirectly, to elect a majority of the Board of Directors of the Borrower; or

                  (b) during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of such Person cease to be composed of individuals
         (i) who were members of that board or equivalent governing body on the first day of such period, or (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

         "Closing Date" means the first date all the conditions precedent in
          ------------
Section 4.01 are satisfied or waived in accordance with Section 4.01 (or, in
------------                                            ------------
the case of Section 4.01(b), waived by the Person entitled to receive the
            ---------------
applicable payment).

         "Code" means the Internal Revenue Code of 1986 and all regulations
          ----
issued pursuant thereto.

         "Co-Documentation Agents" means US Bank and The Bank of Nova Scotia
          -----------------------
in their respective capacities as co-documentation agents under any of the Loan Documents.

         "Commercial L/C Sublimit" means an amount equal to the lesser of
          -----------------------
(i) the Dollar Equivalent Amount of Aggregate Commitments and (ii) $175,000,000. The Commercial L/C Sublimit is part of, and not in addition to, the Aggregate Commitments.

         "Commitment" means, as to each Lender, its obligation to (a) make
          ----------
Revolving Loans to the Borrower pursuant to Section 2.01, and (b) purchase
                                            ------------
participations in L/C Obligations, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01, as such amount may be increased, reduced or
                 -------------
adjusted from time to time pursuant to Section 2.13 or otherwise in
                                       ------------
accordance with this Agreement.

         "Compliance Certificate" means a certificate substantially in the
          ----------------------
form of Exhibit C.
        ---------

         "Consolidated EBITDA" means, for any period, for the Borrower and
          -------------------
its Subsidiaries on a consolidated basis, an amount equal to the sum of (a) Consolidated Net Income, (b)

Consolidated Interest Charges, (c) the amount of taxes, based on or measured by income, used or included in determining such Consolidated Net Income, (d) the amount of depreciation and amortization expense deducted in determining such Consolidated Net Income, and (e) the amount of any extraordinary charges resulting from the closing of manufacturing and distribution facilities and termination of licenses incurred during such period to the extent deducted in computing Consolidated Net Income for such period, calculated in accordance with GAAP, in each case subject to Acquisition Adjustments; provided, however, the aggregate amount of all extraordinary charges which may be included in the calculation of Consolidated EBITDA under clause (e) shall not exceed $15,000,000 in the aggregate for all periods for the term of this Agreement.

         "Consolidated Funded Indebtedness" means, as of any date of
          --------------------------------
determination, for the Borrower and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) Attributable Indebtedness in respect of capital leases, Synthetic Lease Obligations, and Assets Securitizations and (c) without duplication, all Contingent Obligations with respect to Indebtedness of the types specified in subsections (a) and (b) above of Persons other than the Borrower or any Subsidiary. For all purposes hereof, the Consolidated Funded Indebtedness of the Borrower or any Subsidiary shall include the foregoing Indebtedness in (a), (b) and (c) above of any partnership or joint venture (other than a joint venture that is itself a corporation or a limited liability company) in which the Borrower or any Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Borrower or such Subsidiary.

         "Consolidated Interest Charges" means, for any period, for the
          -----------------------------
Borrower and its Subsidiaries on a consolidated basis, the sum of (a) all interest, debt discount, premium payments, commissions, fees, charges and related expenses of the Borrower and its Subsidiaries in connection with Indebtedness (including capitalized interest) or in connection with the deferred purchase price of assets or incurred with respect to any Permitted Securitization Transaction, in each case to the extent treated as interest in accordance with GAAP, (b) the portion of rent expense of the Borrower and its Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP and (c) the amount of payments in respect of Synthetic Lease Obligations and Asset Securitizations that are in the nature of interest (including, with respect to Asset Securitizations, the aggregate discount (net of reserves) from the face value of assets transferred), subject to Acquisition Adjustments.

         "Consolidated Net Income" means, for any period of computation
          -----------------------
thereof, the gross revenues from operations of the Borrower and its Subsidiaries (including payments received by the Borrower and its Subsidiaries of (i) interest income, and (ii) dividends and distributions made in the ordinary course of their businesses by Persons in which investment is permitted pursuant to this Agreement and not related to an extraordinary event), less all operating and non-operating expenses of the Borrower and its Subsidiaries including taxes on income, all determined on a consolidated basis in accordance with GAAP and subject to Acquisition Adjustments; but excluding (for all purposes other than compliance with
Section 7.13(a) hereof) as income: (i) net gains and net losses on the
---------------
sale, conversion or other disposition of capital assets, (ii) net gains and net losses on the acquisition, retirement, sale or other disposition of capital stock and other securities of the Borrower or its Subsidiaries, (iii) net gains on the collection of proceeds of life insurance policies, (iv) any write-up of any asset, and (v) any other net gain or credit of an extraordinary nature as determined in accordance with GAAP.

         "Consolidated Net Tangible Assets" means, as of any date on which
          --------------------------------
the amount thereof is to be determined, the total amount of all assets of the Borrower and its Subsidiaries (less depreciation, depletion and other properly deductible valuation reserves) after deducting, without duplication, the sum of (i) goodwill, patents, trade names, trademarks, copyrights, franchises, experimental expense, organization expense, unamortized debt discount and expense, the excess of cost of shares acquired over book value of related assets and such other assets as are properly classified as "intangible assets" in accordance with GAAP; and (ii) all deferred assets and prepaid expenses (except such prepaid taxes that are properly classified as current assets), including prepaid insurance and prepaid taxes, determined in accordance with GAAP.

         "Consolidated Net Worth" means, as of any date of determination,
          ----------------------
for the Borrower and its Subsidiaries on a consolidated basis, Shareholders' Equity of the Borrower and its Subsidiaries on that date.

         "Contingent Obligation" means, as to any Person, (a) any
          ---------------------
obligation, contingent or otherwise, of such Person guarantying or having the economic effect of guarantying any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation,
(ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation,
(iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring or holding harmless in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guarantying Person in good faith.

         "Continuation" and "Continue" mean, with respect to any Offshore
          ------------       --------
Rate Loan, the continuation of such Offshore Rate Loan as an Offshore Rate Loan in the same available currency on the last day of the Interest Period for such Loan.

         "Contractual Obligation" means, as to any Person, any provision of
          ----------------------
any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

         "Conversion" and "Convert" mean, with respect to any Revolving
          ----------       -------
Loan, the conversion of such Revolving Loan from one Type to another Type, or from one currency to another available currency.

         "Cost of Acquisition" means, with respect to any Acquisition, as at
          -------------------
the date of entering into any agreement therefor, the sum of the following
                                                      ---

(without duplication): (i) the value of the capital stock, warrants or options to acquire capital stock of the Borrower or any Subsidiary to be transferred in connection therewith, (ii) the amount of any cash and fair market value of other property (excluding property described in clause (i) and the unpaid principal amount of any debt instrument) given as consideration, (iii) the amount (determined by using the face amount or the amount payable at maturity, whichever is greater) of any Indebtedness incurred, assumed or acquired by the Borrower or any Subsidiary in connection with such Acquisition, (iv) all additional purchase price amounts in the form of earnouts and other contingent obligations that should be recorded on the financial statements of the Borrower and its Subsidiaries in accordance with GAAP, (v) all amounts paid in respect of covenants not to compete, consulting agreements that should be recorded on financial statements of the Borrower and its Subsidiaries in accordance with GAAP, and other affiliated contracts in connection with such Acquisition, (vi) the aggregate fair market value of all other consideration given by the Borrower or any Subsidiary in connection with such Acquisition, and (vii) out-of-pocket transaction costs for the services and expenses of attorneys, accountants and other consultants incurred in effecting such transaction, and other similar transaction costs so incurred and capitalized in accordance with GAAP.

         "Credit Extension" means each of the following: (a) a Borrowing
          ----------------
and (b) an L/C Credit Extension.

         "Debtor Relief Laws" means the Bankruptcy Code of the United States
          ------------------
of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States of America or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

         "Default" means any event or circumstance that, with the giving of
          -------
any notice, the passage of time, or both, would be an Event of Default.

         "Default Rate" means an interest rate equal to (a) the Base Rate
          ------------
or, with respect to Obligations denominated in an Offshore Currency, the Offshore Base Rate, as applicable, plus (b) 2% per annum; provided, however,
                                   ----                   --------  -------
that with respect to an Offshore Rate Loan, until the end of the Interest Period during which the Default Rate is first applicable, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Margin) otherwise applicable to such Loan plus 2% per annum, and thereafter as set forth in (a) above, in each case to the fullest extent permitted by applicable Laws.

         "Deferred Pension Plan Tax Liability" means the amount of the
          -----------------------------------
deferred tax liability of up to $39,000,000 paid by the Borrower in connection with the termination of the Kellwood Company Pension Plan of the Borrower.

         "Designated Subsidiary" means any of the Subsidiaries set forth on
          ---------------------
Schedule 1.02 hereto and any additional Subsidiaries which the Borrower may
-------------
hereafter designate in writing to the Administrative Agent and the Lenders.

         "Disposition" or "Dispose" means the sale, transfer, license or
          -----------      -------
other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

         "Dollar" and "$" means lawful money of the United States of
          ------       -
America.

         "Dollar Equivalent Amount" means, at any time, (a) with respect to
          ------------------------
any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Offshore Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the applicable Revaluation
Date) for the purchase of Dollars with such Offshore Currency.

         "Eligible Accounts" means the Accounts of the Borrower and its
          -----------------
Subsidiaries other than any Account:

                  (a) with respect to which more than 90 days have elapsed since the date of the original invoice therefor or which more than 60 days have elapsed since the original due date;

                  (b) with respect to which any one or more of the following events has occurred to the Account Debtor on such Account: the filing by or against the Account Debtor of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under the bankruptcy, insolvency, or similar laws of the United States, any state or territory thereof, or any foreign jurisdiction, now or hereafter in effect; the institution by or against the Account Debtor of any other type of insolvency proceeding (under the bankruptcy laws of the United States or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, the Account Debtor; the sale, assignment, or transfer of all or any material part of the assets of the Account Debtor; the nonpayment generally by the Account Debtor of its debts as they become due; or the cessation of the business of the Account Debtor as a going concern, or fifty percent (50%) or more of the aggregate Dollar amount of outstanding Accounts owed at such time by the Account Debtor thereon is classified as ineligible under clause (a) above;
                          ----------

                  (c) owed by an Account Debtor which: (i) does not maintain its chief executive office in the United States of America or Canada (other than the Province of Newfoundland); or (ii) is not organized under the laws of the United States of America or Canada or any state or province thereof; or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof; except to the extent that such Account is secured or payable by a letter of credit satisfactory to the Administrative Agent in its discretion;

                  (d) owed by an Account Debtor which is an Affiliate or employee of the Borrower or any Subsidiary;

                  (e) with respect to which either the perfection, enforceability, or validity of a security interest in such Account would be governed by or subject to any federal, state, or local statutory requirements other than those of the UCC;

                  (f) which represents a sale on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis;

                  (g) which is evidenced by a promissory note or other instrument or by chattel paper;

                  (h) which arises out of a sale not made in the ordinary course of the Borrower's or the applicable Subsidiary's business;

                  (i) with respect to which the goods giving rise to such Account have not been shipped and delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by the Borrower or a Subsidiary, and, if applicable, accepted by the Account Debtor, or the Account Debtor revokes its acceptance of such goods or services;

                  (j) owed by an Account Debtor whose debt is not rated or is rated lower than BBB or Baa2 by S&P or Moody's, respectively, and which is obligated to the Borrower or any Subsidiary respecting Accounts the aggregate unpaid balance of which exceeds fifteen percent (15%) of the aggregate unpaid balance of all Accounts owed to the Borrower or any Subsidiary at such time by all of the Borrower's and its Subsidiaries' Account Debtors, but only to the extent of such excess; or

                  (k) which is subject to a security interest in favor of any Person other than KFR in connection with the Factoring Program or which is transferred in connection with any Asset Securitization.

If any Account at any time ceases to be an Eligible Account, then such Account shall promptly be excluded from the calculation of Eligible Accounts.

         "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a
          -----------------
Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) each Agent and the Required L/C Issuers, and (ii) unless (A) such Person is taking delivery of an assignment in connection with physical settlement of a credit derivative transaction or (B) a Default or Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that
                                                      --------
notwithstanding the foregoing, "Eligible Assignee" shall not include the Borrower or any of the Borrower's Affiliates or Subsidiaries.

         "Eligible Inventory" means all Inventory:
          ------------------

                  (a) that is owned by the Borrower or its Subsidiaries;

                  (b) with respect to which the validity, perfection and enforcement of a security interest would be governed solely by the UCC and which is not subject to any other Lien whatsoever;

                  (c) that consists of finished goods generally made available for sale by the Borrower and its Subsidiaries in the ordinary course of business;

                  (d) that is in good condition, is merchantable and is salable at prices approximating at least cost in the normal course of the Borrower's and its Subsidiaries' business;

                  (e) that is located inside the United States of America or Canada;

                  (f) that, if in-transit from vendors or suppliers, has the support of a commercial or documentary letter of credit issued by an established financial institution regularly engaged in the issuance of such letters of credit; and

                  (g) that is not placed on consignment.

If any Inventory at any time ceases to be Eligible Inventory, such Inventory shall promptly be excluded from the calculation of Eligible Inventory.

         "Eligible Raw Materials Inventory" means Inventory consisting of
          --------------------------------
raw materials which would otherwise constitute Eligible Inventory if it were finished goods. If any Inventory at any time ceases to be Eligible Raw Materials Inventory, such Inventory shall promptly be excluded from the calculation of Eligible Raw Materials Inventory.

         "EMU" means the economic and monetary unit in accordance with the
          ---
Treaty of Rome of 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992, and the Amsterdam Treaty of 1998, as amended from time to time.

         "EMU Legislation" means legislative measures of the European
          ---------------
Council (including without limitation European Council regulations) for the introduction of, changeover to or operation of a single or unified European currency (whether known as the euro or otherwise), in each case as amended or supplemented from time to time.

         "Environmental Laws" means all Laws relating to environmental
          ------------------
matters applicable to any property.

         "Environmental Liability" means any liability, contingent or
          -----------------------
otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

         "ERISA" means the Employee Retirement Income Security Act of 1974
          -----
and all regulations issued pursuant thereto.

         "ERISA Affiliate" means any trade or business (whether or not
          ---------------
incorporated) under common control with the Borrower within the meaning of
Section 414(b) or (c) of the Code (and

Sections 414(m) and (o) of the Code for purposes of provisions relating to
Section 412 of the Code).

         "ERISA Event" means (a) a Reportable Event with respect to a
          -----------
Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

         "euro" means the single, lawful currency of the Participating
          ----
Member States introduced in accordance with the EMU Legislation.

         "Eurocurrency Reserve Percentage" means, for any day during any
          -------------------------------
Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Offshore Rate for each outstanding Offshore Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage. The determination of the Eurodollar Reserve Percentage by the Administrative Agent shall be conclusive in the absence of manifest error.

         "Event of Default" means any of the events or circumstances
          ----------------
specified in Article VIII.
             ------------

         "Existing Credit Facility" means that certain Credit Agreement
          ------------------------
dated as of August 31, 1999 among the Borrower, Bank of America, as Administrative Agent, Bank of America Securities LLC, as a Lead Arranger, the other agents party thereto and a syndicate of lenders, as amended.

         "Existing Letters of Credit" means those letters of credit issued
          --------------------------
and outstanding as of the Closing Date under the Existing Credit Facility and individually described on Schedule 1.01.
                              -------------

         "Factoring Program" collectively means: (i) the purchase of
          -----------------
accounts receivable from time to time by KFR from the Borrower and/or certain of its Subsidiaries pursuant to various Receivables Purchase and Sale Agreements dated as of January 31, 2000, as amended or modified from time to time, and (ii) the performance of collection and other services by Kellwood Shared Services Inc., for the benefit of KFR pursuant to various Receivables

Collection and Administrative Services Agreements dated as of January 31, 2000, as amended or modified from time to time.

         "Federal Funds Rate" means, for any day, the rate per annum equal
          ------------------
to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business
                          --------
Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

         "Fixed Charges" means, with respect to Borrower and its
          -------------
Subsidiaries for any period, the sum of, without duplication, (i)
                                 ---
Consolidated Interest Charges during such period, (ii) the principal amount of Consolidated Funded Indebtedness scheduled to be due and payable during such period, and (iii) all Restricted Payments paid during such period, all determined in accordance with GAAP.

         "Fixed Charge Coverage Ratio" means, with respect to the Borrower
          ---------------------------
and its Subsidiaries for any period of four consecutive fiscal quarters taken together as one accounting period, the ratio of (i) Consolidated EBITDA for such period less cash taxes, other than the Deferred Pension Plan Tax Liability, paid during such period to (ii) Fixed Charges for such period.

         "Foreign Lender" has the meaning specified in Section 10.15(a).
          --------------                               ----------------

         "FRB" means the Board of Governors of the Federal Reserve System of
          ---
the United States of America.

         "Fund" means any Person (other than a natural person) that is (or
          ----
will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

         "GAAP" means generally accepted accounting principles set forth in
          ----
the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination, consistently applied.

         "Governmental Authority" means any nation or government, any state
          ----------------------
or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "Hazardous Materials" means all explosive or radioactive substances
          -------------------
or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature, the generation, handling, storage, transportation, disposal, treatment, release, discharge or emission of which is subject to any Environmental Law.

         "Honor Date" has the meaning set forth in Section 2.03(c).
          ----------                               ---------------

         "Hong Kong Dollars" means the official legal currency of Hong Kong.
          -----------------

         "Included Debt" means (i) all Outstanding Amounts, (ii) the
          -------------
aggregate principal amount outstanding under the Senior Notes and (iii) the aggregate principal amount outstanding under all other uncommitted lines of credit entered into by the Borrower or any Subsidiary.

         "Increase Effective Date" has the meaning given to such term in
          -----------------------
Section 2.13.
------------

         "Indebtedness" means, as to any Person at a particular time, all of
          ------------
the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

                  (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

                  (b) all direct or Contingent Obligations of such Person arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments;

                  (c) net obligations under any Swap Contract in an amount equal to the Swap Termination Value thereof;

                  (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

                  (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

                  (f) Attributable Indebtedness related to capital leases, Synthetic Lease Obligations and Asset Securitizations; and

                  (g) all Contingent Obligations of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

         "Indenture" means that certain Indenture dated September 30, 1997
          ---------
by and between The Chase Manhattan Bank, as trustee, and the Borrower, as amended, supplemented or restated from time to time, pursuant to which certain debt securities have been issued by the Borrower.

         "Indemnified Liabilities" has the meaning set forth in Section 10.05.
          -----------------------                               -------------

         "Indemnitees" has the meaning set forth in Section 10.05.
          -----------                               -------------

         "Interbank Offered Rate" has the meaning therefor set forth in the
          ----------------------
definition of Offshore Rate.

         "Interest Payment Date" means, (a) as to any Offshore Rate Loan,
          ---------------------
the last day of the relevant Interest Period, any date that such Loan is prepaid or, with respect to an Offshore Rate Loan, Converted, in whole or in part, and the Maturity Date; provided, however, that if any Interest Period
                             --------  -------
for an Offshore Rate Loan exceeds three months, interest shall also be paid on the Business Day which falls every three months after the beginning of such Interest Period; and (b) as to any Base Rate Loan, the last Business Day of each April, July, October and January and the Maturity Date; provided, further, that interest accruing at the Default Rate shall be
--------  -------
payable from time to time upon demand of Administrative Agent.

         "Interest Period" means for each Offshore Rate Loan, initially, the
          ---------------
period commencing on the date such Offshore Rate Loan is disbursed or (in the case of any Offshore Rate Loan) on the date any Loan is Continued as or Converted into an Offshore Rate Loan, and ending, in each case, on the date which is one, two, three or six months thereafter, as selected by the Borrower in its Revolving Loan Notice; provided that:

                  (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of an Offshore Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

                  (ii) any Interest Period pertaining to an Offshore Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                  (iii) no Interest Period shall extend beyond the scheduled Maturity Date.

         "Inventory" means all of the Borrower's and its Subsidiaries' now
          ---------
owned and hereafter acquired inventory, goods and merchandise, wherever located, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, work-in-process, finished goods (including embedded software), other materials and supplies of any kind, nature or description which are used or consumed in the Borrower's and its Subsidiaries' business or used in connection with the packing, shipping, advertising, selling or finishing of such goods, merchandise, and all documents of title or other documents representing them.

         "Investment" means, as to any Person, any acquisition or investment
          ----------
by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, guaranty of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, but including, when actually invested, subsequent amounts of Investments in the same Person, whether pursuant to earnouts or other contractual obligations, or otherwise.

         "IP Rights" has the meaning set forth in Section 5.16.
          ---------                               ------------

         "IRS" means the United States Internal Revenue Service and any
          ---
successor governmental agency performing a similar function.

         "Japanese Yen" means the official legal currency of Japan.
          ------------

         "KFR" means Kellwood Financial Resources, Inc., a Tennessee
          ---
 corporation and wholly-owned Subsidiary of the Borrower.

         "Laws" means, collectively, all international, foreign, Federal,
          ----
state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

         "L/C Advance" means, with respect to each Lender, such Lender's
          -----------
funding in Dollars of its participation in any L/C Borrowing in accordance with its Pro Rata Share as set forth in Section 2.03(c).
                                        ---------------

         "L/C Borrowing" means an extension of credit in Dollars resulting
          -------------
from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing.

         "L/C Credit Extension" means, with respect to any Letter of Credit,
          --------------------
the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

         "L/C Issuer" means the Principal L/C Issuer, JPMorgan Chase Bank,
          ----------
The Bank of Nova Scotia, US Bank and Bank One, NA and such other Lender designated as an L/C Issuer pursuant to Section 2.03(l) or Section 9.09, in
                                        ---------------    ------------
its respective capacity as issuer of Letters of Credit hereunder.

         "L/C Obligations" means, as at any date of determination, the
          ---------------
aggregate undrawn face amount of all outstanding Letters of Credit plus the
                                                                   ----
aggregate of all Unreimbursed Amounts, including all L/C Borrowings, expressed as a Dollar Equivalent Amount.

         "Lender" has the meaning specified in the introductory paragraph
          ------
hereto and, as the context requires, includes any L/C Issuer.

         "Lending Office" means, as to any Lender, the office or offices of
          --------------
such Lender described as such on Schedule 10.02, or such other office or
                                 --------------
offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

         "Letter of Credit" means any letter of credit issued hereunder and
          ----------------
shall include the Existing Letters of Credit. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

         "Letter of Credit Application" means an application and agreement
          ----------------------------
for the issuance or amendment of a letter of credit in the form from time to time in use by an L/C Issuer and any electronic application for a letter of credit made through an electronic letter of credit system established by an L/C Issuer.

         "Letter of Credit Expiration Date" means the day that is seven days
          --------------------------------
prior to the scheduled Maturity Date (or, if such day is not a Business Day, the next preceding Business Day).

         "Leverage Ratio" means, as of any date of determination, for the
          --------------
Borrower and its Subsidiaries on a consolidated basis, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA for the period of the four consecutive fiscal quarters ending on or most recently ended prior to such date.

         "Lien" means any mortgage, pledge, hypothecation, assignment,
          ----
deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable Laws of any jurisdiction) of or in property securing any obligation to, or a claim by a Person other than the owner of such property, whether statutory, by contract or otherwise, including the interest of a purchaser of accounts receivable.

         "Loan" means an extension of credit by a Lender to the Borrower
          ----
under Article II in the form of a Revolving Loan.
      ----------

         "Loan Documents" means this Agreement, each Note, the Subordination
          --------------
Agreement, each Request for Credit Extension, each Letter of Credit Application and each Compliance Certificate, and all other instruments and documents heretofore or hereafter executed or delivered to or in favor of any Lender or the Administrative Agent in connection with the Loans made and transactions contemplated by this Agreement.

         "Loan Year" means the 365 (or 366) day period ending on the first
          ---------
anniversary of the Closing Date and each 365 (or 366) day period following such date.

         "Material Adverse Effect" means (a) a material adverse change in,
          -----------------------
or a material adverse effect upon, the operations, business, assets, properties, condition (financial or otherwise), liabilities (actual or contingent) or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Borrower to pay or perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower of any Loan Document.

         "Material Lease" means any lease providing for aggregate payments
          --------------
thereunder in any year in excess of $100,000.

         "Material Subsidiary" means: (a) each Subsidiary listed on Schedule
          -------------------                                       --------
5.13 hereto which is designated therein as a "Material Subsidiary"; (b) any
----
Subsidiary that the Borrower designates as a "Material Subsidiary" by updating Schedule 5.13 hereto in a written notice delivered (which may be by
         -------------
facsimile transmission) to the Agent from time to time; and (c) any Subsidiary which is acquired or created or party to a merger or some other corporate reorganization or otherwise acquires all or substantially all of the assets of another Person following the Closing Date and meets any of the following conditions:

                  (i) the assets of such Subsidiary (valued at the greater of book or fair market) as at the end of the immediately preceding fiscal year exceed $1,000,000,

                  (ii) the aggregate sum of all assets (valued at the greater of book or fair market) of such Subsidiary, when combined with the assets of all other Subsidiaries which do not otherwise qualify as "Material Subsidiaries" under this definition, exceeds $1,000,000, or

                  (iii) the portion of Consolidated Net Income of the Borrower and its Subsidiaries which were contributed by such Subsidiary during the immediately preceding fiscal year exceeds $1,000,000.

         "Maturity Date" means (a) April 30, 2005, or (b) such earlier date
          -------------
upon which the Aggregate Commitments may be terminated in accordance with the terms hereof.

         "Moody's" means Moody's Investors Service, Inc. and any successor
          -------
thereto.

         "Multiemployer Plan" means any employee benefit plan of the type
          ------------------
described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding three calendar years, has made or been obligated to make contributions.

         "Net Amount of Eligible Accounts" means, at any time, the gross
          -------------------------------
amount of Eligible Accounts less sales, excise or similar taxes, and less returns, discounts, claims, credits and allowances accrued rebates, offsets, deductions, counterclaims, disputes and other defenses of any nature at any time issued, owing, granted, outstanding, available or claimed.

         "Non-Equity Consideration" means all consideration paid in
          ------------------------
connection with an Acquisition other than capital stock, warrants or options to acquire capital stock of the Borrower or any Subsidiary to be transferred in connection with an Acquisition.

         "Notes" means, collectively, the Revolving Loan Notes.
          -----

         "Obligations" means all advances to, and debts, liabilities,
          -----------
obligations, covenants and duties of the Borrower arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by participation or assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest that accrues after the commencement by or against the Borrower or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding.

         "Offshore Base Rate" means, for any day, the rate of interest, plus
          ------------------
a margin, if any, offered by the Administrative Agent generally with respect to a specified Offshore Currency for overnight borrowings in the applicable Offshore Currency.

         "Offshore Currency" means each of Japanese Yen, euro, and Hong Kong
          -----------------
Dollars and any other freely available currency notified to the Administrative Agent upon not less than ten (10) Business Days prior written notice that in the opinion of all the Lenders, in their sole discretion, is freely traded at such time in offshore interbank foreign exchange markets and is freely transferable and convertible into Dollars in the United States currency market; provided, however, selection of the British pounds sterling or any other currency pursuant to which any lender is required to comply with the relevant requirements of the Bank of England and the Financial Services Authority of the United Kingdom as an Offshore Currency shall require an amendment hereto in form and substance acceptable to the Administrative Agent and the Required Lenders obligating the Borrower to compensate the Lenders for additional costs incurred in connection therewith.

         "Offshore Currency Equivalent Amount" means, at any time, (a) with
          -----------------------------------
respect to any amount denominated in an Offshore Currency, such amount, and
(b) with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Offshore Currency as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the applicable Revaluation Date) for the purchase of such Offshore Currency with Dollars.

         "Offshore Currency Loan" means each Revolving Loan denominated in
          ----------------------
an Offshore Currency.

         "Offshore Currency L/C" means Letter of Credit denominated in an
          ---------------------
Offshore Currency.

         "Offshore Currency Sublimit" means an amount equal to the lesser of
          --------------------------
the Dollar Equivalent Amount of the Aggregate Commitments and $25,000,000.

         "Offshore Rate" means for any Interest Period with respect to any
          -------------
Offshore Rate Loan, a rate per annum determined by Administrative Agent pursuant to the following formula:

                                Interbank Offered Rate
        Offshore Rate = --------------------------------------
                        1.00 - Eurocurrency Reserve Percentage

                  Where "Interbank Offered Rate" means, for such Interest
                         ----------------------
         Period:

                  (i) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                  (ii) if the rate referenced in the preceding subsection
         (i) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                  (iii) if the rates referenced in the preceding subsections
         (i) and (ii) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in the relevant currency for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Offshore Rate Loan being made, Continued or Converted by Bank of America in its capacity as a Lender and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch or London Affiliate to major banks in the applicable offshore Dollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period.

         The determination of the Offshore Rate by the Administrative Agent shall be conclusive in the absence of manifest error.

         "Offshore Rate Loan" means a Revolving Loan bearing interest at a
          ------------------
rate based on the Offshore Rate and includes all Offshore Currency Loans.

         "Organization Documents" means, (a) with respect to any
          ----------------------
corporation, the certificate or articles of incorporation and the bylaws;
(b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation with the secretary of state or other department in the state of its formation and all certificates and articles issued thereto by such secretary of state or other department, in each case as amended from time to time.

         "Other Taxes" has the meaning therefor set forth in Section 3.01(b).
          -----------                                        ---------------

         "Outstanding Amount" means (i) with respect to Revolving Loans on
          ------------------
any date, the Dollar Equivalent Amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Loans occurring on such date; and
(ii) with respect to any L/C Obligations on any date, the Dollar Equivalent Amount of the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the Dollar Equivalent Amount of the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

         "Overnight Rate" means, for any day, (a) with respect to any amount
          --------------
denominated in Dollars, the Federal Funds Rate and (b) with respect to any amount denominated in an Offshore Currency, the rate of interest per annum at which overnight deposits in the applicable Offshore Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America in the applicable interbank market for such currency to major banks in such interbank market.

         "Participating Member State" means each state so described in EMU
          --------------------------
Legislation.

         "Participant" has the meaning specified in Section 10.07(d).
          -----------                               ----------------

         "PBGC" means the Pension Benefit Guaranty Corporation.
          ----

         "Pension Plan" means any "employee pension benefit plan" (as such
          ------------
term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

         "Permitted Acquisition" means (a) the ABC Childrenswear Acquisition
          ---------------------
and (b) any other Acquisition effected with the consent and approval of the board of directors or other applicable governing body of the Person being acquired, and with the duly obtained approval of such shareholders or other holders of equity or other ownership interest as such Person may be required to obtain, so long as in the case of clause (b) above (i) immediately prior to and immediately after the consummation of such Acquisition, no Default or Event of Default has occurred and is continuing, (ii) substantially all of the sales and operating profits generated by such Person (or assets) so acquired or invested are derived from a line or lines of business that are part of, or complimentary, to the business as then conducted by the Borrower and its Subsidiaries, (iii) if the Cost of Acquisition for such Acquisition exceeds $10,000,000, pro forma consolidated historical financial statements of the Borrower and its Subsidiaries as of the end of the most recent fiscal quarter for the four fiscal quarters most recently ended giving effect to such Acquisition are delivered to the Administrative Agent not less than five (5) Business Days prior to the consummation of such Acquisition, together with a certificate of a Responsible Officer demonstrating pro forma compliance with Section
                                                                 -------
7.13 after giving effect to such Acquisition and (iv) if any part of the
----
Cost of Acquisition is paid in Non-Equity Consideration, (A) after giving pro forma effect to such Acquisition, the Leverage Ratio as of the last day of the fiscal quarter ended most recently prior to the date of consummation of such Acquisition shall be less than (1) if such Acquisition is consummated during the first Loan Year following the Closing Date, 3.20 to
1.00 and (2) if such Acquisition is consummated after the first Loan Year following the Closing Date, 3.00 to 1.00 and (B) the total Non-Equity Consideration paid in connection with such Acquisition when aggregated with the Non-Equity Consideration component of all consideration paid in connection with all other Permitted Acquisitions consummated during the Loan Year in which such Acquisition is consummated shall not exceed (1) during the first Loan Year following the Closing Date, $75,000,000 and (2) during any Loan Year thereafter, the sum of $75,000,000 plus 50% of the Permitted Carryover Amount for the immediately prior Loan Year.

         "Permitted Capital Stock Repurchase" means repurchases by the
          ----------------------------------
Borrower of its capital stock for aggregate consideration not in excess of $3,000,000 in connection with the exercise by employees of options granted pursuant to incentive stock option plans approved by the Board of Directors of the Borrower.

         "Permitted Carryover Amount" means, for any Loan Year, an amount,
          --------------------------
if positive, equal to $75,000,000 less the aggregate amount of all cash paid as Costs of Acquisition in connection with Permitted Acquisitions consummated during such Loan Year.

         "Permitted Securitization Transaction" means any Asset
          ------------------------------------
Securitization pursuant to Standard Securitization Undertakings providing working capital financing on terms that are more favorable to the Borrower and its Subsidiaries than would otherwise be available at that time; provided, (i) the Borrower and/or its Subsidiaries enters into such transaction or series of transactions with a Lender or an Affiliate thereof or a conduit administered thereby, and (ii) the obligations owed to third parties (including the net investment of such third parties in the assets transferred) with respect to such transaction shall not exceed $75,000,000 at any one time.

         "Person" means any natural person, corporation, limited liability
          ------
company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

         "Plan" means any "employee benefit plan" (as such term is defined
          ----
in Section 3(3) of ERISA) established by the Borrower or any ERISA
Affiliate.

         "Principal L/C Issuer" means Bank of America.
          --------------------

         "Pro Rata Share" means, with respect to each Lender, the percentage
          --------------
(carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender's Commitment, which as of the Closing Date is set forth opposite the name of such Lender on Schedule 2.01, as such percentage
                                          -------------
may be adjusted as contemplated herein; provided that if the Aggregate
                                        --------

Commitments have been terminated at such time, then the Pro Rata Share of each Lender shall be (x) with respect to the distribution of payments to such Lender, the percentage (carried out to the ninth decimal place) of the aggregate Outstanding Amount that is held by such Lender (with the aggregate amount of each Lender's funded participations in L/C Obligations being deemed "held" by such Lender for this purpose), and (y) for all other purposes, determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to Section 10.07.
                             -------------

         "Register" has the meaning set forth in Section 10.07(c).
          --------                               ----------------

         "Regulation U" means Regulation U of the FRB.
          ------------

         "Reportable Event" means any of the events set forth in Section
          ----------------
4043(c) of ERISA, other than events for which the 30-day notice period has been waived.

         "Request for Credit Extension" means (a) with respect to a
          ----------------------------
Borrowing, Conversion or Continuation of Revolving Loans, a Revolving Loan Notice, and (b) with respect to an L/C Credit Extension, a Letter of Credit Application.

         "Required L/C Issuers" means, as of any date of determination, L/C
          --------------------
Issuers having issued Letters of Credit with an aggregate outstanding Dollar Equivalent Amount available to be drawn thereon of more than 50% of the aggregate Dollar Equivalent Amount available to be drawn on all outstanding Letters of Credit of all L/C Issuers.

         "Required Lenders" means, as of any date of determination, Lenders
          ----------------
whose Voting Percentages aggregate more than 50% of the Voting Percentages of all Lenders.

         "Responsible Officer" means, with respect to all certificates and
          -------------------
financial matters hereunder, President, Chief Executive Officer, and Chief Financial Officer of the Borrower (the "Principal Responsible Officers") and, with respect to all notices (including Requests for Credit Extensions) and other matters hereunder, any Principal Responsible Officer, the Vice President Controller, Vice President Treasurer or General Counsel of the Borrower or any other officer expressly designated by the Board of Directors of the Borrower (or the appropriate committee thereof) or a Principal Responsible Officer as a Responsible Officer of the Borrower, as set forth from time to time in a certificate in the form of Exhibit G. Any document
                                                  ---------
delivered hereunder that is signed by a Responsible Officer of the Borrower shall be conclusively presumed to have been authorized by all necessary corporate and/or other action on the part of the Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Borrower.

         "Restricted Payment" means any dividend or other distribution
          ------------------
(whether in cash, securities or other property) with respect to any capital stock or other equity interest of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other equity interest or of any option, warrant or other right to acquire any such capital stock or other equity interest; provided, however,
                                                         --------  -------
no Permitted Capital Stock Repurchase shall constitute a Restricted Payment hereunder.

         "Revaluation Date" means with respect to Outstanding Amounts
          ----------------
denominated in an Offshore Currency, each of the following with respect to such Offshore Currency: (a) the date a Request for Credit Extension is delivered to the Administrative Agent with respect to each Credit Extension issued or advanced that results in such Outstanding Amount, (b) each date on which any such Outstanding Amount is due, (c) the last day of the relevant Interest Period, any date that such Credit Extension is prepaid or, with respect to an Offshore Rate Loan, Converted, in whole or in part, and the Maturity Date, (d) the Honor Date with respect to any Letter of Credit denominated in an Offshore Currency, (e) each date of an amendment of any such Letter of Credit denominated in an Offshore Currency having the effect of increasing the amount thereof, (f) each effective date of renewal of an Auto-Renewal Letter of Credit pursuant to Section 2.03(b)(iii), (g) any date
                                          --------------------
on which an L/C Borrowing is deemed to have been made with respect to a Letter of Credit denominated in an Offshore Currency, (h) each Increase Effective Date and (i) any additional and more frequent dates as Administrative Agent in its sole discretion may, or at the direction of the Required Lenders shall, select from time to time.

         "Revolving Loan" means a Base Rate Loan or an Offshore Rate Loan
          --------------
made to the Borrower by a Lender in accordance with its Pro Rata Share pursuant to Section 2.01, except as otherwise provided herein.
            ------------

         "Revolving Loan Note" means a promissory note made by the Borrower
          -------------------
in favor of a Lender evidencing Revolving Loans made by such Lender, substantially in the form of Exhibit B.
                             ---------

         "Revolving Loan Notice" means a notice of (a) a Borrowing, (b) a
          ---------------------
Conversion of Revolving Loans, or (c) a Continuation of Revolving Loans as the same Type and currency, pursuant to Section 2.02(a), which, if in
                                        ---------------
writing, shall be substantially in the form of Exhibit A.
                                               ---------

         "S&P" means Standard & Poor's Ratings Services, a division of The
          ---
McGraw-Hill Companies, Inc. and any successor thereto.

         "Same Day Funds" means (a) with respect to disbursements and
          --------------
payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Offshore Currency, same day or other funds as may be determined by the Administrative Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Offshore Currency.

         "Securitization Entity" means a wholly-owned Subsidiary (or another
          ---------------------
Person in which the Borrower or any Subsidiary of the Borrower makes an Investment and to which the Borrower or any Subsidiary of the Borrower transfers accounts receivable and related assets) that engages in no activities other than in connection with the financing of accounts receivable and that is designated by the Board of Directors of the Borrower (as provided below) as a Securitization Entity, (i) no portion of the Indebtedness (contingent or otherwise) of which (a) is guaranteed by the Borrower or any Subsidiary of the Borrower other than pursuant to Standard Securitization Undertakings, (b) is recourse to or obligates the Borrower or any Subsidiary of the Borrower in any way other than pursuant to Standard Securitization

Undertakings or (c) subjects any property or asset of the Borrower or any Subsidiary of the Borrower, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (ii) with which neither the Borrower nor any Subsidiary of the Borrower has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Borrower or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Borrower, other than fees payable in the ordinary course of business in connection with servicing receivables of such entity, and (iii) to which neither the Borrower nor any Subsidiary of the Borrower has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of the Borrower shall be evidenced to the Administrative Agent by filing with the Administrative Agent a certified copy of the resolution of the Board of Directors of the Borrower giving effect to such designation and a certificate of a Responsible Officer certifying that such designation complied with the foregoing conditions.

         "Senior Notes" means (a) the outstanding senior notes of the
          ------------
Borrower issued pursuant to the Senior Note Documents and (b) any other private placement notes issued after the Closing Date by the Borrower to the extent such notes or the Senior Note Documents pursuant to which such notes are issued contain terms that limit the ability (i) of the Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on Accounts or Inventory as security for the Obligations or (ii) of any Subsidiary to guaranty payment or, otherwise incur a Contingent Obligation with respect to, the Obligations, in each case under clauses (i) and (ii) above, without providing ratable security or the provision of guaranties, as applicable, to the holders of such notes.

         "Senior Note Documents" means (i) the Kellwood Company $30,000,000
          ---------------------
10.77% Notes Due 2002 issued pursuant to that certain Note Purchase Agreement dated December 1, 1987, (ii) the Kellwood Company Note Agreement Dated December 15, 1989 re: $25,000,000 9.14% Senior Notes, Series A, Due December 1, 2004; $15,000,000 9.25% Senior Notes, Series B, Due December 1, 2004; $5,000,000 9.08% Senior Notes, Series C, Due December 1, 1999; $5,000,000 9.03% Senior Notes, Series D, Due December 1, 1998; $5,000,000
9.04% Senior Notes, Series E, Due December 1, 1997; $5,000,000 9.04% Senior Notes, Series F, Due December 1, 1996, (iii) each of the Kellwood Company Note Agreements dated July 1, 1993 re: $5,000,000 5.34% Senior Notes, Series A, Due December 1, 1996; $5,000,000 6.90% Senior Notes, Series B, Due September 1, 2001; $10,000,000 7.08% Senior Notes, Series C, Due December 1, 2002; $20,000,000 7.30% Senior Notes, Series D, Due December 1, 2003; and $20,000,000 6.90% Senior Notes, Series E, Due September 1, 2005, and (iv) each other note purchase agreement or similar document entered into after the Closing Date by the Borrower for the issuance of Senior Notes. Certain senior notes referenced in the titles of the documents named above have been repaid and are no longer outstanding.

         "Shareholders' Equity" means, as of any date of determination for
          --------------------
the Borrower and its Subsidiaries on a consolidated basis, shareholders' equity as of that date determined in accordance with GAAP.

         "Special Notice Currency" means, at any time, an Offshore Currency,
          -----------------------
other than the currency of Japan or of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.

         "Spot Rate" for a currency means the rate quoted by Bank of America
          ---------
as the spot rate for the purchase by Bank of America of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m., New York time, on the date two Business Days prior to the date on which the foreign exchange transaction is made.

         "Standard Securitization Undertakings" means representations,
          ------------------------------------
warranties, covenants and indemnities entered into by the Borrower or any Subsidiary of the Borrower that are reasonably customary in accounts receivable securitization transactions.

         "Standby L/C Sublimit" means an amount equal to the lesser of (i)
          --------------------
the Dollar Equivalent Amount of Aggregate Commitments and (ii) $15,000,000. The Standby L/C Sublimit is part of, and not in addition to, the Aggregate Commitments.

         "Subordination Agreement" means the Subordination Agreement
          -----------------------
delivered by the Borrower and each of its Subsidiaries (other than KFR) on the Closing Date in the form of Exhibit H, as from time to time amended, supplemented or replaced.

         "Subsequent Participant" means each country that adopts the euro as
          ----------------------
its lawful currency after January 1, 1999.

         "Subsidiary" of a Person means a corporation, partnership, joint
          ----------
venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Borrower.

         "Swap Contract" means (a) any and all rate swap transactions, basis
          -------------
swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any
                                        ----------------
such obligations or liabilities under any Master Agreement.

         "Swap Termination Value" means, in respect of any one or more Swap
          ----------------------
Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap

Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Lender).

         "Syndication Agent" means JPMorgan Chase Bank in its capacity as
          -----------------
syndication agent under any of the Loan Documents.

         "Synthetic Lease Obligation" means the monetary obligation of a
          --------------------------
Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

         "TARGET Business Day" means any day on which the Trans-European
          -------------------
Automated Real-time Gross Settlement Express Transfer (TARGET) System (or, if such clearing system ceases to be operative, such other clearing system (if any) determined by the Administrative Agent to be a suitable replacement) is operating.

         "Taxes" has the meaning therefor set forth in Section 3.01(a).
          -----                                        ---------------

         "Threshold Amount" means $5,000,000.
          ----------------

         "Type" means with respect to a Revolving Loan, its character as (i)
          ----
a Base Rate Loan or (ii) an Offshore Rate Loan.

         "Unfunded Pension Liability" means the excess of a Pension Plan's
          --------------------------
benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

         "Unreimbursed Amount" has the meaning set forth in Section 2.03(c)(i).
          -------------------                               ------------------

         "Value" means the lesser of cost (on a first-in, first-out basis)
          -----
or fair market value.

         "Voting Percentage" means, as to any Lender, (a) at any time when
          -----------------
the Aggregate Commitments are in effect, such Lender's Pro Rata Share and
(b) at any time after the termination of the Aggregate Commitments, the percentage (carried out to the ninth decimal place) which (i) the sum of (A) the Dollar Equivalent Amount of the Outstanding Amount of such Lender's Revolving Loans, plus (B) such Lender's Pro Rata Share of the Dollar
                 ----
Equivalent Amount of the Outstanding Amount of L/C Obligations, then comprises of (ii) the Dollar Equivalent Amount of the aggregate Outstanding Amount of all Loans and L/C Obligations; provided, however, that if any
                                         --------  -------
Lender has failed to fund any portion of the Revolving Loans, participations in L/C Obligations required to be funded by it hereunder, such Lender's Voting Percentage shall be deemed to be zero, and the respective Pro Rata Shares and Voting Percentages of the other Lenders shall be recomputed for purposes of this definition and the definition of "Required Lenders" without regard to such Lender's Commitment or the Outstanding Amount of its Revolving Loans and L/C Advances, as the case may be.

         1.02 OTHER INTERPRETIVE PROVISIONS. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

         (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

         (b)      (i) The words "herein" and "hereunder" and words of similar
                                 ------       ---------
import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

         (ii) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

         (iii)    The term "including" is by way of example and not limitation.
                            ---------

         (iv)     The term "documents" includes any and all instruments,
                            ---------
documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

         (c) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words
                                  ----         ------------------
"to" and "until" each mean "to but excluding;" and the word "through" means
 --       -----             ----------------                 -------
"to and including."
 ----------------

         (d) Each reference to "basis points" or "bps" shall be interpreted in accordance with the convention that 100 bps = 1.0%.

         (e) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

         1.03 ACCOUNTING TERMS. (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

         (b) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the
Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the
Required Lenders); provided that, until so amended, (i) such ratio or
                   -------- ----
requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

         (c) With respect to any Acquisition consummated on or after the Closing Date, the following shall apply:

                  (i) For each period of four fiscal quarters of the Borrower ending next following the date of any Acquisition, Consolidated EBITDA shall include the results of operations of the Person or assets so acquired on a historical pro forma basis, and which amounts may include such adjustments as are permitted under Regulation S-X of the Securities and Exchange Commission and reasonably satisfactory to the Administrative Agent;

                  (ii) For each period of four fiscal quarters of the Borrower ending next following the date of each Acquisition, Fixed Charges shall include the Consolidated Interest Charges incurred in connection with the principal amount of Consolidated Funded Indebtedness scheduled to be due and payable by, and all Restricted Payments paid by, the Person or assets so acquired during such period, which amounts shall be determined on a historical pro forma basis; provided, however, Consolidated Interest Charges shall be
                --------  -------
         adjusted on a historical pro forma basis to (i) eliminate interest expense accrued during such period on any Indebtedness repaid in connection with such Acquisition and (ii) include interest expense on any Indebtedness (including Indebtedness hereunder) incurred, acquired or assumed in connection with such Acquisition ("Incremental Debt") calculated (A) as if all such Incremental Debt had been incurred as of the first day of such Four-Quarter Period and (B) at the following interest rates: (I) for all periods subsequent to the date of the Acquisition and for Incremental Debt assumed or acquired in the Acquisition and in effect prior to the date of Acquisition, at the actual rates of interest applicable thereto, and (II) for all periods prior to the actual incurrence of such Incremental Debt, equal to the rate of interest actually applicable to such Incremental Debt hereunder or under other financing documents applicable thereto as at the end of each affected period of such four fiscal quarters, as the case may be.

         1.04 ROUNDING. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

         1.05 REFERENCES TO AGREEMENTS AND LAWS. Unless otherwise expressly provided herein, (a) references to agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

         1.06     EXCHANGE RATES; CURRENCY EQUIVALENTS.

         (a) The Administrative Agent shall determine the Spot Rates as of each Revaluation Date applicable to any Offshore Currency to be used for calculating Dollar Equivalent Amounts of Credit Extensions and Outstanding Amounts denominated in such Offshore Currency. Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by the Borrower hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency for purposes of the Loan Documents shall be such Dollar Equivalent Amount as so determined by the Administrative Agent.

         (b) Wherever in this Agreement in connection with a Borrowing, Conversion, Continuation or prepayment of a Loan or the issuance of a Letter of Credit, an amount such as a required minimum or multiple amount is expressed in Dollars, but such Borrowing, Loan or Letter of Credit is denominated in an Offshore Currency, such amount shall be the relevant Offshore Currency Equivalent of such Dollar amount (rounded to the nearest 1,000 units of such Offshore Currency), as determined by the Administrative Agent.

         1.07     CHANGES REGARDING THE EURO.

         (a) If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

         (b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect any relevant market conventions or practices relating to the euro. The Administrative Agent may from time to time further modify the terms of, and practices contemplated by, this Agreement with respect to the euro to the extent Administrative Agent determines, in its reasonable discretion, that such modifications are necessary or convenient to reflect new laws, regulations, customs or practices developed in connection with the euro. The Administrative Agent may effect such modifications, and this Agreement shall be deemed so amended, without the consent of the Borrower or the Lenders to the extent such modifications are not materially disadvantageous to the Borrower and Lenders, upon notice thereto.



                                 ARTICLE II

                    THE COMMITMENTS AND CREDIT EXTENSIONS

         2.01 REVOLVING LOANS. Subject to the terms and conditions set forth herein, each Lender severally agrees to make, Convert and Continue Revolving Loans, in Dollars and in

Offshore Currencies to the Borrower from time to time on any Business Day during the period from the Closing Date to the Maturity Date; provided,
                                                              --------
however, that after giving effect to any Borrowing, (a) the Dollar
-------
Equivalent Amount of the aggregate Outstanding Amount of all Loans and L/C Obligations shall not exceed the Aggregate Commitments, (b) the Dollar Equivalent Amount of the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender's Pro Rata Share of the Dollar Equivalent
               ----
Amount of the aggregate Outstanding Amount of all L/C Obligations, shall not exceed such Lender's Commitment, (c) the Dollar Equivalent Amount of the aggregate Outstanding Amount of all Offshore Currency Loans and L/C Obligations issued or outstanding in an Offshore Currency shall not exceed the Offshore Currency Sublimit and (d) the aggregate Dollar Equivalent
Amount of all Included Debt shall not exceed the Borrowing Base calculated as of the date of the most recently delivered Borrowing Base Certificate. Within the limits of each Lender's Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01,
                                                                ------------
prepay under Section 2.04, and reborrow under this Section 2.01.
             ------------                          ------------
Revolving Loans may be Base Rate Loans or Offshore Rate Loans, as further provided herein.

         2.02     BORROWINGS, CONVERSIONS AND CONTINUATIONS OF REVOLVING LOANS.

         (a) Each Borrowing, each Conversion of Revolving Loans, and each Continuation of Revolving Loans shall be made upon the Borrower's irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m., New York time, London time or Tokyo time, as applicable depending on the applicable currency, (i) three Business Days prior to the requested date of any Borrowing of, Conversion to or
Continuation of Offshore Rate Loans denominated in Dollars, (ii) four
Business Days prior to the requested date of any Borrowing of or
Continuation of an Offshore Currency Loan, (iii) five Business Days prior to the requested date of any Borrowing of or Continuation of an Offshore
Currency Loan denominated in any Special Notice Currency, and (iv) on the requested date of any Borrowing of, or Conversion to, Base Rate Revolving Loans. Each such telephonic notice must be confirmed promptly by delivery to the Administrative Agent of a written Revolving Loan Notice, appropriately completed and signed by a Responsible Officer (unless such Revolving Loan Notice is being delivered by the Administrative Agent on behalf of an L/C Issuer pursuant to Section 2.03(c)(i)); provided that the lack of such
                   ------------------   --------
prompt confirmation shall not affect the conclusiveness or binding affect of such telephonic notice. Except as provided in Sections 2.03(c), each
                                              ----------------
Borrowing of, Conversion to or Continuation of Offshore Rate Loans shall be in a principal amount of the Dollar Equivalent Amount of $5,000,000 or a whole multiple of the Dollar Equivalent Amount of $1,000,000 in excess thereof. Each Borrowing of or Conversion to Base Rate Revolving Loans shall be in a principal amount of the Dollar Equivalent Amount of $500,000 or a whole multiple of the Dollar Equivalent Amount of $100,000 in excess thereof. Each Revolving Loan Notice (whether telephonic or written) shall be substantially in the form of Exhibit A attached hereto. If the Borrower
                             ---------
fails to specify a currency in a Revolving Loan Notice requesting a
Borrowing, then the Revolving Loans so requested shall be made in Dollars.
If the Borrower fails to specify a Type of Revolving Loan in a Revolving
Loan Notice or if the Borrower fails to give a timely notice requesting a Conversion or Continuation, then the applicable Revolving Loans shall, subject to the last sentence of this Section 2.02(a), be made or Continued
                                     ---------------
as, or Converted to, Base Rate Loans; provided, however that in the case of
                                      --------  -------
a failure to timely request a Continuation of an Offshore Currency Loan, such Loan shall be Continued as an Offshore Currency Loan in its original currency with an Interest Period of one month. Any such automatic Conversion to Base Rate Loans, and automatic Continuation of an Offshore Currency Loan, shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Offshore Rate Loans. If no timely notice of a Conversion or Continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic Conversion to Base Rate Loans or Continuation of Offshore Currency Loans, respectively. If the Borrower requests a Borrowing of, Conversion to, or Continuation of Offshore Rate Loans in any such Revolving Loan Notice, whether requested in Dollars or in an Offshore Currency, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. No Revolving Loan may be Converted into or Continued as a Revolving Loan denominated in a different currency than as originally borrowed, but instead must be prepaid in the original currency of such Loan and reborrowed in such different currency.

         (b) Following receipt of a Revolving Loan Notice requesting a Credit Extension, the Administrative Agent shall promptly notify each Lender of its Pro Rata Share of the applicable Revolving Loans. Following receipt of a Revolving Loan Notice requesting a Credit Extension denominated in an Offshore Currency, the Administrative Agent shall on the next following Business Day notify each Lender of (i) both the Dollar Equivalent Amount and the Offshore Currency Equivalent Amount of its Pro Rata Share and (ii) the aggregate Offshore Currency Equivalent Amount and the Dollar Equivalent Amount of such Extension of Credit and the applicable Spot Rate used by Administrative Agent to determine such Dollar Equivalent Amount. In the case of a Borrowing in Dollars, each Lender shall make the amount of its Revolving Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent's Office not later than 1:00 P.M., New York time, on the Business Day specified in the applicable Revolving Loan Notice. In the case of a Borrowing in an Offshore Currency, each Lender shall make the amount of its Pro Rata Share in such Offshore Currency Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent's Office not later than 1:00 P.M., London time or Tokyo time, as applicable depending on the applicable currency, on the Business Day specified in the applicable Revolving Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit
         ------------
Extension, Section 4.01), the Administrative Agent shall make all funds so
           ------------
received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.

         (c) Except as otherwise provided herein, an Offshore Rate Loan may be Continued or Converted only on the last day of the Interest Period for such Offshore Rate Loan. During the existence of a Default or Event of Default, no Loans may be requested as, Converted into or Continued as Offshore Rate Loans without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then outstanding Offshore Rate Loans in Dollars be Converted immediately to Base Rate Revolving Loans and that any or all of the then outstanding Offshore Currency Loans be prepaid on the last day of the then current Interest Period with respect thereto.

         (d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Offshore Rate Loan upon determination of such interest rate.

The determination of the Offshore Rate by the Administrative Agent shall be conclusive in the absence of manifest error.

         (e) After giving effect to all Borrowings, all Conversions of Revolving Loans from one Type to the other, and all Continuations of Revolving Loans as the same Type, there shall not be more than ten (10) Interest Periods in effect with respect to Revolving Loans.

         2.03     LETTERS OF CREDIT.

         (a)      The Letter of Credit Commitment.
                  -------------------------------

                  (i)      Subject to the terms and conditions set forth herein,
         (A) the Principal L/C Issuer, and upon Acceptance each other L/C Issuer, agrees, in reliance upon the agreements of the other
         Lenders set forth in this Section 2.03, (1) from time to time on
                                   ------------
         any Business Day during the period from the Closing Date until the
         Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or Offshore Currencies for the account of the Borrower or jointly for the account of the Borrower and a Designated Subsidiary, and to renew Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drafts under the Letters of Credit; and (B) the Lenders severally agree to risk participate in Letters of Credit issued for the account of the Borrower or jointly for the account of the
         Borrower and a Designated Subsidiary; provided that no L/C Issuer
                                               --------
         shall be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to risk participate in any Letter of Credit if as of the date of such L/C Credit Extension, (u) the Dollar Equivalent Amount of the aggregate Outstanding Amount of all Loans and L/C Obligations denominated in an Offshore Currency would exceed the Offshore Currency Sublimit at any time, (v) the Dollar Equivalent Amount of the aggregate
         Outstanding Amount of all L/C Obligations and all Loans would exceed the Aggregate Commitments, (w) the Dollar Equivalent Amount
         of the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender's Pro Rata Share of the Dollar Equivalent
                 ----
         Amount of the Outstanding Amount of all L/C Obligations, would exceed such Lender's Commitment, (x) the Dollar Equivalent Amount of the Outstanding Amount of the L/C Obligations attributable to commercial Letters of Credit would exceed the Commercial L/C
         Sublimit, (y) the Dollar Equivalent Amount of the Outstanding
         Amount of all L/C Obligations attributable to standby Letters of Credit would exceed the Standby L/C Sublimit, or (z) the aggregate Dollar Equivalent Amount of all Included Debt would exceed the Borrowing Base calculated as of the date of the most recently delivered Borrowing Base Certificate. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

                  (ii) No L/C Issuer shall be under any obligation to issue any Letter of Credit if:

                           (A) any order, judgment or decree of any
                  Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it;

                           (B) subject to Section 2.03(b)(iii), the expiry
                                          --------------------
                  date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless the Required Lenders have approved such expiry date;

                           (C) the expiry date of such requested Letter of
                  Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date; or

                           (D) the issuance of such Letter of Credit would
                  violate one or more policies of such L/C Issuer.

                  (iii) No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

         (b)      Procedures for Issuance and Amendment of Letters of Credit;
                  -----------------------------------------------------------
Auto-Renewal Letters of Credit.
------------------------------

                  (i) Each Letter of Credit shall be issued or amended, as the case may be, upon (A) the request of the Borrower delivered to the Principal L/C Issuer (with a copy to the Administrative Agent)
         in the form of a Letter of Credit Application and (B) Acceptance by any L/C Issuer other than the Principal L/C Issuer of any Letter of Credit Application. Such Letter of Credit Application must be appropriately completed and signed by a Responsible Officer or conforming with the electronic letter of credit system of the Applicable L/C Issuer, as applicable, and must be received by the Applicable L/C Issuer and the Administrative Agent not later than
         (x) 12:00 noon, New York time, at least two Business Days (or such later date and time as the Applicable L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be, with respect to a Letter of Credit denominated in Dollars; provided,
                                                               --------
         however, that if a request is received via the Applicable L/C
         -------
         Issuer's
         electronic letter of credit system on any Business Day, such Letter of Credit shall be issued on or prior to 5:00 p.m., New York time, the next succeeding Business Day, and (y) 12:00 noon, London time or Tokyo time, as applicable depending on the applicable currency, at least four (4) Business Days (or at such later date and time as the Applicable L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be, with respect to a Letter of Credit denominated in an Offshore Currency. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the Applicable L/C Issuer: (A) whether the Letter of Credit is being requested jointly for the account of the Borrower and a Designated Subsidiary and, if so, the name of such Designated Subsidiary, (B) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (C) the currency thereof (either Dollars or an Offshore Currency); (D) the expiry date thereof; (E) the name and address of the beneficiary thereof; (F) the documents to be presented by such beneficiary in case of any drawing thereunder;
         (G) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (H) such other matters as the Applicable L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the Applicable L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the Applicable L/C Issuer may require.

                  (ii) Promptly after receipt or Acceptance, as applicable, of any Letter of Credit Application, the Applicable L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the Applicable
         L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the Applicable L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted under Section 2.03(a)(i) in terms of any
                                      ------------------
         additional L/C Obligations created thereby, then, subject to the terms and conditions hereof, the Applicable L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the Applicable L/C Issuer's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Applicable L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender's Pro Rata Share times the amount of such Letter of Credit.
               -----

                  (iii) If the Borrower so requests in any applicable Letter of Credit Application, the Applicable L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an "Auto-Extension Letter of Credit"); provided that any such Auto-Extension Letter of Credit must permit the Applicable L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "Nonrenewal Notice Date") in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the Applicable L/C Issuer, the Borrower shall not
         be required to make a specific request to the Applicable L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the Applicable L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that
                                                    --------  -------
         the Applicable L/C Issuer shall not permit any such renewal if (A)
         the Applicable L/C Issuer would have no obligation at such time to issue such Letter of Credit in its extended form under the terms hereof, or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five (5) Business Days before the Nonrenewal Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such renewal or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section
                                                                    -------
         4.02 is not then satisfied. Notwithstanding anything to the
         ----
         contrary contained herein, the Applicable L/C Issuer shall have no obligation to permit the extension of any Auto-Extension Letter of Credit at any time, and in no event shall the expiry date of any Auto-Extension Letter of Credit after any renewal as described herein occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date.

                  (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the Applicable L/C Issuer will also deliver to the Borrower and the Administrative
         Agent a true and complete copy of such Letter of Credit or amendment.

         (c)      Drawings and Reimbursements; Funding of Participations.
                  ------------------------------------------------------

                  (i) Upon any drawing under any Letter of Credit, the Applicable L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than 11:00 a.m., New York time, on the date of any payment by the Applicable L/C Issuer under a Letter of Credit (each such date, an "Honor Date"), the Borrower
                                                 ----------
         shall reimburse the Applicable L/C Issuer in an amount equal to the amount of such drawing and in the currency (either Dollars or applicable Offshore Currency) of such drawing. If the Borrower fails to so reimburse the Applicable L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the Dollar Equivalent Amount and, if such drawing was in an Offshore Currency, the Offshore Currency Equivalent Amount, of the unreimbursed drawing (the "Unreimbursed Amount"), and such Lender's
                                    -------------------
         Pro Rata Share thereof. In such event, the Borrower shall be deemed to have requested a Borrowing to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 or Section 2.03,
                                            ------------    ------------
         for the principal amount of Revolving Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments, the availability of Offshore Currency Loans if the Unreimbursed Amount is denominated in an Offshore Currency, and the conditions set forth in Section 4.02 (other than the delivery of a Revolving Loan
                  ------------
         Notice). Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone
                                ------------------
         if immediately confirmed in writing; provided that the lack of such
                                              --------
         an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                  (ii) Each Lender (including the Lender acting as L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make
                                                   ------------------
         funds available to the Administrative Agent for the account of the Applicable L/C Issuer at the Administrative Agent's Office in the Dollar Equivalent Amount equal to its Pro Rata Share of the Unreimbursed Amount, and in the currency of the drawing resulting in such Unreimbursed Amount, not later than 2:00 p.m., New York time, on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of
         Section 2.03(c)(iii), each Lender that so makes funds available
         --------------------
         shall be deemed to have made a Base Rate Revolving Loan (or an Offshore Currency Loan (having a one-month Interest Period) if an Offshore Currency L/C) to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Applicable L/C Issuer.

                  (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing because the conditions set forth in
         Section 4.02 cannot be satisfied or for any other reason, the
         ------------
         Borrower shall be deemed to have incurred from the Applicable L/C Issuer an L/C Borrowing in the applicable currency in the Dollar Equivalent Amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default
         Rate. In such event, each Lender's payment to the Administrative Agent for the account of the Applicable L/C Issuer pursuant to
         Section 2.03(c)(ii) shall be deemed payment in respect of its risk
         -------------------
         participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its risk participation obligation in such L/C Borrowing under this Section 2.03.
                                                     ------------

                  (iv) Until each Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the
                                  ---------------
         Applicable L/C Issuer for any Unreimbursed Amount drawn under any Letter of Credit, interest in respect of such Lender's Pro Rata Share of such amount shall be solely for the account of the Applicable L/C Issuer.

                  (v) Each Lender's obligation to make Revolving Loans or L/C Advances to reimburse the Applicable L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section
                                                                -------
         2.03(c), shall be absolute and unconditional and shall not be
         -------
         affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Applicable L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to
                        --------  -------
         make Revolving Loans pursuant to this Section 2.03(c) is subject to
                                               ---------------
         the conditions set forth in Section 4.02. Any such reimbursement
                                     ------------
         with the proceeds of Revolving Loans or L/C Advances shall not relieve or otherwise impair the obligation of the Borrower to reimburse the Applicable L/C Issuer for the amount of any payment made by the Applicable L/C Issuer under any Letter of Credit, together with interest as provided herein.

                  (vi) If any Lender fails to make available to the Administrative Agent for the account of the Applicable L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified
                                      ---------------
         in

         Section 2.03(c)(ii), the Applicable L/C Issuer shall be entitled to
         -------------------
         recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Applicable L/C Issuer at a rate per annum equal to the applicable Overnight Rate for three (3) Business Days and thereafter at a rate per annum equal to the Default Rate. A certificate of the Applicable L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

         (d)      Repayment of Participations.
                  ---------------------------

                  (i) At any time after any L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender's L/C Advance in respect of such payment in accordance with
         Section 2.03(c), if the Administrative Agent receives for the
         ---------------
         account of the Applicable L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash
         Collateral applied thereto by the Administrative Agent), or any payment of interest thereon, the Administrative Agent will distribute to such Lender the Dollar Equivalent Amount of its Pro Rata Share thereof in Dollars. In the event the Unreimbursed Amount was incurred in an Offshore Currency, the payment received with respect thereto is in such Offshore Currency, and the Dollar Equivalent Amount of such payment is less than it would have been at the date of such Lender's L/C Advance, the Borrower shall remain liable for payment in Dollars of such deficiency to each Lender notwithstanding the Borrower's tender of payment in the Offshore Currency in which the drawing resulting in the L/C Advance was made.

                  (ii) If any payment received by the Administrative Agent for the account of the Applicable L/C Issuer pursuant to Section
                                                                  -------
         2.03(c)(i) in respect of any drawing on any Letter of Credit is
         ----------
         required to be returned (including pursuant to any settlement entered into by the Administrative Agent in its discretion), each Lender shall pay to the Administrative Agent in Dollars for the account of the Applicable L/C Issuer the Dollar Equivalent Amount
         of its Pro Rata Share thereof on demand of the Administrative
         Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect, and such payment by each Lender shall be deemed to be its L/C
         Advance in such amount pursuant to Section 2.03(c)(iii).
                                            --------------------

         (e)      Obligations Absolute. The obligation of the Borrower to
                  --------------------
reimburse the Applicable L/C Issuer for each drawing under each Letter of Credit, and to repay each L/C Borrowing, shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

                  (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

                  (ii) the existence of any claim, counterclaim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such

         Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Applicable L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

                  (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

                  (iv) any payment by the Applicable L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the Applicable L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

                  (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower.

         The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower's instructions or other irregularity, the Borrower will, as soon as possible but in any event within three Business Days' of receipt thereof, notify the Applicable L/C Issuer of such noncompliance or other irregularity. The Borrower shall be conclusively deemed to have waived any such claim against the Applicable L/C Issuer and its correspondents unless such notice is given as aforesaid.

         (f)      Role of L/C Issuer. Each Lender, the Borrower and each
                  ------------------
Designated Subsidiary agree that, in paying any drawing under a Letter of Credit, the Applicable L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. Neither the Applicable L/C Issuer, any Agent-Related Person nor any of the respective correspondents, participants or assignees of the Applicable L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that
                                                 --------  -------
this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. Neither the Applicable L/C Issuer, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of the Applicable L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however,
                                        ---------------  --------  -------
that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the Applicable L/C Issuer, and the Applicable L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential, special, punitive or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the Applicable L/C Issuer's willful misconduct or gross negligence or the Applicable L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the Applicable L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the Applicable L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

         (g)      Cash Collateral. Upon the request of the Administrative Agent,
                  ---------------
(i) if the Applicable L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrower shall immediately Cash Collateralize the Outstanding Amount of all L/C Obligations plus the Letter of Credit fees payable with respect to such Letter of Credit (calculated at the Applicable Margin then in effect for the period from the date of such cash collateralization until the expiry date of such Letter of Credit) in the applicable currency of such Letter of Credit or drawing thereunder.

         (h)      Applicability of ISP98 and UCP. Unless otherwise expressly
                  ------------------------------
agreed by the Applicable L/C Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance
                                            ---
(including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) shall apply to each commercial Letter of Credit.

         (i)      Letter of Credit Fees. The Borrower shall pay to the
                  ---------------------
Administrative Agent for the account of each Lender in accordance with its Pro Rata Share a Letter of Credit fee (for each day such Letter of Credit remains in effect) for each issued Letter of Credit equal to the Applicable Margin multiplied by the Dollar Equivalent Amount of the actual daily maximum amount available to be drawn under such Letter of Credit. Such fee for each Letter of Credit shall be due and payable on the last Business Day of each April, July, October and January, commencing with the first such date to occur after the issuance of such Letter of Credit, and on the Letter of Credit Expiration Date. If there is any change in the Applicable Margin during any quarter, the actual daily amount of each Letter of Credit shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect.

         (j)      Fronting Fee and Documentary and Processing Charges Payable
                  -----------------------------------------------------------
to L/C Issuers. The Borrower shall pay directly to the Applicable L/C Issuer
--------------
for its own account a fronting fee, separately agreed to with each Applicable L/C Issuer, with respect to each standby Letter of Credit issued by it. In addition, the Borrower shall pay directly to the Applicable L/C Issuer for its own account the negotiated processing fees of the Applicable L/C Issuer relating to letters of credit as from time to time in effect.
Such fees and charges are due and payable on demand and are nonrefundable.

         (k)      Conflict with Letter of Credit Application; Offshore
                  ----------------------------------------------------
Currencies. In the event of any conflict between the terms hereof and the
----------
terms of any Letter of Credit Application, the terms hereof shall control.

         (l)      Designation of Additional L/C Issuers. By written notice from
                  -------------------------------------
the Borrower delivered to the Administrative Agent, the Borrower may from time to time, so long as no Default or Event of Default shall have occurred and be continuing, designate additional Lenders to act as L/C Issuers hereunder, provided that (i) each Lender so designated shall have delivered to the Administrative Agent written notice of its acceptance (which acceptance may be a part of or delivered separate from the notice of designation), (ii) such notice of designation and related acceptance shall be delivered not later than fifteen (15) Business Days prior to the initial issuance of any Letter of Credit by such designated L/C Issuer (except that any designation and acceptance delivered on the Closing Date shall be effective immediately), and (iii) there shall at no time be more than seven
(7) L/C Issuers (including Bank of America or any successor Administrative Agent, in its capacity as L/C Issuer). Without limiting the provisions of
Section 10.07(h), each L/C Issuer so designated hereunder shall continue in
----------------
such capacity until it shall, by written notice delivered to the Administrative Agent and the Borrower, terminate its status as L/C Issuer (which notice shall be effective thirty (30) Business Days following receipt by the Administrative Agent of such notice and consent or such later date as may be specified in such notice); provided that no such termination shall be permitted or effective until all Letters of Credit issued by such L/C Issuer shall have expired or otherwise terminated and all other L/C Obligations with respect to Letters of Credit issued by such L/C Issuer shall have been paid and satisfied in full.

         2.04    PREPAYMENTS.

         (a) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Revolving Loans in whole or in part without premium or penalty; provided that (i) such notice must be
                                    --------
received by the Administrative Agent not later than 12:00 noon, New York time, London time or Tokyo time, as applicable, depending on the applicable currency, (A) three Business Days prior to any date of prepayment of
Offshore Rate Loans denominated in Dollars, (B) four Business Days prior to any date of prepayment of an Offshore Currency Loan denominated in any Offshore Currency, (C) five Business Days prior to any date of prepayment of any Offshore Currency Loan denominated in any Special Notice Currency, and
(D) on the date of prepayment of Base Rate Revolving Loans; (ii) any prepayment of Offshore Rate Loans shall be in a principal amount of the
Dollar Equivalent Amount of $5,000,000 or a
whole multiple of the Dollar Equivalent Amount of $1,000,000 in excess thereof; and (iii) any prepayment of Base Rate Revolving Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Each such notice shall specify the date and amount of such prepayment and the Type(s) and Offshore Currencies, if applicable, of Revolving Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of such Lender's Pro
Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment in the same currency as the Revolving
Loan being prepaid, and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of an Offshore Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. Each such
                                                 ------------
prepayment shall be applied to the Revolving Loans of the Lenders in accordance with their respective Pro Rata Shares.

         (b) If for any reason (i) the Dollar Equivalent Amount of the Outstanding Amount of all Loans and L/C Obligations shall at any time exceed the Aggregate Commitments then in effect, or (ii) if for any reason the aggregate Dollar Equivalent Amount of Included Debt shall at any time exceed the Borrowing Base (determined as of the date of the most recently delivered Borrowing Base Certificate), the Borrower shall immediately prepay Loans and/or Cash Collateralize the L/C Obligations, as it shall select, in an aggregate Dollar Equivalent Amount equal to such excess.

         (c) If the Administrative Agent notifies the Borrower at any time that the Dollar Equivalent Amount of the Outstanding Amount of all Loans and L/C Obligations denominated in any Offshore Currency at the most recent Revaluation Date with respect to such Offshore Currency exceeds the Offshore Currency Sublimit then in effect, the Borrower shall immediately prepay
Loans and/or Cash Collateralize the L/C Obligations, as it shall select, in an aggregate Dollar Equivalent Amount equal to such excess.

         2.05 REDUCTION OR TERMINATION OF COMMITMENTS. The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or permanently reduce the Aggregate Commitments to an amount not less than the then Dollar Equivalent Amount of the aggregate Outstanding Amount of all Loans and L/C Obligations; provided that (i) any such notice
                                         --------
shall be received by the Administrative Agent not later than 11:00 a.m., New York time, five Business Days prior to the date of termination or reduction, and (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof. The Administrative Agent shall promptly notify the Lenders of any such notice of reduction or termination of the Aggregate Commitments. Once reduced in accordance with this Section, the Aggregate Commitments may not be increased. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Pro Rata Share. All facility and utilization fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

         2.06 REPAYMENT OF LOANS. The Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of Revolving Loans outstanding on such date.

         2.07     INTEREST.

         (a) Subject to the provisions of subsection (b) below, (i) each Offshore Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Offshore Rate for such Interest Period plus the Applicable Margin; (ii) each Base
                              ----
Rate Revolving Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate. Interest on Offshore Currency Loans shall be paid in the Offshore Currency of such Offshore Currency Loan. Offshore Currency Loans shall accrue interest only at the applicable Offshore Rate.

         (b) If any amount payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Law. Furthermore, while any Event of Default exists or after acceleration, the Borrower shall pay interest on the principal amount of all outstanding Obligations at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Law. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

         (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

         2.08     FEES. In addition to certain fees described in subsections
(i) and (j) of Section 2.03:
               ------------

         (a)      Facility Fee. The Borrower shall pay to the Administrative
                  ------------
Agent for the account of each Lender in accordance with its Pro Rata Share, a facility fee equal to the Applicable Margin times the actual daily amount of the Aggregate Commitments, regardless of usage. The facility fee shall accrue at all times from the Closing Date until the Maturity Date and shall be due and payable quarterly in arrears on the last Business Day of each April, July, October and January, commencing with the first such date to occur after the Closing Date, and on the Maturity Date. The facility fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Margin during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect. The facility fee shall accrue at all times, including at any time during which one or more of the conditions in Article IV is not met.

         (b)      Utilization Fee. The Borrower shall pay to the Administrative
                  ---------------
Agent for the account of each Lender in accordance with its Pro Rata Share, a utilization fee equal to the Applicable Margin times the actual daily
Dollar Equivalent Amount of the entire Outstanding Amount of all Loans and
L/C Obligations on each day that such aggregate Outstanding Amount exceeds 33% of the sum of the Aggregate Commitments. The utilization fee shall be due and payable quarterly in arrears on the last Business Day of each April, July, October and January, commencing with the first such date to occur after the Closing Date, and on the Maturity Date. The utilization fee shall be calculated quarterly in arrears. The utilization fee shall accrue at all times, including at any time during which one or more of the conditions in Article IV is not met.
              ----------

         (c)      Agency Fees. The Borrower shall pay an agency fee to the
                  -----------
Administrative Agent for the Administrative Agent's own account, in the amounts and at the times agreed to between the Borrower and the Administrative Agent. Such fee shall be fully earned when paid and shall be nonrefundable for any reason whatsoever.

         (d)      Lenders' Upfront Fee. On the Closing Date, the Borrower shall
                  --------------------
pay to the Administrative Agent, for the account of the Lenders in accordance with their respective Pro Rata Shares, an upfront fee in a mutually agreeable amount. Such upfront fees are for the credit facilities committed by the Lenders under this Agreement and are fully earned on the date paid. The upfront fee paid to each Lender is solely for its own account and is nonrefundable for any reason whatsoever.

         2.09 COMPUTATION OF INTEREST AND FEES. Interest on Base Rate Loans calculated by reference to the Bank of America prime rate shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed. Computation of all other types of interest and all fees shall be calculated on the basis of a year of 360 days and the actual number of days elapsed, which results in a higher yield to the payee thereof than a method based on a year of 365 or 366 days, or, in the case of interest in respect of Loans denominated in Offshore Currencies as to which market practice differs from the foregoing, in accordance with such market practice as determined by the Administrative Agent. Interest shall accrue on each Loan for the day on which the Loan is made, and, subject to Section 2.11(a), shall not accrue on a Loan, or any portion
           ---------------
thereof, for the day on which the Loan or such portion is paid, provided
                                                                --------
that any Loan that is repaid on the same day on which it is made shall bear interest for one day.

         2.10     EVIDENCE OF DEBT.

         (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, such Lender's Loans shall be evidenced by a Revolving Loan Note in addition to such accounts or records. Each Lender may attach schedules to its Note(s) and endorse thereon the date, Type (if applicable), Offshore Currency (if applicable), amount and maturity of the applicable
Loans and payments with respect thereto.

         (b) In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent, in the absence of manifest error, shall control.

         2.11     PAYMENTS GENERALLY.

         (a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Offshore Currency, all payments by the Borrower hereunder shall be made to the Administrative
Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent's Office in Dollars and in Same Day Funds not later than 12:00 noon, New York time, on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrower hereunder with respect to principal and interest on Loans denominated in an Offshore Currency shall be made to the Administrative
Agent, for the account of the Lenders, at the applicable Administrative
Agent's Office in such Offshore Currency and in Same Day Funds not later than such time on the dates specified herein as may be determined by the Administrative Agent to be necessary for such payment to be credited on such date in accordance with normal banking procedures in the place of payment.
The Administrative Agent will distribute to each Lender its Pro Rata Share of such payment in like funds as received by wire transfer to such Lender's Lending Office on the Business Day such payment is received (or deemed received, as set forth below). All payments received by the Administrative Agent (i) after 12:00 noon, New York time, in the case of payments in Dollars, or (ii) later than the time specified by the Administrative Agent as provided in the third sentence of this paragraph in the case of payments in an Offshore Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall in each case continue to accrue.

         (b) Subject to the definition of "Interest Period," if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

         (c) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward costs and expenses (including Attorney Costs and
            -----
amounts payable under Article III) incurred by the Administrative Agent and
                      -----------
each Lender, (ii) second, toward repayment of interest and fees then due
                  ------
hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (iii) third,
                                                                 -----
toward repayment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.

         (d) Unless the Borrower or any Lender has notified the Administrative Agent prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the

Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in Same Day Funds, then:

                  (i) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in Same Day Funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in Same Day Funds, at the applicable Overnight Rate from time to time in effect; and

                  (ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in Same Day Funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the "Compensation
                                                        ------------
         Period") at a rate per annum equal to the applicable Overnight Rate
         ------
         from time to time in effect. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Revolving Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (d) shall be conclusive, absent manifest error.

         (e) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the
                   ----------
Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or
                                         ----------
waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

         (f) The obligations of the Lenders hereunder to make Revolving Loans and to fund participations in Letters of Credit are several and not joint. The failure of any Lender to make any Revolving Loan, including Offshore Currency Loans, or to fund any participations in Letters of Credit on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other

Lender to so make its Revolving Loan, including Offshore Currency Loans, or purchase its participations in Letters of Credit.

         (g) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

         2.12 SHARING OF PAYMENTS. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Revolving Loans made by it, or the participations in L/C Obligations held by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Revolving Loans made by them and/or such subparticipations in the participations in L/C Obligations held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Revolving Loans or the participations, as the case may be, pro rata with each of them; provided,
                                                                --------
however, that if all or any portion of such excess payment is thereafter
-------
recovered from the purchasing Lender (including pursuant to any settlement entered into by the Administrative Agent or any Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to
(ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off), but subject to Section 10.09
                                                            -------------
with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

         2.13     INCREASE IN COMMITMENTS.

         (a) Upon delivery of a written request (an "Increased Commitment Request") to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may, at any time up to four (4) times after the
Closing Date, request an increase in the Aggregate Commitments in the minimum amount of $5,000,000 up to an aggregate amount equal to $50,000,000. At the time of sending an Increased Commitment Request, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders). Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount
equal to, greater than, or less than its Pro Rata Share of such requested increase. The aggregate amount of such increases by Lenders in their Commitments must be at least $5,000,000 for any increase to be effective and not more than $50,000,000 in the aggregate for all such requests; in the event the aggregate increase in Commitments requested by all Lenders would exceed $50,000,000, such increases shall be allocated to all such requested Lenders proportionately based on the then existing Commitments of all requesting Lenders. No Lender shall have any obligation to increase its Commitment. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment. The Administrative Agent shall notify the Borrower and each Lender of the Lenders' responses to each request made hereunder. To achieve the full amount of a requested increase, the Borrower may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel. Notwithstanding the foregoing, the Borrower shall not be permitted to deliver an Increased Commitment Request, and the Aggregate Commitments shall not be increased, if (i) an Event of Default has occurred and is continuing or would result from the requested increase in Commitments, (ii) the Borrower would not be in pro forma compliance with Section 7.13 at any time during the four fiscal quarter
                ------------
period ending most recently prior to the Increase Effective Date (as defined below), (iii) the representations and warranties of the Borrower contained in Article V or in any other Loan Document shall not be true and correct on
   ---------
and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, or (iv)
the Borrower shall have elected to reduce the Aggregate Commitments pursuant to Section 2.05 at any time prior to the Increase Effective Date.
   ------------

         (b) If the Aggregate Commitments are increased in accordance with this Section, the Administrative Agent and the Borrower shall determine the effective date (the "Increase Effective Date") and the final allocation of such increase. The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such increase and the Increase Effective Date. As a condition precedent to such increase, the Borrower shall deliver to the Administrative Agent a certificate of the Borrower dated as of the Increase Effective Date (in sufficient copies for each
Lender) signed by a Responsible Officer of the Borrower (i) certifying and attaching the resolutions adopted by the Borrower approving or consenting to such increase, and (ii) demonstrating pro forma compliance with Section 7.13
                                                                ------------
after giving effect to such increase and (iii) certifying that, before and after giving effect to such increase, the representations and warranties contained in Article V are true and correct on and as of the Increase
Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and no Default or Event of
Default exists. The Borrower shall deliver new or amended Committed Loan
Notes reflecting the increased Commitment of any Lender holding or requesting a Note. The Administrative Agent shall distribute an amended
Schedule 2.01 (which shall be deemed incorporated into this Agreement), to
-------------
reflect any changes therein resulting from such increase. The Borrower shall prepay any Revolving Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent
                                                ------------
necessary to keep the outstanding Revolving Loans ratable with any revised
Pro Rata Shares arising from any nonratable increase in the Commitments under this Section.

         This Section shall supersede any provisions in Section 10.01 to the
                                                        -------------
contrary.

                                ARTICLE III

                   TAXES, YIELD PROTECTION AND ILLEGALITY

         3.01     TAXES.

         (a) Any and all payments by the Borrower to or for the account of the Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in
                                                              ---------
the case of the Administrative Agent and each Lender, taxes imposed on or measured by its income, and franchise taxes imposed on it, by the jurisdiction (or any political subdivision thereof) under the Laws of which the Administrative Agent or such Lender, as the case may be, is organized or maintains a lending office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall
                                              -----
be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender,
(i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), the Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, the Borrower shall furnish to the Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.

         (b) In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "Other Taxes").
                             -----------

         (c) If the Borrower shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, the Borrower shall also pay to the Administrative Agent (for the account of such Lender) or to such Lender, at the time interest is paid, such additional amount that such Lender specifies is necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) such Lender would have received if such Taxes or Other Taxes had not been imposed.

         (d) The Borrower agrees to indemnify the Administrative Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by the Administrative Agent and such
Lender, (ii) amounts payable under Section 3.01(c) and (iii) any liability
                                   ---------------
(including penalties, interest and expenses) arising therefrom or with respect thereto, in each case
whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this subsection (d) shall be made within 30 days after the date the Lender or the Administrative Agent makes a demand therefor. Notwithstanding the foregoing, the Borrower will not be required to pay any additional amounts in respect of Taxes imposed by the United States federal government to any Lender if and to the extent the obligation to pay such additional amounts would not have arisen but for a failure by such Lender to comply with its obligations under Section 10.15.
      -------------

         (e) If the Borrower is required to pay any amount to any Lender or the Administrative Agent pursuant to subsections (b), (c) or (d) of this
Section 3.01, then such Lender shall use reasonable efforts (consistent with
------------
legal and regulatory restrictions) to change the jurisdiction of its applicable lending office so as to eliminate any such additional payment by the Borrower which may thereafter accrue, if such change in the judgment of such Lender is not otherwise materially disadvantageous to such Lender.

         3.02 ILLEGALITY. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Offshore Rate Loans or issue Offshore Currency L/Cs as it would otherwise be obligated hereunder to make, maintain or fund, or materially restricts the authority of such Lender to purchase or sell, or to take deposits of, Dollars or the applicable Offshore Currency in the applicable offshore interbank market, or to determine or charge interest rates based upon the Offshore Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation existing hereunder of such Lender to make or Continue Offshore Rate Loans or to Convert Base
Rate Revolving Loans to Offshore Rate Loans or to issue or renew Offshore Currency L/Cs shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, Convert all Offshore Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period thereof, if such Lender may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Offshore Rate Loans. Upon any such prepayment or Conversion, the Borrower shall also pay accrued interest on the amount so prepaid or Converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

         3.03 INABILITY TO DETERMINE RATES. If the Administrative Agent or the Required Lenders determine in connection with any request for an Offshore Rate Loan or a Conversion to or Continuation thereof that (a) deposits in Dollars or the applicable Offshore Currency are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Offshore Rate Loan, (b) adequate and reasonable means do not exist for determining the underlying interest rate for such Offshore Rate Loan, or (c) such underlying interest rate does not adequately and fairly reflect the cost to the Lenders of funding such Offshore Rate Loan, the Administrative Agent (following notice from the Required Lenders if they make such determination) will promptly notify the Borrower and all Lenders. Thereafter, the obligation of the Lenders to make or maintain such Offshore Rate Loans shall be suspended until the Administrative Agent revokes such notice. Upon receipt of such notice, the

Borrower may revoke any pending request for a Borrowing, Conversion or Continuation of such Offshore Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

         3.04 INCREASED COST AND REDUCED RETURN; CAPITAL ADEQUACY; RESERVES ON OFFSHORE RATE LOANS.

         (a) If any Lender determines that as a result of the introduction of or any change in or in the interpretation of any Law, or such Lender's compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Offshore Rate Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from (i) Taxes or
Other Taxes (as to which Section 3.01 shall govern), (ii) changes in the
                         ------------
basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or has its Lending Office, and (iii) reserve requirements utilized, as to Offshore Rate Loans, in the determination of the Offshore Rate), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

         (b) If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender's desired return on capital), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

         3.05 FUNDING LOSSES. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

         (a) any Continuation, Conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

         (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, Continue or Convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

         For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded
                   ------------
each Offshore Rate Loan made by it at the Interbank Offered Rate used in determining the Offshore Rate for such Loan by a matching deposit or other borrowing in the applicable offshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan was in fact so funded.

         3.06 MATTERS APPLICABLE TO ALL REQUESTS FOR COMPENSATION. Notwithstanding anything to the contrary contained in this Article III,
                                                           -----------
unless the Lender or the Administrative Agent gives notice to the Borrower that the Borrower is obligated to pay an amount under this Article III
                                                           -----------
within 180 days after the later of (x) the date such Lender incurs the respective increased costs, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital or (y) the date such Lender has actual knowledge of its incurrence of the respective increased costs, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital, then such Lender shall only be entitled to be compensated for such amount by the Borrower to the extent the respective increased costs, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital are incurred or suffered on or after the date which occurs 180 days prior to such Lender or the Administrative Agent giving notice to the Borrower as provided above that the Borrower is obligated to pay the respective amounts pursuant to this Article III. Such notice of the Administrative Agent or any
                 -----------
Lender claiming compensation under this Article III shall be conclusive in
                                        -----------
the absence of manifest error. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods.

         3.07     REPLACEMENT LENDER.
                  ------------------

         (a) If any Lender shall make a claim for compensation from the Borrower pursuant to Section 3.01 or Section 3.04, the Borrower may, upon
                     ------------    ------------
notice to such Lender and the Administrative Agent, (i) remove such Lender by terminating such Lender's Commitment or (ii) replace such Lender by causing such Lender to assign its Commitment (without payment of any assignment fee) pursuant to Section 10.07(b) to one or more other Lenders or
                            ----------------
Eligible Assignees procured by the Borrower; provided, however, that if the Borrower elects to exercise such right with respect to any Lender pursuant to this Section 3.07, it shall be obligated to remove or replace, as the
        ------------
case may be, all Lenders that have made similar requests for compensation pursuant to Section 3.01 or 3.04. The Borrower shall (x) pay in full all
            ------------    ----
principal, interest, fees and other amounts owing to such Lender through the date of removal or replacement (including any amounts payable pursuant to
Section 3.05), (y) provide appropriate assurances and indemnities (which may
------------
include letters of credit) to an L/C Issuer as it may reasonably require with respect to any continuing obligation to purchase participation interests in any L/C Obligations then outstanding, and (z) release such Lender from its obligations under the Loan Documents. Any Lender being replaced shall execute and deliver an Assignment and Assumption with respect to such Lender's Commitment and outstanding Credit Extensions. The Administrative Agent shall distribute an amended Schedule 2.01, which shall
                                                 -------------
be deemed incorporated into this Agreement, to reflect changes in the identities of the Lenders and adjustments of their respective Commitments and/or Pro Rata Shares resulting from any such removal or replacement.

         (b) In order to make all the Lenders' interests in any outstanding Credit Extensions ratable in accordance with any revised Pro Rata Shares after giving effect to the removal or replacement of a Lender, the Borrower shall pay or prepay, if necessary, on the effective date thereof, all outstanding Revolving Loans of all Lenders, together with any amounts due under Section 3.05. The Borrower may then request Revolving
                  ------------
Loans from the Lenders in accordance with their revised Pro Rata Shares. The Borrower may net any payments required hereunder against any funds being provided by any Lender or Eligible Assignee replacing a terminating Lender. The effect for purposes of this Agreement shall be the same as if separate transfers of funds had been made with respect thereto.

         (c)      This section shall supersede any provision in Section 10.01 or
                                                                -------------
10.07 to the contrary.
-----

         3.08     SURVIVAL. All of the Borrower's obligations under this Article
                                                                         -------
III shall survive termination of the Aggregate Commitments and repayment of
---
all Obligations.



                                 ARTICLE IV

                  CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

         4.01 CONDITIONS OF INITIAL CREDIT EXTENSION. The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

         (a) Unless waived by all the Lenders (or by the Administrative Agent with respect to immaterial matters or items specified in clause (iii) or (iv) below with respect to which the Borrower has given assurances satisfactory to the Administrative Agent that such items shall be delivered promptly following the Closing Date), the Administrative Agent's receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing
Date) and each in form and substance satisfactory to the Administrative Agent and its legal counsel:

                  (i) executed counterparts of this Agreement, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;

                  (ii) Revolving Loan Notes executed by the Borrower in favor of each Lender requesting such a Note, each in a principal amount equal to such Lender's Commitment;

                  (iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers as the Administrative Agent may require to evidence the identities of and the authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents;

                  (iv) such documents and certifications as the Administrative Agent may reasonably require to evidence that the Borrower is duly organized or formed, validly existing and in good standing in its jurisdiction of organization, including certified copies of its Organization Documents and certificates of good standing;

                  (v) a certificate signed by a Responsible Officer or the Senior Vice President and General Counsel certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been
                                 ----------------     ---
         satisfied, (B) that there is no event, circumstance, action, suit, investigation or proceeding pending or threatened in any court or before any arbitrator or Governmental Authority since date of the Audited Financial Statements which has or could be reasonably expected to have a Material Adverse Effect, and (C) as to the matters described in Section 4.01(d);
                              ---------------

                  (vi) an opinion of counsel to the Borrower in form and substance satisfactory to the Administrative Agent;

                  (vii) the consolidated financial statements of the Borrower and its Subsidiaries for the fiscal years ended 1999, 2000 and 2001, including balance sheets, income and cash flow statements, all audited and opined on by independent certified public accountants of recognized national standing and prepared in conformity with GAAP, and such other financial information as the Administrative Agent may request;

                  (viii) evidence that the Existing Credit Facility has been or concurrently with the Closing Date is being terminated, all indebtedness and obligations of the Borrower incurred thereunder (other than Existing Letters of Credit) have been, or with the initial Credit Extension hereunder on the Closing Date will be, repaid and the Borrower released from all liability thereunder except such as by their express terms survive such repayment and termination, and all Liens securing obligations under the Existing Credit Facility have been or concurrently with the Closing Date are being released;

                  (ix) notice of appointment of the initial Responsible Officer(s);

                  (x) a Compliance Certificate signed by a Responsible Officer dated as of the Closing Date demonstrating compliance with the financial covenants contained in Section 7.13 as of the end of
                                              ------------
         the fiscal quarter most recently ended prior to the Closing Date;

                  (xi)     evidence of all insurance required by the Loan
         Documents;

                  (xii) an initial Borrowing Base Certificate as of January 31, 2002; and

                  (xiii) such other assurances, certificates, documents, consents or opinions as the Administrative Agent, any L/C Issuer or the Required Lenders reasonably may require.

         (b) Any fees required to be paid on or before the Closing Date shall have been paid.

         (c) Unless waived by the Administrative Agent, the Borrower shall have paid all Attorney Costs of the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative
Agent).

         (d) In the good faith judgment of the Administrative Agent and the Lenders, there shall not have occurred or become known to the Administrative Agent or the Lenders any event, condition, situation or status since the date of the information contained in the financial and business projections, budgets, pro forma data and forecasts concerning the Borrower and its Subsidiaries delivered to the Administrative Agent prior to the Closing Date that has had or could reasonably be expected to result in a Material Adverse Effect or which has or could reasonably be expected to adversely affect the transactions contemplated under the Loan Documents.

         4.02 CONDITIONS TO ALL CREDIT EXTENSIONS AND CONVERSIONS AND CONTINUATIONS. The obligation of each Lender to honor any Request for Credit Extension (other than a Revolving Loan Notice requesting only a Conversion of Offshore Rate Loans to Base Rate Loans) is subject to the following conditions precedent:

         (a) The representations and warranties of the Borrower contained in Article V or in any other Loan Documents shall be true and correct on and as
   ---------
of the date of such Credit Extension, Conversion or Continuation, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.

         (b) No Default or Event of Default shall exist, or would result from such proposed Credit Extension, Conversion or Continuation.

         (c) The Administrative Agent and, if applicable, the Applicable L/C Issuer shall have received a Request for Credit Extension in accordance with the requirements hereof.

         (d) The Administrative Agent shall have received, in form and substance satisfactory to it, such other assurances, certificates, documents or consents related to the foregoing as the Administrative Agent or the Required Lenders reasonably may require.

         (e) After giving effect to such Credit Extension, each of the conditions set forth in Section 2.01(a) through (d) shall be satisfied and
                        ---------------         ---
none of the conditions set forth in Section 2.03(a)(i)(u) through (z) shall
                                    ---------------------         ---
be satisfied.

         Each Request for Credit Extension submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the
   ----------------     ---
applicable Credit Extension.

                                 ARTICLE V

                       REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Administrative Agent and the Lenders that:

         5.01 EXISTENCE, QUALIFICATION AND POWER; COMPLIANCE WITH LAWS. The Borrower and each Subsidiary (a) is a corporation duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute and deliver, and perform its obligations under, the Loan Documents, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws, except in each case referred to in clause (c) or this clause (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

         5.02 AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by the Borrower of each Loan Document, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of the Borrower's or any Subsidiary's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any Contractual Obligation to which the Borrower or any Subsidiary is a party or any order, injunction, writ or decree of any Governmental Authority or arbitral award to which the Borrower, a Subsidiary or their property is subject; or (c) violate any Law.

         5.03 GOVERNMENTAL AND THIRD-PARTY AUTHORIZATION. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower of this Agreement or any other Loan Document.

         5.04 BINDING EFFECT. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by the Borrower. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

         5.05     FINANCIAL STATEMENTS; NO MATERIAL ADVERSE EFFECT.

         (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

         (b) Since the date of the Audited Financial Statements, there has been no event or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.

         5.06     LITIGATION. Except as specifically disclosed in Schedule 5.06,
                                                                  -------------
there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) if determined adversely, could reasonably be expected to have a Material Adverse Effect.

         5.07 NO DEFAULT. Neither the Borrower nor any Subsidiary is in default under or with respect to any Contractual Obligation that could be reasonably expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

         5.08 OWNERSHIP OF PROPERTY; LIENS. Each of the Borrower and its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As of the Closing Date, the property of the Borrower and its Subsidiaries is subject to no Liens, other than Liens permitted by Section
                                                                   -------
7.01.
----

         5.09 ENVIRONMENTAL COMPLIANCE. The Borrower and its Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Borrower has reasonably concluded that, except as specifically disclosed in Schedule
                                                                   --------
5.09, such Environmental Laws and claims could not, individually or in the
----
aggregate, reasonably be expected to have a Material Adverse Effect.

         5.10 INSURANCE. The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts (after giving effect to any self-insurance compatible with the following standards), with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or its Subsidiaries operate.

         5.11 TAXES. The Borrower and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Borrower or any Subsidiary that would, if made, have a Material Adverse Effect.

         5.12     ERISA COMPLIANCE.

         (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws.
Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. The Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to
Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

         (b) There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

         (c) (i) Except for the termination of the Kellwood Company Pension Plan, which occurred on December 7, 2000, no ERISA Event has occurred or is reasonably expected to occur; (ii) to the knowledge of the Borrower, no Pension Plan has any Unfunded Pension Liability in excess of the Threshold Amount; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA
Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

         5.13 SUBSIDIARIES. As of the date hereof, the Borrower has no Subsidiaries other than those specifically disclosed in Part (a) of Schedule
                                                                    --------
5.13 and has no equity investments in any other corporation or entity other
----
than those specifically disclosed in Part (b) of Schedule 5.13.
                                                 -------------

         5.14 MARGIN REGULATIONS; INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT.

         (a) Neither the Borrower nor any Subsidiary is engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock; provided, however, the Borrower or its Subsidiaries
                       --------  -------
may own margin stock in connection with Permitted Acquisitions consummated through the purchase of stock for such limited period as shall be necessary to consummate such Permitted Acquisition, but no violation of Regulation U results therefrom. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a consolidated basis) subject to the provisions of Section
                                                                   -------
7.01 or Section 7.05 or subject to any restriction contained in any
----    ------------
agreement or instrument between the Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section
                                                               -------
8.01(e) will be margin stock.
-------

         (b) None of the Borrower, any Person controlling the Borrower, or any Subsidiary (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

         5.15 DISCLOSURE. No statement, information, report, representation, or warranty made by the Borrower in any Loan Document or furnished to the Administrative Agent or any Lender by or on behalf of the Borrower or any Subsidiary in connection with the preparation of any Loan Document contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         5.16 INTELLECTUAL PROPERTY; LICENSES, ETC. The Borrower and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, "IP Rights") that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any Subsidiary infringes upon any rights held by any other Person. Except as specifically disclosed in Schedule 5.16, no claim or litigation regarding any of the foregoing is
   -------------
pending or, to the best knowledge of the Borrower, threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Borrower, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

                                 ARTICLE VI

                            AFFIRMATIVE COVENANTS

         So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03 and 6.11)
                                       -------------  ----  ----     ----
cause each Subsidiary to:

         6.01 FINANCIAL STATEMENTS. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

         (a) as soon as available, but in any event within 100 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with GAAP and shall not be subject to any qualifications or exceptions as to the scope of the audit or the going concern status of the Borrower nor to any qualifications and exceptions not reasonably acceptable to the Required Lenders; and

         (b) as soon as available, but in any event within 50 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal quarter and for the portion of the Borrower's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer as fairly presenting the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal, recurring year end audit adjustments and the absence of footnotes.

         6.02 CERTIFICATES; OTHER INFORMATION. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

         (a) concurrently with the delivery of the financial statements referred to in Section 6.01(a), a certificate of its independent certified
               ---------------
public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default under the financial covenants set forth herein or, if any such Default or Event of Default shall exist, stating the nature and status of such event;

         (b) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance
               ----------------     ---
Certificate signed by a Responsible Officer;

         (c) as soon as available, but in any event within 50 days after the end of each fiscal quarter of the Borrower, a Borrowing Base Certificate as of the end of the immediately preceding fiscal quarter signed by a Responsible Officer; provided, however, that in the event that a Default or an Event of Default has occurred and is continuing, a Borrowing Base Certificate signed by a Responsible Officer shall also be so delivered at such additional times as determined by the Administrative Agent;

         (d) concurrently with the delivery of the financial statements referred to in Sections 6.01(a), deliver to the Administrative Agent and
               ----------------
each Lender, a consolidating summary of business unit sales, operating income, assets and investments of the Borrower and its Subsidiaries prepared by a Responsible Officer in form acceptable to the Administrative Agent;

         (e) as soon as practical and in any event within 60 days after the end of each Fiscal Year, deliver to the Administrative Agent and each Lender a capital and operating expense budget and consolidated financial projections for the Borrower and its Subsidiaries for the next Fiscal Year, prepared on a quarterly basis in accordance with GAAP applied on a Consistent Basis;

         (f) promptly after any request by the Administrative Agent, copies of any detailed audit reports (other than the audited financial statements referred to in Section 6.01(a) above), management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by independent accountants (collectively, "Accounting Information") in connection with the accounts or books of the Borrower or any Subsidiary; provided, however, the Administrative Agent and the Lenders agree that none of them shall be entitled to rely on such Accounting Information with respect to any such independent accountants and such independent accountants shall have no liability to the Administrative
Agent or any Lender as a consequence of their receipt of such Accounting Information;

         (g) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto; and

         (h) promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary as the Administrative Agent, at the request of any Lender, may from time to time request.

         Each document required to be delivered pursuant to Section 6.01(a)
                                                            ---------------
or (b) or Section 6.02 (e) shall be deemed to have been delivered on the
   ---    ----------------
date on which the Borrower posts such document on the Borrower's website on the Internet at the website address listed on Schedule 10.02 hereof, or when
                                              --------------
such document is posted on the Securities and Exchange Commission's website at www.sec.gov (the "SEC Website") or on an Internet website established by the Administrative Agent with Intralinks, Inc. or other similarly available electronic media (each of the foregoing an "Informational Website"); provided that (i) the Borrower shall deliver paper
--------
copies of all such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies (without impairment of the effectiveness of any document previously delivered in electronic media form) until a request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Administrative Agent and each Lender shall be notified by electronic mail of the applicable Informational Website and of the posting of each such document. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above in this paragraph, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents. The Borrower shall be responsible for (other than with respect to the SEC Website) and shall incur all risks associated with (including with respect to the SEC Website) the security and confidentiality of the Informational Websites and its information posted thereon.

         6.03     NOTICES. Promptly notify the Administrative Agent and each
Lender:

         (a)      of the occurrence of any Default or Event of Default;

         (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Borrower or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Borrower or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws;

         (c) of any litigation, investigation or proceeding affecting the Borrower in which the amount involved (excluding amounts covered by applicable insurance as to which no reservation of rights is in effect) exceeds the Threshold Amount, or in which injunctive relief or similar relief is sought, which relief, if granted, could reasonably be expected to have a Material Adverse Effect;

         (d)      of the occurrence of any ERISA Event;

         (e) of any change in accounting policies or financial reporting practices by the Borrower or any Subsidiary; and

         (f) Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section
                                                               -------
6.03(a) shall describe with particularity any and all provisions of this
-------
Agreement or other Loan Document that have been breached.

         6.04 PAYMENT OF OBLIGATIONS. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and
(c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

         6.05 PRESERVATION OF EXISTENCE, ETC. Except in a transaction permitted by Section 7.04 or 7.05, preserve, renew and maintain in full
             ------------    ----
force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization; take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, and preserve or renew all of its registered IP Rights, except in each case where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         6.06 MAINTENANCE OF PROPERTIES. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         6.07 MAINTENANCE OF INSURANCE. Maintain with financially sound and reputable insurance companies not Affiliates of the Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance compatible with the following standards) as are customarily carried under similar circumstances by such other Persons and providing for not less than 30 days prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance.

         6.08 COMPLIANCE WITH LAWS AND CONTRACTUAL OBLIGATIONS. Comply in all material respects with the requirements of all Laws and Contractual Obligations applicable to it or to its business or property, except in such instances in which (i) such requirement of Law or Contractual Obligation is being contested in good faith by appropriate proceedings diligently conducted or a bona fide dispute exists with respect thereto; or (ii) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

         6.09 BOOKS AND RECORDS. (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower or such Subsidiary, as the case may be.

         6.10 INSPECTION RIGHTS. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that when an Event of Default has occurred and is
--------  -------
continuing the

Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

         6.11 COMPLIANCE WITH ERISA. Do, and cause each of its ERISA Affiliates to do, each of the following: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

         6.12 ENVIRONMENTAL COMPLIANCE. If the Borrower or any Subsidiary shall receive any letter, notice, complaint, order, directive, claim or citation alleging that any Borrower or any Subsidiary has violated any Environmental Law, has released any Hazardous Material, or is liable for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials, the Borrower shall, within the time period permitted and to the extent required by the applicable Environmental law or the Governmental Authority responsible for enforcing such Environmental Law, remove or remedy, or cause the applicable Subsidiary to remove or remedy, such violation or release or satisfy such liability unless (a) the failure to remove or remedy such violation or release or to satisfy such liability would not reasonably be expected to have a Material Adverse Effect, in which case the Borrower shall notify the Administrative Agent of any decision not to remove or remedy such violation or release or satisfy such liability and the basis for any such decision, and at the Administrative Agent's option and at its request, the Borrower shall provide written documentation of such decision, or (b) such violation or liability is being contested in good faith by appropriate proceedings and appropriate reserves therefor are being maintained in accordance with GAAP.

         6.13 USE OF PROCEEDS. Use the proceeds of the Credit Extensions solely (i) for working capital, capital expenditures, Acquisitions and other general corporate purposes not in contravention of any Law or of any Loan Document or (ii) to refinance all indebtedness outstanding under the Existing Credit Facility.

         6.14     SUBSIDIARY SUBORDINATION AGREEMENT; NOTICES REGARDING
SUBSIDIARIES.

         (a) Cause each now existing or hereafter acquired or created Subsidiary (other than KFR) to execute and deliver to the Administrative Agent a Subordination Agreement.

         (b) Promptly from time to time, upon request of the Agent, deliver to the Agent a written report of any material change in the list of Subsidiaries set forth on Schedule 5.13(a).
                          ----------------

                                ARTICLE VII

                             NEGATIVE COVENANTS

         So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly:

         7.01 LIENS. Create, incur, assume or suffer to exist, any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

         (a)      Liens created or arising pursuant to any Loan Document;

         (b)      Liens existing on the date hereof and listed on Schedule 7.01
                                                                  -------------
and any renewals or extensions thereof, provided that the property covered
                                        --------
thereby is not increased and any renewal or extension of the obligations secured or benefited thereby does not increase the maximum outstanding principal amount of such obligations;

         (c) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

         (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

         (e) pledges or deposits in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

         (f) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

         (g) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

         (h) Liens securing judgments for the payment of money in an aggregate amount not in excess of the Threshold Amount (except to the extent covered by independent third-party insurance as to which the insurer has acknowledged in writing its obligation to cover), unless any such judgment remains undischarged for a period of more than 10 consecutive days during which execution is not effectively stayed;

         (i) Liens securing Indebtedness in respect of capital leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets; provided that (i) such Liens do not at any time encumber any
                --------
property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;

         (j) Liens on fixed assets acquired in connection with a Permitted Acquisition so long as such Liens were existing at the time of such
Acquisition by the Borrower or a Subsidiary and were not incurred, extended or renewed in contemplation of such Acquisition; provided that (i) the Lien
                                                 --------
shall attach solely to the property acquired, and (ii) at the time of acquisition of such fixed assets, the aggregate amount remaining unpaid on all Indebtedness secured by Liens on such fixed assets whether or not assumed by the Borrower or a Subsidiary shall not exceed an amount equal to the lesser of the total purchase price or fair market value at the time of acquisition of such fixed assets;

         (k) Liens on notes or accounts receivable or any rights and claims associated therewith that are granted pursuant to Permitted Securitization Transactions or the Factoring Program;

         (l) Liens on margin stock (as defined in Regulation U), but only to the extent that the value of such margin stock would exceed 25% of the consolidated assets of the Borrower; and

         (m) other Liens securing Indebtedness in an aggregate amount of up to $1,000,000 at any time.

         7.02     INVESTMENTS. Make any Investments, except:

         (a) Investments other than those permitted by subsections (b) through (g) that are existing on the date hereof and listed on Schedule
                                                               --------
7.02;
----

         (b) Investments held by the Borrower or such Subsidiary in the form of cash equivalents or short-term marketable securities;

         (c) advances to officers, directors and employees of the Borrower and Subsidiaries in an aggregate amount not to exceed $750,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

         (d) Investments of any Subsidiary in the Borrower or of the Borrower or any Subsidiary in another Subsidiary;

         (e) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

         (f)      Investments permitted by Section 7.04;
                                           ------------

         (g)      Permitted Acquisitions; and

         (h) other Investments consummated after the Closing Date not exceeding $25,000,000 in the aggregate.

         7.03 INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness, except:

         (a)      Indebtedness under the Loan Documents;

         (b)      Indebtedness outstanding on the date hereof and listed on
Schedule 7.03 and any refinancings, refundings, renewals or extensions
-------------
thereof; provided that the amount of such Indebtedness is not increased at
         --------
the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder;

         (c) Guaranty Obligations of the Borrower or any Subsidiary in respect of Indebtedness otherwise permitted hereunder of the Borrower or any wholly-owned Subsidiary;

         (d) obligations (contingent or otherwise) of the Borrower or any Subsidiary existing or arising under any Swap Contract, provided that (i)
                                                        --------
such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person and not for purposes of speculation or taking a "market view;" and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

         (e) Indebtedness in respect of capital leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.01(i);
                                    ---------------

         (f) Attributable Indebtedness under any Permitted Securitization Transaction;

         (g) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

         (h) unsecured intercompany Indebtedness for loans and advances made by the Borrower or any wholly owned Subsidiary other than KFR to the Borrower or any wholly owned Subsidiary, provided that such intercompany
                                         --------
Indebtedness of the Borrower is subordinated to obligations, liabilities and undertakings of the holder or owner thereof pursuant to the Subordination Agreement; and

         (i) other unsecured Indebtedness in an aggregate principal amount at any time outstanding not to exceed the lesser of (i) $150,000,000 or (ii) 15% of Consolidated Net Tangible Assets.

         7.04 FUNDAMENTAL CHANGES. Merge, consolidate with or into, or convey, transfer, lease or otherwise Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default or Event of Default exists or would result therefrom:

         (a)      any Subsidiary may merge (i) with the Borrower, provided that
                                                                  --------
the Borrower shall be the continuing or surviving Person, or (ii) with any one or more Subsidiaries, provided that when any wholly-owned Subsidiary is
                          --------
merging with another Subsidiary, the wholly-owned Subsidiary shall be the continuing or surviving Person, or (iii) with any other Person in connection with any Permitted Acquisition, provided that the continuing or surviving
                                --------
Person shall be a wholly-owned Subsidiary; and

         (b) any Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to the Borrower or to another Subsidiary; provided that if the seller in such a transaction is a
            --------
wholly-owned Subsidiary, then the purchaser must also be a wholly-owned Subsidiary.

         7.05 DISPOSITIONS. Make any Disposition or enter into any agreement to make any Disposition, except:

         (a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business and having an aggregate book value less than $5,000,000;

         (b)      Dispositions of inventory in the ordinary course of business;

         (c) Dispositions of equipment or real property during any fiscal year of the Borrower, having a gross book value, as determined in accordance with GAAP, less than $15,000,000;

         (d) other Dispositions of equipment to the extent such equipment is replaced with equipment of like kind, function and value, provided the replacement equipment shall be acquired prior to or substantially contemporaneously with any such disposition and the replacement equipment shall be free and clear of Liens other than Permitted Liens.

         (e) Dispositions of property by any Subsidiary to the Borrower or to a wholly-owned Subsidiary;

         (f) Dispositions by the Borrower and its Subsidiaries of property pursuant to sale-leaseback transactions, provided that the book value of all
                                         --------
property so Disposed of shall not exceed $25,000,000;

         (g)      Dispositions permitted by Section 7.04;
                                            ------------

         (h) non-exclusive licenses of IP Rights in the ordinary course of business and substantially consistent with past practice for terms not exceeding five years;

         (i)      Disposition of Investments permitted under Section 7.02(b) in
                                                             ---------------
the ordinary course of management of the investment portfolio of the Borrower and its Subsidiaries;

         (j) Dispositions by any Subsidiary of all or any substantial part of its assets to the Borrower or any wholly-owned Subsidiary;

         (k) Dispositions of notes or accounts receivable or any rights and claims associated therewith that are sold pursuant to Permitted Securitization Transactions or the Factoring Program;

         (l) Dispositions of margin stock (as defined in Regulation U) at fair market value, but only to the extent that the value of such margin stock would exceed 25% of the consolidated assets of the Borrower; and

         (m) Disposition of Accounts owing from a single Account Debtor in an aggregate amount of up to $750,000.

         7.06 LEASE OBLIGATIONS. Create or suffer to exist any obligations for the payment of rent for any property under lease or agreement to lease, except:

         (a) Material Leases in existence on the date hereof, all of which are listed on Schedule 7.06, and any renewal, extension or refinancing
              -------------
thereof, provided that the terms of any such renewal, extension or
         --------
refinancing do not result in a reduction of the maturity of such lease, an increase in lease payments above that available in the applicable market generally for similar properties, or otherwise be materially disadvantageous to the Borrower or to the Lenders;

         (b) operating leases (other than those constituting Synthetic Lease Obligations) entered into or assumed by the Borrower or any Subsidiary after the date hereof in the ordinary course of business;

         (c) leases in connection with any sale-leaseback arrangement permitted by Section 7.05(f); and
             ---------------

         (d)      capital leases and Synthetic Lease Obligations provided that
                                                                 --------
the aggregate amount of Attributable Indebtedness in respect thereof at any one time outstanding does not result in a violation of the Leverage Ratio in
Section 7.13(c).
---------------

         7.07 RESTRICTED PAYMENTS. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, if immediately after giving effect to such proposed action, a Default or Event of Default would exist.

         7.08 ERISA. At any time engage in a transaction which could be subject to Section 4069 or 4212(c) of ERISA, or permit any Plan to (a) engage in any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code); (b) fail to comply with ERISA or any other applicable Laws; or (c) incur any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), which, with respect to each event listed above, could reasonably be expected to have a Material Adverse Effect.

         7.09 CHANGE IN NATURE OF BUSINESS. Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the date hereof.

         7.10 TRANSACTIONS WITH AFFILIATES. Enter into any transaction of any kind with any Affiliate of the Borrower, other than (a) the Factoring Program, (b) a Permitted Securitization Transaction or (c) other transactions for compensation and upon fair and reasonable terms with Affiliates that are otherwise permitted hereunder and upon terms no less favorable to the Borrower or Subsidiary than would be obtained in a comparable arm's-length transaction with a Person other than an Affiliate.

         7.11 BURDENSOME AGREEMENTS. Enter into or maintain any Contractual Obligation that limits the ability (a) of any Subsidiary to make Restricted Payments, loans or advances to the Borrower or to otherwise transfer property to the Borrower, or (b) of the Borrower or any Subsidiary to
create, incur, assume or suffer to exist Liens on Accounts or Inventory of such Person, other than (i) negative pledge provisions in any Loan Document,
(ii) negative pledge provisions in any Permitted Securitization Transaction,
(iii) as are contained in the Indenture and the Senior Note Documents, (iv) negative pledge provisions subject to Section 10.19 and contained in any
                                      -------------
line of credit or other financial arrangement between any Lender and the Borrower or its Subsidiaries, (v) negative pledge provisions affecting
Accounts or Inventory with an aggregate value of less than $1,000,000 and
(vi) negative pledge provisions applicable to Accounts transferred pursuant to the Factoring Program or (c) of any Subsidiary to guaranty payment or, otherwise incur a Contingent Obligation with respect to, the Obligations, other than (i) limitations thereon contained in any Loan Document, (ii) limitation thereon contained in any documentation creating a Permitted Securitization Transaction, (iii) as are contained in the Indenture and the Senior Note Documents, and (iv) limitations thereon subject to Section 10.19
                                                               -------------
which are contained in any line of credit or other financial arrangement between any Lender and the Borrower or its Subsidiaries.

         7.12 USE OF PROCEEDS. Use the proceeds of any Credit Extension in any manner that would violate the provisions of Regulation U.

         7.13     FINANCIAL COVENANTS.

         (a) Consolidated Net Worth. Permit Consolidated Net Worth at any time to be less than the sum of (i) $388,000,000, plus (ii) an amount equal to 50% of the Consolidated Net Income earned in each fiscal quarter ending after January 31, 2002 (with no deduction for a net loss in any such fiscal quarter), plus (iii) an amount equal to 50% of the aggregate increases in Shareholders' Equity of the Borrower and its Subsidiaries after the date hereof by reason of the issuance and sale of capital stock of the Borrower (including upon any conversion of debt securities of the Borrower into such capital stock and any exercise of outstanding options or warrants) less (iv) the aggregate amount of all Permitted Capital Stock Repurchases consummated after the Closing Date.

         (b) Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio at the end of each fiscal quarter during the periods set forth below to be less than the ratio indicated opposite such period:

                         Period                          Fixed Charge Coverage Ratio
                         ------                          ---------------------------
                  Closing Date through
                  October 31, 2002                             1.25 to 1.00

                  November 1, 2002 through
                  January 31, 2003                             1.35 to 1.00

                  February 1, 2003 through
                  January 31, 2004                             1.40 to 1.00

                  February 1, 2004
                  and thereafter                               1.50 to 1.00

provided, however, notwithstanding the foregoing, if the ABC Childrenswear
--------  -------
Acquisition shall be consummated on or prior to January 31, 2003, the Fixed Charge Coverage Ratio (determined on a pro forma basis to give effect to the ABC Childrenswear Acquisition for all prior periods) shall not be less than
1.40 to 1.00 as of the end of any fiscal quarter for the period from the date of such consummation through January 31, 2004 and not less than 1.50 to
1.00 as of the end of any fiscal quarter thereafter.

         (c) Leverage Ratio. Permit the Leverage Ratio at the end of each fiscal quarter set forth below to be greater than the ratio indicated opposite such period:

                  Fiscal Quarter                                       Leverage Ratio
                  --------------                                       --------------
                  April 30, 2002                                        3.50 to 1.00

                  July 31, 2002, October 31, 2002
                  and January 31, 2003                                  3.67 to 1.00

                  April 30, 2003
                  and thereafter                                        3.25 to 1.00

provided, however, notwithstanding the foregoing, the Leverage Ratio
--------  -------
(determined on a pro forma basis to give effect to the ABC Childrenswear Acquisition for all prior periods) shall not be greater than 3.25 to 1.00 as of the end of any fiscal quarter occurring after the consummation of the ABC Childrenswear Acquisition.

         7.14 ACQUISITIONS. Enter into any agreement, contract, binding commitment or other arrangement providing for any Acquisition, or take any action to solicit the tender of securities or proxies in respect thereof in order to effect any Acquisition, other than Permitted Acquisitions.

         7.15 CAPITAL EXPENDITURES. Make or become legally obligated to make expenditures in respect of the purchase or other acquisition of fixed or capital assets (excluding normal replacements and maintenance which are properly charged to current operations), except for capital expenditures in the ordinary course of business not exceeding $30,000,000 in the aggregate for the Borrower and it Subsidiaries during any fiscal year; provided, however, that so long as no Default or Event of Default has
--------  -------
occurred and is continuing or would result from such expenditure, 50% of any portion of the $30,000,000 amount not expended in the fiscal year for which it is permitted above may be carried over for expenditure in the next following fiscal year; provided further, however, that after consummation of
                       ----------------  -------
the ABC Childrenswear Acquisition, each reference to $30,000,000 in this
Section 7.15 shall be deemed to refer to $35,000,000.
------------

         7.16 ISSUANCE OR SALE OF STOCK BY SUBSIDIARIES. The Borrower will not permit any Subsidiary to issue or sell any shares of capital stock of any class (including as "capital stock" for the purposes of this Section
                                                                 -------
7.16, any warrants, rights or options to purchase or otherwise acquire
----
capital stock or other securities exchangeable for or convertible into capital stock) of such Subsidiary to any Person other than the Borrower or a wholly-owned Subsidiary, except for the purpose of qualifying directors, or except in satisfaction of the validly pre-existing preemptive rights of minority shareholders in connection with the simultaneous issuance of capital stock to the Borrower and/or a wholly-owned Subsidiary whereby the Borrower and/or such Wholly-owned Subsidiary maintain their same proportionate interests in such Subsidiary.

         7.17 SALE OF STOCK IN SUBSIDIARIES. The Borrower will not sell, transfer or otherwise dispose of any shares of capital stock in any Subsidiary (except to qualify directors) or any Indebtedness of any Subsidiary, and will not permit any Subsidiary to sell, transfer or otherwise dispose of (except to the Borrower or a wholly-owned Subsidiary) any shares of capital stock or any Indebtedness of any other Subsidiary, unless:

                  (a)      there shall not exist any violation of Sections 7.04
                                                                  -------------
         or 7.05 either immediately prior to, or immediately after giving
            ----
         effect to, such sale, transfer or disposition;

                  (b) simultaneously with such sale, transfer, or disposition, all shares of capital stock and all Indebtedness of such Subsidiary at the time owned by the Borrower and by every other Subsidiary shall be sold, transferred or disposed of as an entirety;

                  (c) the Board of Directors of the Borrower shall have determined, as evidenced by a resolution thereof, that the retention of such capital stock and Indebtedness is no longer in the best interests of the Borrower;

                  (d) such capital stock and Indebtedness is sold, transferred or otherwise disposed of to a Person, for fair value and on terms reasonably deemed by the Board of Directors to be adequate and satisfactory; and

                  (e) the Subsidiary being disposed of shall not have any continuing investment in the Borrower or any other Subsidiary not being simultaneously disposed of.

         7.18 AMENDMENT OF DOCUMENTS. Amend or supplement, or permit to be amended or supplemented, (a) the Indenture or (b) any Senior Note Document, in each case in a manner that directly or indirectly accelerates the time of payment, increases the principal amount of or interest rate applicable to indebtedness issued, provides for more restrictive terms or otherwise is adverse to the Administrative Agent or the Lenders.

                                ARTICLE VIII

                       EVENTS OF DEFAULT AND REMEDIES

         8.01 EVENTS OF DEFAULT. Any of the following shall constitute an Event of Default:

         (a)      Non-Payment. The Borrower fails to pay (i) when and as
                  -----------
required to be paid herein, any amount of principal of any Loan, or any L/C Obligation, or (ii) within three Business Days after the same becomes due interest on any Loan or on any L/C Obligation, or any facility, utilization or other fee due hereunder, or (iii) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

         (b)      Specific Covenants. The Borrower fails to perform or observe
                  ------------------
any term, covenant or agreement contained in any of Section 6.03, 6.05, 6.10
                                                    ------------  ----  ----
or 6.13 or Article VII; or
   ----    -----------

         (c)      Other Defaults. The Borrower fails to perform or observe any
                  --------------
other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days; or

         (d)      Representations and Warranties. Any representation, warranty,
                  ------------------------------
certification or statement of fact made or deemed made by or on behalf of the Borrower herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

         (e)      Cross-Default. (i) The Borrower or any Material Subsidiary (A)
                  --------------
fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Contingent Obligation (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount and such failure shall continue beyond any period of grace applicable thereto, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Contingent Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Contingent
Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased or redeemed (automatically or otherwise) prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded, and such failure shall continue beyond any period of grace applicable thereto; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap

Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than the Threshold Amount and such occurrence shall continue beyond any period of grace applicable thereto; or

         (f)      Insolvency Proceedings, Etc. The Borrower or any of its
                  ----------------------------
Material Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

         (g)      Inability to Pay Debts; Attachment. (i) The Borrower or any
                  ----------------------------------
Material Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 60 days after its issue or levy; or

         (h)      Judgments. There is entered against the Borrower or any
                  ---------
Material Subsidiary (i) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any non-monetary final judgment that has, or could reasonably be expected to have, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

         (i)      ERISA. (i) An ERISA Event occurs with respect to a Pension
                  -----
Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

         (j)      Invalidity of Loan Documents. Any Loan Document, at any time
                  ----------------------------
after its execution and delivery and for any reason other than the agreement of all the Lenders or satisfaction in full of all the Obligations, ceases to be in full force and effect, or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect;
or the Borrower denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

         (k)      Change of Control. There occurs any Change of Control with
                  -----------------
respect to the Borrower.

         8.02 REMEDIES UPON EVENT OF DEFAULT. If any Event of Default occurs, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders,

         (a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

         (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

         (c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof) plus the Letter of Credit fees payable with respect to such Letter of Credit (calculated at the Applicable Margin then in effect for the period from the date of such cash collateralization until the expiry date of such Letter of Credit) in the currency in which such L/C Obligations are outstanding; and

         (d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in
--------  -------
subsection (f) or (g) of Section 8.01, the obligation of each Lender to make
                         ------------
Loans and any obligation of the L/C Issuers to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

         8.03 APPLICATION OF FUNDS. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become
       ------------
immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section
                                                                  -------
8.02), any amounts received on account of the Obligations shall be applied
----
by the Administrative Agent in the following order:

         First, to payment of that portion of the Obligations constituting
         -----
fees, indemnities, expenses and other amounts (including Attorney Costs and amounts payable under Article III) payable to the Administrative Agent in
                      -----------
its capacity as such;

         Second, to payment of that portion of the Obligations constituting
         ------
fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs and amounts payable under
Article III), ratably among them in proportion to the amounts described in
-----------
this clause Second payable to them;
            ------

         Third, to payment of that portion of the Obligations constituting
         -----
accrued and unpaid interest on the Loans and L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;
-----

         Fourth, to payment of that portion of the Obligations constituting
         ------
unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held
                                                                 ------
by them;

         Fifth, to the Administrative Agent for the account of the L/C
         -----
Issuers, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit;

         Sixth, to the Administrative Agent for the payment of all other
         -----
amounts due under the Loan Documents; and

         Last, the balance, if any, after all of the Obligations have been
         ----
indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate
           ---------------
undrawn amount of Letters of Credit pursuant to clause Fifth above shall be
                                                       -----
applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.



                                 ARTICLE IX

                            ADMINISTRATIVE AGENT

         9.01     APPOINTMENT AND AUTHORIZATION OF ADMINISTRATIVE AGENT.

         (a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

         (b) Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time (and except for so long) as the Administrative Agent may agree at the request of the Required Lenders to act for an L/C Issuer with respect thereto; provided, however,
                                                       --------  -------
that each L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article IX with respect to any
                                             ----------
acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Administrative Agent" as used in this
Article IX included each L/C Issuer with respect to such acts or omissions,
----------
and (ii) as additionally provided herein with respect to L/C Issuers.

         9.02 DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

         9.03 LIABILITY OF ADMINISTRATIVE AGENT. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by the Borrower or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any Affiliate thereof.

         9.04     RELIANCE BY ADMINISTRATIVE AGENT.

         (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders or all the

Lenders, if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and participants. Where this Agreement expressly permits or prohibits an action unless the Required Lenders otherwise determine, the Administrative Agent shall, and in all other instances, the Administrative Agent may, but shall not be required to, initiate any solicitation for the consent or a vote of the Lenders.

         (b) For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall
             ------------
be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

         9.05 NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be directed by the Required Lenders in accordance with Article VIII; provided, however,
                                           ------------  --------  -------
that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

         9.06 CREDIT DECISION; DISCLOSURE OF INFORMATION BY ADMINISTRATIVE AGENT. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative
Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of the Borrower or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower or any of its Affiliates which may come into the possession of any Agent-Related
Person.

         9.07 INDEMNIFICATION OF ADMINISTRATIVE AGENT. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the
                --------  -------
payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Person's own gross negligence or willful misconduct; provided, however, that no action
                                        --------  -------
taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs and the costs and expenses incurred in connection with the use of Intralinks, Inc. or other similar information transmission systems in connection with this Agreement) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive termination of the Aggregate Commitments, the payment of all Obligations hereunder and the resignation of the Administrative Agent.

         9.08 ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower and its Affiliates as though Bank of America were not the Administrative Agent or an L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or an L/C Issuer, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.

         9.09 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders; provided
                                                                    --------
that any such resignation by Bank of America shall also constitute its resignation as an L/C Issuer. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders which successor administrative agent shall be consented to by the Borrower at all times other than during the existence of an Event of

Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and an L/C Issuer and the respective terms "Administrative Agent" and an "L/C Issuer" shall mean such successor administrative agent and Letter of Credit issuer, and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated and the retiring L/C Issuer's rights, powers and duties as such shall be terminated, without any other or further act or deed on the part of such retiring L/C Issuer or any other Lender, other than the obligation of the successor L/C Issuer to issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall inure to
                   ----------     --------------     -----
its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.



                                 ARTICLE X

                                MISCELLANEOUS

         10.01 AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower, and acknowledged by the
Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall, unless
--------  -------
in writing and signed by each of the Lenders directly affected thereby and by the Borrower, and acknowledged by the Administrative Agent, do any of the following:

         (a) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02), except for any increase
                                      ------------
made in accordance with Section 2.13;
                        ------------

         (b) extend or postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

         (c) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iii) of the proviso below) any fees or other amounts payable hereunder or under any other Loan Document; provided, however, that only the
                                            --------  -------
consent of the Required Lenders shall be necessary to waive any obligation of the Borrower to pay interest at the Default Rate;

         (d) change the percentage of the Aggregate Commitments or of the aggregate unpaid principal amount of the Loans and L/C Obligations which is required for the Lenders or any of them to take any action hereunder;

         (e) change the Pro Rata Share or Voting Percentage of any Lender, except for any change resulting from an increase in Commitments pursuant to
Section 2.13; or
------------

         (f)      amend this Section, or Section 2.12, or any provision herein
                                         ------------
providing for consent or other action by all the Lenders;

and, provided further, that (i) no amendment, waiver or consent shall,
     -------- -------
unless in writing and signed by each L/C Issuer directly affected thereby in addition to the Required Lenders or each directly affected Lender, as the case may be, affect the rights or duties of any L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Required Lenders or each directly-affected Lender, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iii) no amendment, waiver or consent shall modify the definition of "Change of Control" to lessen the restrictive effect thereof on the Borrower or modify the definition of "Eligible Assignee" unless in writing duly signed by Lenders whose Voting Percentages aggregate more than 66 2/3% of the Voting Percentages of all Lenders. Notwithstanding anything to the contrary herein, any Lender that has a Voting Percentage of zero shall not have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Pro Rata Share of such Lender may not be increased (except for any increase resulting from an increase in Commitments pursuant to Section 2.13) without
                                                      ------------
the consent of such Lender.

         10.02    NOTICES AND OTHER COMMUNICATIONS; FACSIMILE COPIES.

         (a)      General. Unless otherwise expressly provided herein, all
                  -------
notices and other communications provided for hereunder shall be in writing (including by facsimile transmission) and mailed, faxed or delivered, to the address, facsimile number or (subject to subsection (c) below) electronic mail address specified for notices on Schedule 10.02; or, in the case of the
                                      --------------
Borrower, the Administrative Agent or each L/C Issuer, to such other address as shall be designated by such party in a notice to the other parties, and in the case of any other party, to such other address as shall be designated by such party in a notice to the Borrower, the Administrative Agent and each L/C Issuer. All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the intended recipient and (ii) (A) if delivered by hand or by courier, when signed for by the intended recipient (which need not be any natural person to whose attention such communication is directed, in the case of communications to Persons other than natural Persons); (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered; provided, however, that notices and
                                       --------  -------
other communications to the Administrative Agent and the L/C Issuers pursuant to Article II shall not be effective until actually received by
            ----------
such Person. Any notice or other communication permitted to be given, made or confirmed by telephone hereunder shall be given, made or confirmed by means of a telephone call to the intended recipient at the number specified on Schedule 10.02, or to such other number as shall be designated by such
   --------------
party in a notice to the Borrower, the Administrative Agent and each L/C Issuer, it being understood and agreed that a voicemail message shall in no event be effective as a notice, communication or confirmation hereunder.

         (b)      Effectiveness of Facsimile Documents and Signatures. Loan
                  ---------------------------------------------------
Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on the Borrower, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that
                                                    --------  -------
the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

         (c)      Limited Use of Electronic Mail. Electronic mail and Internet
                  ------------------------------
and intranet websites may be used only to distribute routine communications, such as financial statements and other information as provided in Section
                                                                  -------
6.02, and to distribute Loan Documents for execution by the parties thereto,
----
and may not be used for any other purpose.

         (d)      Reliance by Administrative Agent and Lenders. The
                  --------------------------------------------
Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Revolving Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

         10.03 NO WAIVER; CUMULATIVE REMEDIES. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein or therein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         10.04 ATTORNEY COSTS, EXPENSES AND TAXES. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all reasonable costs and expenses incurred in connection with the development, due diligence, preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs and the costs and expenses incurred in connection with the use of Intralinks, Inc. or other similar information transmission systems in connection with this Agreement, and (b) to pay or reimburse the Administrative Agent and each Lender for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any "workout" or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by the Administrative Agent or any Lender.
The agreements in this Section shall survive the termination of the Aggregate Commitments and repayment of all other Obligations.

         10.05 INDEMNIFICATION BY THE BORROWER; LIMITATION OF LIABILITY. Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the "Indemnitees") from
                                                         -----------
and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Applicable L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or (c) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided that such
                              -----------------------    --------
indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction to have directly resulted from the gross negligence or willful misconduct of such Indemnitee and, provided further,
                                                         -------- -------
that with respect to indemnity relating to payment of Taxes and Other Taxes,
Section 3.01 shall control. The Borrower agrees that no Indemnitee shall
------------
have any liability (whether direct or indirect, in contract or tort or otherwise) to it or any of its Subsidiaries, security holders or creditors as a result for any action taken or not taken by it arising out of, related to or taken in connection with any Loan Document or the consummation of the transactions contemplated hereby or the actual or proposed use of Loan or Letter of Credit proceeds, except to the extent that such liability is found by a court of competent jurisdiction to have directly resulted from the gross negligence or willful misconduct of such Indemnitee, and in no event shall any Indemnitee be liable thereto for special, consequential, punitive or indirect damages. Without limitation of the foregoing, no Indemnitee shall be liable for any damages arising from the use by others of information or other materials obtained through the internet, Intralinks or other similarly available electronic media in connection with the electronic posting of financial statements, certificates, reports or other information to an Informational Website as provided for in Section 6.02 hereof. The agreements in this Section shall
                ------------
survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations. All amounts due under this
Section 10.05 shall be payable within ten Business Days after demand
-------------
therefor.

         (b) If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be the Spot Rate. The obligation of Borrower in respect of any such sum due from it shall, notwithstanding any judgment in a currency (the "Judgment Currency")
                                                        -----------------
other than that in which such sum is denominated in accordance with the applicable provisions of the Loan Documents (the "Agreement Currency"), be
                                                  ------------------
discharged only to the extent that Administrative Agent and Lenders can purchase the amount of the Agreement Currency with the amounts paid by the Borrower in Judgment Currency. If the amount of the Agreement Currency so purchased is insufficient, Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the relevant Indemnitees against such loss. If the amount of the Agreement Currency is greater than the amount due, Lender agrees to return any excess to the Person who may be entitled thereto.

         10.06 PAYMENTS SET ASIDE. To the extent that the Borrower makes a payment to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or paid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in Dollars in the Dollar Equivalent Amount of such recovery or payment.

         10.07    SUCCESSORS AND ASSIGNS.

         (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

         (b) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), at the time owing to it); provided that (i) except in the case of an assignment of the entire
--------
remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if a "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000 unless each of the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed), (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans, and the Commitment assigned, and (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500. Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto, including ceasing to be an L/C Issuer hereunder, if applicable, but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and
                                           -------------  ----  ----
10.05 with respect to facts and circumstances occurring prior to the
-----
effective date of such assignment). Upon request, the Borrower (at its expense) shall execute and deliver new or replacement Notes to the assigning Lender and the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

         (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the
Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the
 --------
Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         (d) Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any
Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries (each, a "Participant")) in all or a portion of
                                     -----------
such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in L/C Obligations) owing to it); provided that (i) such
                                                 --------
Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement
                                              --------
or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification that would (i) postpone any date upon which any payment of money is scheduled to be paid to such Participant or (ii) reduce the principal, interest, fees or other amounts payable to such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a
            -------------  ----     ----
Lender and had acquired its interest by assignment pursuant to subsection
(b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a
                                     -------------
Lender, provided such Participant agrees to be subject to Section 2.12 as
        --------                                          ------------
though it were a Lender.

         (e) A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have
              ------------    ----
been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to
   ------------
such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 10.15 as though it were a Lender.
                         -------------

         (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from
--------
any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

         (g) Notwithstanding anything to the contrary contained herein, any Lender that is a Fund that invests in bank loans may create a security interest in all or any portion of the advances owing to it and the Note or Notes held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities, provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no
                                                       -------------
such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

         (h) Notwithstanding anything to the contrary contained herein, if at any time any Lender who is also an L/C Issuer assigns all of its Commitment and Loans pursuant to subsection (b) above (a "Resigning L/C Issuer"), such Resigning L/C Issuer may, upon 30 days' notice to the Borrower and the Lenders, resign as an L/C Issuer. Each Resigning L/C Issuer shall retain all the rights and obligations of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require Lenders to make Revolving Loans or fund participations in the manner set forth in Section 2.03(c)).
                                          ---------------

         10.08 CONFIDENTIALITY. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Borrower; (g) with the consent of the Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower; or (i) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Lender's or its Affiliates' investment portfolio in connection with ratings issued with respect to such Lender or its Affiliates. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement (other than specific information delivered to the Agent by the Borrower) to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions. For the purposes of this Section, "Information" means all
                                               -----------
information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

         10.09 SET-OFF. In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the Borrower against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency other than that of the deposit account. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided,
                                                            --------
however, that the failure to give such notice shall not affect the validity
-------
of such set-off and application.

         10.10 INTEREST RATE LIMITATION. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If
                                                        ------------
the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations.

         10.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         10.12 INTEGRATION. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the
                                                          --------
inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

         10.13 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or Event of Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

         10.14 SEVERABILITY. Any provision of this Agreement and the other Loan Documents to which the Borrower is a party that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         10.15 TAX FORMS. (a) Each Lender that is not a "United States person" within the meaning of Section 7701(a)(30) of the Code (a "Foreign
                                                                  -------
Lender") shall deliver to the Administrative Agent, prior to receipt of any
------
payment subject to withholding under the Code (or upon accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Person and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Person by the Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Person by the Borrower pursuant to this Agreement) or such other evidence satisfactory to the Borrower and the Administrative Agent that such Person is entitled to an exemption from, or reduction of, U.S. withholding tax. Thereafter and from time to time, each such Person shall (i) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Person by the Borrower pursuant to this Agreement, (ii) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (iii) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that the Borrower make any deduction or withholding for taxes from amounts payable to such Person. If such Person fails to deliver the above forms or other documentation, then the Administrative Agent may withhold from any interest payment to such Person an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction.

         (b) Upon the request of the Administrative Agent, each Lender that is a "United States person" within the meaning of Section 7701(a)(30) of the Code shall deliver to the Administrative Agent two duly signed completed copies of IRS Form W-9. If such Lender fails to deliver such forms, then the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable back-up withholding tax imposed by the Code, without reduction.

         (c) If any Governmental Authority asserts that the Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, and costs and expenses (including Attorney Costs) of the Administrative Agent. The obligation of the Lenders under this Section shall survive the termination of the Aggregate Commitments, repayment of all Obligations and the resignation of the Administrative Agent.

         10.16 JUDGMENT CURRENCY. The Borrower, the Administrative Agent and each Lender hereby agree that if, in the event that a judgment is given, in relation to any sum due to the Administrative Agent or any Lender hereunder, in an Offshore Currency (the "Judgment Currency"), the Borrower agrees to indemnify the Administrative Agent or such Lender, as the case may be, to the extent that the Dollar Equivalent Amount which could have been purchased by the Administrative Agent in accordance with normal banking procedures on the Business Day following receipt of such sum is less than the sum which could have been so purchased by the Administrative Agent had such purchase been made on the day on which such judgment was given or, if such day is not a Business Day, on the Business Day immediately preceding the giving of such judgment, and if the amount so purchased exceeds the amount which could have been so purchased had such purchase been made on the day on which such judgment was given or, if such day is not a Business Day, on the Business
Day immediately preceding such judgment, the Administrative Agent or the applicable Lender agrees to remit such excess to the Borrower. The agreements in this Section shall survive payment of all other Obligations.

         10.17    GOVERNING LAW.

         (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE
                                                     --------
ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

         (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES FOR THE
SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS,
FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION
OF THOSE COURTS. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH
JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED
THERETO. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER WAIVES
PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE
MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

         10.18 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM,

DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         10.19 WAIVER BY LENDERS OF NEGATIVE PLEDGE CONTAINED IN OTHER AGREEMENTS. To the extent there exists any provision in any loan agreement, line of credit or other agreement or instrument (other than the Loan Documents) by and between any Lender and the Borrower or any Subsidiary that restricts or would have the effect of restricting the ability of (a) the Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on Accounts or Inventory of such Person or (b) any Subsidiary to guaranty payment or, otherwise incur a Contingent Obligation with respect to, the Obligations, each Lender hereby waives such provision and the restrictions contained therein to the extent applicable to creating, incurring, assuming or suffering to exist any Lien in support of the Obligations or the ability of any Subsidiary to guaranty payment of, or otherwise incur Contingent Obligations with respect to, the Obligations. Notwithstanding any provision of this Agreement or any other Loan Document to the contrary, each Lender agrees that the waivers and agreements contained in this Section 10.19 shall
                                                         -------------
survive the termination of this Agreement and shall be binding upon each Lender notwithstanding the sale or assignment of any interest hereunder or such Person ceasing to be a Lender hereunder for any reason.

                      [Signatures on following pages.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                  KELLWOOD COMPANY



                                  By:  /s/ W. Lee Capps III
                                     ----------------------
                                  Name:  W. Lee Capps III
                                  Title: Senior Vice President and Chief
                                         Financial Officer






                             Signature Page - 1

                                  BANK OF AMERICA, N.A., as Administrative
                                  Agent


                                  By:   /s/ Richard C. Hardison
                                       ------------------------
                                  Name:  Richard C. Hardison
                                         -------------------
                                  Title: Vice President
                                         --------------




                                  JPMORGAN CHASE BANK, as Syndication
                                  Agent


                                  By:  /s/ Susan H. Atha
                                      ------------------
                                  Name:  Susan H. Atha
                                         -------------
                                  Title: Vice President
                                         --------------





                                  US BANK NATIONAL ASSOCIATION, as Co-
                                  Documentation Agent


                                  By:  /s/ Amanda Smith
                                      -----------------
                                  Name:  Amanda Smith
                                         ------------
                                  Title: Assistant Vice President
                                         ------------------------



                                  THE BANK OF NOVA SCOTIA, as Co-
                                  Documentation Agent


                                  By:  /s/ N. Bell
                                      ------------
                                  Name:  N. Bell
                                         -------
                                  Title: Assistant Agent
                                         ---------------




                             Signature Page - 2

                                  BANK OF AMERICA, N.A., as a Lender

                                  By: /s/ Richard C. Hardison
                                      -----------------------

                                  Name:  Richard C. Hardison
                                         -------------------

                                  Title: Vice President
                                         --------------





                             Signature Page - 3

                                  JPMORGAN CHASE BANK, as a Lender



                                  By:  /s/ Susan H. Atha
                                       -----------------

                                  Name: Susan H. Atha
                                        -------------

                                  Title: Vice President
                                         --------------



                             Signature Page - 4

                                  U.S. BANK, NATIONAL ASSOCIATION, as a
                                  Lender



                                  By:  /s/ Amanda Smith
                                       ----------------

                                  Name:  Amanda Smith
                                         ------------

                                  Title: Assistant Vice President
                                         ------------------------




                             Signature Page - 5

                                  THE BANK OF NOVA SCOTIA, as a Lender



                                  By:  /s/ N. Bell
                                       -----------

                                  Name: N. Bell
                                        -------

                                  Title: Assistant Agent
                                         ---------------





                             Signature Page - 6

                                  BANK ONE, NA, as a Lender



                                  By:  /s/ Nathan L. Bloch
                                       -------------------

                                  Name:  Nathan L. Bloch
                                         ---------------

                                  Title: First Vice President
                                         --------------------



                             Signature Page - 7

                                  MIZUHO CORPORATE BANK, LTD., as a Lender



                                  By:  /s/ Nobuyasu Fukatsu
                                       --------------------

                                  Name:  Nobuyasu Fukatsu
                                         ----------------

                                  Title: Senior Vice President
                                         ---------------------



                             Signature Page - 8

                                  THE BANK OF NEW YORK, as a Lender



                                  By:  /s/ Charlotte Sohn Fuiks
                                       ------------------------

                                  Name:  Charlotte Sohn Fuiks
                                         --------------------

                                  Title: Vice President
                                         --------------





                             Signature Page - 9

                                  UMB BANK, N.A., as a Lender



                                  By:  /s/ Ken E. Kotiza
                                       -----------------

                                  Name:  Ken E. Kotiza
                                         -------------

                                  Title: Vice President
                                         --------------




                            Signature Page - 10

                                  FIRST BANK, as a Lender



                                  By:  /s/ Traci L. Dodson
                                       -------------------

                                  Name:  Traci L. Dodson
                                         ---------------

                                  Title: Vice President
                                         --------------




                            Signature Page - 11

                                  ISRAEL DISCOUNT BANK OF NEW YORK,
                                  as a Lender

                                  By:  /s/ Matilde Reyes
                                       -----------------

                                  Name:  Matilde Reyes
                                         -------------

                                  Title: Vice President
                                         --------------



                                  By: /s/ Howard Weinberg
                                      -------------------

                                  Name:  Howard Weinberg
                                         ---------------

                                  Title: Senior Vice President
                                         ---------------------




                            Signature Page - 12

                                                               SCHEDULE 1.01

                         EXISTING LETTERS OF CREDIT

                                                               SCHEDULE 1.02

                           DESIGNATED SUBSIDIARIES



Refer to Schedule 5.13 for a list of subsidiaries, all of which shall constitute Designated Subsidiaries; except for the following exclusions:
                                    ------

         Acuna-Ropa, S.A.

         AG Distributors

         Lisa II, Ltd.

         Ivy International Limited

         Kellwood Financial Resources, Inc.

         Kellwood Shared Services, Inc.

         The Kellwood Foundation

         Kellwood Haiti, S. A.

         XCSI, Inc.

         KWD Holdings, Inc.

         Altair International, S. A.

         J. W. Confecciones A. M., S. A.

         3095-9563 Quebec, Inc.

         Tri-W Corporation

                                                               SCHEDULE 2.01

                                                COMMITMENTS
                                            AND PRO RATA SHARES

          LENDER                                        COMMITMENT                       PRO RATA SHARE
-----------------------------------------------------------------------------------------------------------
Bank of America, N.A.                                  $ 35,000,000                          14.58%

JPMorgan Chase Bank                                    $ 35,000,000                          14.58%

US Bank National Association                           $ 35,000,000                          14.58%

The Bank of Nova Scotia                                $ 35,000,000                          14.58%

Bank One, NA                                           $ 25,000,000                          10.42%

Mizuho Corporate Bank, Ltd.                            $ 20,000,000                           8.33%

The Bank of New York                                   $ 15,000,000                           6.25%

UMB Bank, N.A.                                         $ 15,000,000                           6.25%

First Bank                                             $ 15,000,000                           6.25%

Israel Discount Bank of New York                       $ 10,000,000                           4.17%
                                                       ------------                         -------

Total                                                  $240,000,000                         100.000000000%

                                                               SCHEDULE 5.06
                                 LITIGATION


No Exceptions

                                                               SCHEDULE 5.09
                            ENVIRONMENTAL MATTERS


In conjunction with the planned acquisition of ABC Childrenswear, a possible exposure of approximately $4.5 million may exist. This is a "worst case" estimate made by our environmental consultants after completion of Phase I investigations. Phase II investigations are underway at two sites (comprising $3.5 million of the total "worst case" estimate) in order to further define and more accurately estimate the exposure. We do not believe that this exposure will create a Material Adverse Effect on the Borrower.

                                                               SCHEDULE 5.13

                                SUBSIDIARIES
                        AND OTHER EQUITY INVESTMENTS



Part (a).         Subsidiaries.
                  ------------


Attached is a current list of all Kellwood subsidiaries


All entities listed are corporations and indentations in the listing indicate subsidiary status, e.g., Canadian Recreation Products, Inc. is a wholly-owned subsidiary of 2426-4152 Quebec, Inc., which is a wholly-owned subsidiary of American Recreation Products, Inc., which is a wholly-owned subsidiary of Kellwood Company.


Except for National Garments Manufacturing (Pte.) Limited (50% owned); all
------
listed subsidiaries are wholly-owned.



All shares are common stock and no options, warrants, or other rights to acquire any subsidiary's stock exist.


Part (b).         Other Equity Investments.
                  ------------------------

1. National Garments Manufacturing (Pte.) Limited is 50% owned. Winner Company of Hong Kong is our 50/50 partner.

2. Tri-W Corporation (100% owned by Kellwood) is a 50/50 partner with Caparco One, Inc. in the ownership of Hawthorn Office Park, the Kellwood headquarters building in St. Louis.

3. Borrower is considering a $10 million loan to a menswear retail chain and in return Kellwood Menswear will receive a five-year supply contract. The disclosure of this potential investment is made for informational purposes only and does not constitute an Investment permitted under Section 7.02(a) of the Credit Agreement.

                                                   KELLWOOD COMPANY SUBSIDIARIES
                                                   -----------------------------
                                                            (04/10/2002)



                                                MATERIAL SUBSIDIARIES ARE UNDERLINED



                                                                                                                 Date of Formation
                                                                                                                 -----------------
Acuna-Ropa, S.A. - 100% Owned - Foreign - Mexico - Inactive                                                               01/09/73

American Recreation Products, Inc. - 100% Owned - Domestic - Delaware - Camping Equipment/Garment Mfgs.                   08/16/85
----------------------------------

         American Recreation Products International, Inc. - 100% Owned - Domestic - Delaware - Camping
           Equipment/Garment Mfgs.                                                                                        03/19/98

         2426-4152 Quebec, Inc. - 100% Owned - Foreign - Quebec, Canada - Holding Company                                 01/26/87
         ----------------------
                  Canadian Recreation Products, Inc. - 100% Owned - Foreign - Quebec, Canada - Camping
                  ----------------------------------
                    Equipment/Garment Mfgs.                                                                               01/13/87
         Schoellkopf de Costa Rica, S.A. - 100% Owned - Foreign - Costa Rica - Inactive                                    Unknown
         Sierra Designs Acquisition Corporation - 100% Owned - Domestic - Delaware - Camping Equipment/Garment
         --------------------------------------
           Mfgs.                                                                                                          04/11/94
Biflex International, Inc. - 100% Owned - Domestic - New York
--------------------------
         Berlei Hestia Philippines, Inc. - 100% Owned - Foreign - Phillipines
         Biflex Sales Corp. - 100% Owned - Domestic - Delaware
Cen-Tex Holdings, Inc. - 100% Owned - Foreign - Panama - Garment Mfgs. (Sportswear)                                       04/25/83
Dorby Frocks, Ltd. - 100% Owned - Domestic - New York - Garment Mfgs.                                                     10/05/56
------------------
         AG Distributors - 100% Owned - Domestic - New Jersey - Inactive                                                  02/06/74
         Lisa II, Ltd. - 100% Owned - Domestic - New York - Inactive                                                      09/15/83
Group B Clothing Company - 100% Owned - Domestic - Delaware (Democracy)                                                   08/23/00
------------------------
Halmode Apparel, Inc. - 100% Owned - Domestic - Delaware - Garment Mfgs.                                                  08/08/86
         Halmode Apparel (Malaysia) Sdn. Bhd. - 100% Owned - Foreign - Malaysia
         Halmode Apparel (Singapore) Pte. Ltd. - 100% Owned - Foreign - Singapore
Ivy International Limited - 100% Owned - Foreign - Hong Kong - Import & Export/Trading
  (formerly Latexco) - Inactive                                                                                           08/11/92
Kellwood Financial Resources, Inc. - 100% Owned - Domestic - Tennessee                                                     12/9/99
----------------------------------
Kellwood Shared Services, Inc. - 100% Owned - Domestic - Delaware                                                          12/6/99
The Kellwood Foundation - 100% Owned - Domestic - Illinois - Charitable Foundation                                        10/28/65
Kellwood Haiti, S.A. - 100% Owned - Foreign - Haiti - Garment Mfgs. - Inactive                                            02/07/85
Kellwood Honduras, S.A. - 100% Owned - Foreign - Honduras - Garment Mfgs. (Lingerie)                                      12/24/91
Kellwood Mexico, S.A. de C.V. - 100% Owned - Foreign - Mexico - Garment Mfgs. (Sportswear)                                12/22/97
Koret of California, Inc. - 100% Owned - Domestic - California                                                             2/13/68
-------------------------
         MJF Imports, Inc. - 100% Owned - Domestic - New York                                                               6/3/86
         New Campaign, Inc. - 100% Owned - Domestic - Delaware                                                             1/27/95
         ------------------
         XCSI, Inc. - 100% Owned - Domestic - Delaware                                                                     3/25/98
                  Koret Hong Kong Limited - 100% Owned - Foreign - Hong Kong
         West Coast Apparel, Inc. - 100% Owned - Foreign - British Columbia, Canada                                        12/4/95
         ------------------------
                  West Coast Woollen Mills (1986) Ltd. - 100% Owned - Foreign - British Columbia, Canada                    7/7/86
Koret Outlet Stores, Inc. - 100% Owned - Domestic - Delaware                                                                5/4/01



                                      1



KWD Holdings, Inc. - 100% Owned - Domestic - Delaware - Holding Company                                                   04/13/88
------------------
         Beel Ha Manufactura, S.A. de C.V. - 100% Owned - Foreign - Mexico
         KW Apparel, S.A. de C.V. - 100% Owned - Foreign - El Salvador - Garment Mfgs. (Sportswear)                       09/27/95
         ------------------------
         Kellwood Asia Limited - 100% Owned - Foreign - Hong Kong - Holding Company                                       06/06/72
         ---------------------
                  Arden Fabrics Limited - 100% Owned - Foreign - Hong Kong - Trading/Property Investment                  05/01/84
                  Bluet Investment Co. Ltd. - 100% Owned - Foreign - Hong Kong - Holding Company                          08/18/78
                           CEO (Jilin) Garment Company, Ltd. - 100% Owned - Foreign - China - Garment Mfgs.               02/20/93
                  Diplom Limited - 100% Owned - Foreign - Hong Kong - Garment Mfgs.                                       01/08/88
                           Altair Internacional, S.A. - 100% Owned - Foreign - Costa Rica - Garment Mfgs. -
                             Inactive                                                                                     04/19/74
                           J.W. Confecciones A.M., S.A. - 100% Owned - Foreign - Costa Rica - Garment Mfgs. -
                             Inactive                                                                                     06/20/86
                  Lee Ming and Company Ltd. - 100% Owned - Foreign - Hong Kong - Garment Mfgs.                            01/30/70
                  Smart Shirts Limited - 100% Owned - Foreign - Hong Kong - Holding Company                               12/12/69
                  --------------------
                           Greenland Garments Limited - 100% Owned - Foreign - Hong Kong - Exporter                       10/31/59
                           National Garments Manufacturing (Pte.) Limited - 50% Owned - Foreign - Singapore -
                             Garment Mfgs.                                                                                07/23/99
                                    P.T. National Garments Bintan - 100% Owned - Foreign - Bintan
                                    SGF (Textiles Processing) Pte. Ltd. - 100% Owned - Foreign - Singapore
                                            P.T. SGF (Indonesia) - 100% Owned - Foreign - Indonesia
                           Smart Shirts Manufacturers, Limited - 100% Owned - Foreign - Hong Kong -
                           -----------------------------------
                             Garment Mfgs.                                                                                03/28/56
                                    J.G. Garment (Phils.), Inc. - 100% Owned - Foreign - Philippines
                                    Vince International Inc. - 100% Owned - Foreign - Philippines
                           Smart Shirts Manufacturers (Singapore) Ltd. - Foreign - Singapore
                           ------------------------------------------
                           South Asia Garments Limited - 100% Owned - Foreign - Hong Kong - Exporter                      08/28/59
                           ---------------------------
                                    Smart Shirts (Lanka) Limited - 100% Owned - Foreign - Sri Lanka -
                                      Garment Mfgs.                                                                       06/16/78
                  Smart Shirts Trading (Private) Ltd. - 100% Owned - Foreign - Sri Lanka
                  -----------------------------------
                  Utex Textiles Limited - 100% Owned - Foreign - Hong Kong                                                02/24/81
                           Smart Shirts (Shenzhen) Co., Ltd. - 100% Owned - Foreign - China - Garment Mfgs.               12/30/92
                           Utex Smart Shirts Garment Manufacturers (Shenzhen) Co., Ltd. - 100% Owned - Foreign -
                             China
         Kellwood del Sureste - 100% Owned - Foreign - Mexico (Sportswear)                                                09/06/00
         Kellwood Manufactura, S.A. de C.V. - 100% Owned - Foreign - Mexico - Garment Mfgs. (Lingerie)                    04/21/99
         3095-9563 Quebec Inc. - 100% Owned - Foreign - Quebec, Canada - Inactive                                            09/93
KWD Mexico, S.A. de C.V. - 100% Owned - Foreign - Mexico - Garment Mfgs. (Lingerie)                                       03/12/99
Robert Scott & David Brooks Outlet Stores, Inc. - 100% Owned - Domestic - Delaware - Retail Sales                         08/23/90
-----------------------------------------------
Tri-W Corporation - 100% Owned - Domestic - North Carolina - Property Management                                          09/23/49
-----------------

                                                               SCHEDULE 5.16
                        INTELLECTUAL PROPERTY MATTERS

No Exceptions

                                                               SCHEDULE 7.01

                                                 EXISTING LIENS

                                                                          MATURITY
          DEBTOR                      AMOUNT               RATE             DATE               CREDITOR
----------------------------    ------------------    --------------   --------------    ----------------------

CAPITALIZED  LEASES: **
--------------------------------------------------
Kellwood Company                          603,180             8.00%         2004         Hawthorn Properties
                                                                                         St. Louis, MO
                                ------------------

Total Capitalized Leases                 $603,180


** NOTE: ALL OF THE CAPITALIZED LEASES ARE SECURED BY THE PROPERTY LEASED

                                                               SCHEDULE 7.02
                            EXISTING INVESTMENTS


     1. Refer to the items listed in Schedule 5.13 which is incorporated herein.

     2. Cash and Marketable Securities as of March 31, 2002 were $25 million, invested through Bank One.

                                                               SCHEDULE 7.03

                                               EXISTING INDEBTEDNESS


                                               O/S                LINE OF           MATURITY
               DEBTOR                         AMOUNT              CREDIT              DATE            CREDITOR
--------------------------------------  ------------------  ------------------  ---------------   -----------------

REGIONAL LINES
----------------------------------------------------------
Kellwood Company                                        $0          10,000,000                    Banca di Roma

Kellwood Company                                         0          15,000,000                    Banca Nazionale delLavoro

Kellwood Company                                         0          10,000,000                    JP Morgan Chase

Kellwood Company                                         0          10,000,000                    US Bank

Kellwood Company                                         0           5,000,000                    UMB Bank St. Louis
                                        ------------------  ------------------

                                                        $0         $50,000,000

COMMITTED FACILITIES - LOANS
----------------------------------------------------------
Kellwood Company                                        $0        $350,000,000        8/27/2002   Bank of America - Lead Arranger

Canadian Recreation Products                     6,772,000          11,000,000        8/27/2002   The Bank of Nova Scotia

West Coast Apparel                               1,866,000           5,000,000        8/27/2002   The Bank of Nova Scotia
                                        ------------------

                                                $8,638,000
                                        ------------------


Smart Shirts                                            $0          $6,000,000                    Bank of America

Smart Shirts                                             0           6,500,000                    BNP

Smart Shirts                                             0          12,800,000                    Chekiang First Bank

Smart Shirts                                             0           4,500,000                    HongKong Bank

National Garment (50%)                             500,000           2,650,000                    Standard Chartered Bank
                                        ------------------  ------------------

                                                  $500,000         $32,450,000


Dorby Frock, Inc.                                  $56,000                             4/4/2005   Navistar Financial

Kellwood Company                                   921,647                            1/30/2003   IBM
                                        ------------------


Total Short Term Debt                          $10,115,647

COMMITTED FACILITIES - LETTERS OF CREDIT
----------------------------------------------------------
Kellwood Company                               $58,860,897        $200,000,000        8/27/2002   Bank of America - Lead Arranger

Canadian Recreation Products                     1,587,965          11,000,000        8/27/2002   The Bank of Nova Scotia

West Coast Apparel                                 231,087           5,000,000        8/27/2002   The Bank of Nova Scotia

                                        ------------------

                                               $60,679,949
                                        ------------------


                                     1


Smart Shirts                                    $1,100,000          $6,000,000                    Bank of America

Smart Shirts                                             0           6,500,000                    BNP

Smart Shirts                                     7,600,000          12,800,000                    Chekiang First Bank

Smart Shirts                                       400,000           4,500,000                    HongKong Bank

National Garment (50%)                                               2,650,000                    Standard Chartered Bank

Kellwood Company                                 3,900,000           3,900,000Stand-By            Mizuho (IBJ)
                                        ------------------  ------------------
                                               $13,000,000         $36,350,000for W/C


Total Letters of Credit                        $73,679,949



SENIOR  DEBT
----------------------------------------------------------
Kellwood Company                              $133,281,000                        10/15/2017      Public Debentures
Kellwood Company                               139,901,000                         7/15/2009      Public Senior Notes
Kellwood Company                                 1,875,000                         12/1/2002      Prudential
Kellwood Company                                 4,286,250                         12-01-04       Variable Annuity Life
Kellwood Company                                 4,286,250                         12-01-04       Allstate Life Ins Co.
Kellwood Company                                 2,857,500                         12-01-04       Principal Mutual
Kellwood Company                                 8,888,890                          9-01-05       Teachers Insurance & Annuity
Kellwood Company                                 5,000,000                         12-01-02       Equitable Variable
Kellwood Company                                 5,000,000                         12-01-02       Equitable Assurance
Kellwood Company                                10,000,000                         12-01-03       Equitable Assurance
Kellwood Company                                10,000,000                         12-01-03       Principal Mutual
                                        ------------------
          Total Senior Debt                   $325,375,890



CAPITALIZED  LEASES: *
------------------------------------------------------------

Kellwood Company                                  $603,180  2004 Hawthorn Properties
                                         -----------------
                                                                 St. Louis, MO
Total Capitalized Leases                          $603,180


Total Indebtedness**                          $336,094,717

Total Letters of Credit                        $73,679,949

* NOTE: ALL OF THE CAPITALIZED LEASES ARE SECURED BY THE PROPERTY LEASED ** NOTE: TOTAL DOES NOT INCLUDE E L/CS

                                                               SCHEDULE 7.06


                                                    EXISTING MATERIAL LEASES



             LOCATION                     2002          2003         2004         2005          2006       AFTER      TOTAL
------------------------------------ -------------- ------------ ------------ ------------ ------------- ---------- -----------

   Total Sportswear
------------------------------------
Gettinger Associates - Sag Harbor           846,483      141,080            0            0             0          0    987,563

1350 LLC- Slates                            270,297      270,297       90,100            0             0          0    630,694

Magnolia Assoc.- NY Tower 45              1,068,132    1,068,132      534,066            0             0          0  2,670,330

ElSalvador/Zona Franca San Bartold          117,950            0            0            0             0          0    117,950

One Stop Contracting                        837,641      837,641      837,641      837,641       837,641    767,833  4,956,038

1411 Trizechahn Swig LLC                    352,830            0            0            0             0          0    352,830

   Total Lingerie
------------------------------------
180 Madison Ave - NY                        525,434      527,865      560,841      502,323       511,878     42,723  2,671,064
200 W. 140th - LA  (Jacobs Living
 Trust)                                     348,336      348,336       58,056            0             0          0    754,728

2355 W. 140th - LA (The Klabin CO.)         182,016      182,016       91,008            0             0          0    455,040

Choloma, Honduras, Zip Choloma
 Ind. Prk                                   295,956      295,956      295,956      295,956             0          0  1,183,824

Motul Yucatan, Mexico                       468,132      468,132      468,132      156,000             0          0  1,560,396

Biflex - Laino                              378,075      378,075      378,075            0             0          0  1,134,225

   Total DDDG/Democracy
------------------------------------
Vernon / Brauler                            262,000            0            0            0             0          0    262,000

Sweet Sixteen- Santa Monica, CA             200,074      200,074       83,365            0             0          0    483,513

   Total Koret
------------------------------------
NY Sales Office                             271,000      271,000      287,937      291,325       291,325    704,035  2,116,622

NY Sales Office - Melrose                   115,100      115,100       67,142            0             0          0    297,342

Napa Plant                                  446,329      451,909      479,804      479,804       503,794  2,331,798  4,693,438

505 14th Street                           1,145,028    1,145,028    1,269,488    1,294,380     1,294,380  2,804,490  8,952,794

Chico Distribution Center                 1,083,712      363,440            0            0             0          0  1,447,152

Chico Outlet Warehouse                      132,000      132,000      132,000       55,000             0          0    451,000

Chico Outlet Warehouse                      100,800       33,600            0            0             0          0    134,400

1155 Pineridge-Norfolk VA.                  325,000      340,000      355,000      370,000       385,000  1,390,000  3,165,000

New York, NY (15th floor)                   192,500      192,500       48,125            0             0          0    433,125

New York, NY (11th floor)                   228,000      228,000       76,000            0             0          0    532,000

611 Alexander St.                           548,866      564,548      564,548      329,320             0          0  2,007,283

1645 Kent Ave North                         196,224      196,224      196,224      196,224       171,696          0    956,592

Oakridge Store                              106,405       53,202            0            0             0          0    159,607


                                     1


    Total Dorby Frocks
------------------------------------
463 7th Ave, NY                             427,760      427,760      392,113            0             0          0  1,247,633

1400 Broadway, NY                           207,338            0            0            0             0          0    207,338

115 Castle Road, Secaucus, NJ               240,293      220,268            0            0             0          0    460,561

   Total E-N-C
------------------------------------
New York - G. Holding Corp.                 108,480       45,200            0            0             0          0    153,680

California Mart                             119,940      119,940      119,940            0             0          0    359,820

   Total Kellwood New England
------------------------------------
Brockton - Northern Isles                   734,400      734,400      795,600      795,600       795,600    795,600  4,651,200

Emme - Sportswear                           238,430            0            0            0             0          0    238,430

Perry Ellis Showroom - Lechar Realty        137,399      125,949            0            0             0          0    263,348

BB / 1411 Trizechahn                        366,083      366,083      366,083      366,083       183,042          0  1,647,374

   Total Halmode
------------------------------------
Insignia - 250  W. 39th (NY, NY)            376,620      387,919      399,445      342,220             0          0  1,506,204

Helmsley Spear - 1411 Broadway - NY         605,790      605,790      605,790      353,377             0          0  2,170,747

    Total Vintage Blue
------------------------------------
1411 Broadway- New York, NY.                214,107      124,894            0            0             0          0    339,001

   Total American Recreation Products
-------------------------------------
New Haven, MO - Chamber of Comm             100,278       33,426            0            0             0          0    133,704

St. Louis, MO - Fernridge Pkwy              346,224      373,440      395,538      400,000       233,333          0  1,748,535

Plattsburg, NY / PARC                       380,000      316,667            0            0             0          0    696,667

Olymbec - 8515 Pl. Devonshire               247,603            0            0            0             0          0    247,603

D'Alfen's, Ltd. - Warehouse                 178,752      178,752            0            0             0          0    357,504

   Total Kellwood Western Region Center
---------------------------------------
The Realty Fund IV - East Temple          2,274,696    2,431,083    2,445,300    2,536,998     2,628,696  2,847,754 15,164,527

The Realty Fund IV - Buildings A & B        432,393      460,173      460,173      268,434             0          0  1,621,173

   Fritzi
------------------------------------
New York, NY Showroom                       373,036      436,720      436,720      363,933             0          0  1,610,409

   Total Smart Shirts
------------------------------------
Sri Lanka                                   275,650      304,295      304,295       53,418        53,418     53,418  1,044,494

Hong Kong                                   264,646       90,075            0            0             0          0    354,721

China                                       745,280      725,000      691,800      115,260             0          0  2,277,340

Philippines                                 150,517      155,187       45,083            0             0          0    350,787

                                                              SCHEDULE 10.02



                   OFFSHORE AND DOMESTIC LENDING OFFICES,
                            ADDRESSES FOR NOTICES


KELLWOOD COMPANY
600 Kellwood Parkway
Chesterfield, Missouri 63017
Attn: Legal Department/Corporate Secretary
Telephone: (314) 576-3100
Facsimile: (314) 576-3388
Electronic Mail: tom_pollihan@kellwood.com


BANK OF AMERICA

Administrative Agent's Office and Bank of America's Lending Office
------------------------------------------------------------------
(for payments and Requests for Credit Extensions):

Bank of America, N.A.
101 North Tryon Street, 15th Floor
NC1-001-15-01
Charlotte, NC 28255
Attention: Jeff Strickland
Telephone: 704-386-8388
Facsimile: 704-409-0006
Electronic Mail: jeff.strickland@bankofamerica.com
Account No: 1366212250600
Ref: Kellwood Company
ABA #  053000196

Other Notices as Administrative Agent:
--------------------------------------

Bank of America, N.A.
Agency Management
101 North Tryon Street, 8th Floor
NC1-001-08-19
Charlotte, NC 28255
Attention: Katherine E. Traviss, AMO
Telephone: 704-387-5448
Facsimile: 704-409-0637
Electronic Mail: katherine.e.traviss@bankofamerica.com

JP MORGAN CHASE BANK


Credit Contact Information:
--------------------------
JP Morgan Chase Bank
1411 roadway, 5th Floor
New York, New York  10018
Attn: Susan Atha, Vice President
Telephone: (212) 391-0857
Facsimile: (212) 391-2102
Electronic Mail: susan.h.atha@jpmorgan.com


Operations Contact Information:
------------------------------
JP Morgan Chase Bank
1411 Broadway, 5th Floor
New York, New York  10018
Attn: Caridad J. Tio, Assistant Manager
Telephone: (212) 391-2711
Facsimile: (212) 391-7283
Electronic Mail: caridad.j.tio@jpmorgan.com

L/C Contact Information:
-----------------------
JP Morgan Chase Bank
1411 Broadway, 5th Floor
New York, New York 10018
Attn: Klaus J. Konzack, Vice President
Telephone: (212) 391-2266
Facsimile: (212) 391-2102
Electronic Mail: klaus.j.konzack.@chase.com


Wire Transfer Instructions:
--------------------------
JP Morgan Chase Bank
4 Chase Metrotech Center, 13th Floor
Brooklyn, NY 11246
ABA #021000021
Account No.: Commercial Loan Operations #9420
Reference: Kellwood Company

U.S. BANK NATIONAL ASSOCIATION

Requests for Credit Extensions:
------------------------------
U.S. Bank National Association
One US Bank Plaza
St. Louis, MO 63101
Mail Code: SL-TW-12MP
Attn: Linda Mackey
Telephone: (314) 418-3567
Facsimile: (314) 418-3859
Electronic Mail: linda.mcakey@usbank.com
Account No. 00018642160600
Ref: Kellwood Company
ABA# 081000210

Notices (other than Requests for Credit Extensions):
---------------------------------------------------

U.S. Bank National Association
One US Bank Plaza
St. Louis, MO 63101
Mail Code: SL-TW-12MP
Attn: Amanda Smith
Telephone: (314) 418-3638
Facsimile: (314) 418-3859
Electronic Mail: amanda.a.smith@usbank.com


THE BANK OF NOVA SCOTIA
Credit Contact Information:
--------------------------
The Bank of Nova Scotia
181 West Madison Street
Suite 3700
Chicago, Illinois 60602
Attention: Lisa Garling, Director
Telephone: (312) 201-4135
Facsimile: (312) 201-4108
Electronic Mail: lgarling@wrmp.scotiabank.com

Operations and L/C Contact Information:
--------------------------------------
The Bank of Nova Scotia
600 Peachtree Street, NE
Suite 2700
Atlanta, Georgia 30308
Attn: Mystro Whatley, Loan Officer
Telephone: (404) 877-1566
Facsimile: (404) 888-8998
Electronic Mail: mystro.whately@scotiacapital.com

Fed Wire Payment Instructions:
-----------------------------
The Bank of Nova Scotia - New York Agency
New York, New York
ABA #026002532
Account No.: 0606634
Account Name: The Bank of Nova Scotia - Atlanta Agency
Reference: Kellwood Company
Attention: Chicago Team


L/C Fed Wire Payment Instructions:
---------------------------------
The Bank of Nova Scotia - New York Agency
New York, New York
ABA #026002532
Account No.: 0606634
Account Name: The Bank of ova Scotia - Atlanta Agency
Reference: Kellwood Company
Attention: Chicago Team


BANK ONE, NA

Credit Contact Information:
--------------------------
Bank One, NA
One Bank One Plaza
IL1-0364
Chicago, IL 60670
Mail Code: IL1-0173
Attn:  Michael Rhodes, Director
Telephone: (312) 732-3226
Fax: (312) 732-7592
Electronic Mail: michael.v.rhodes@bankone.com

Wire Transfer Instructions:
--------------------------

Bank One NA
One Bank One Plaza
Chicago, IL 60670
Mail Code: IL1-0088
Attn:       Deanna Lee
Telephone:  (312) 732-4967
Fax:    (312) 732-4303
e:mail: Deanna_D_Lee@bankone.com
Account#:      481152860000
Account Name:  LS2 Incoming Acct.
Ref:           Kellwood Company
ABA #               071000013

MIZUHO CORPORATE BANK, LTD.

Lending Office:
--------------
Mizuho Corporate Bank, Ltd.
95 Christopher Columbus Drive, 17th Floor
Jersey City, New Jersey 07302
Facsimile:  (201) 200-0253
Telex: 232988 DK

Administrative Contact Information:
----------------------------------
Mizuho Corporate Bank, Ltd.
95 Christopher Columbus Drive, 17th Floor
Jersey City, New Jersey 07302
Attn: Andrew Stasiw
Telephone: (201) 200-4143
Facsimile: (201) 200-0253
Electronic Mail: astasiw@gpnus.mizuho-cb.com

Wire Transfer Instructions:
--------------------------

Mizuho Corp Bank Broadway Branch-DKB
ABA #026004307
Account No.: H10-740-014132
Attention: Loan Operations Department
Reference: Kellwood Company

Notices (other than Requests for Credit Extensions):
---------------------------------------------------

Mizuho Corporate Bank, Ltd.
227 West Monroe Street, 26th Floor
Chicago, IL 60606
Attn: Brian W. Riley
      Vice President
Telephone: (312) 715-6364
Facsimile: (312) 876-2011
Electronic Mail: brianriley@gpnus.mizuho-cb.com


THE BANK OF NEW YORK

Lending Office:
--------------
The Bank of New York
One Wall Street, 8th Floor
New York, New York 10286
Attn: Charlotte Sohn Fuiks
      Vice President
Telephone: (212) 635-7869
Facsimile: (212) 635-1481
Electronic Mail: csohn@bankofny.com


Wire Transfer Instructions:
--------------------------

The Bank of New York
101 Barclay Street
ABA #021000018
Special Financial Products Department
Account No.: 8033297689
Reference: Kellwood Company


Administrative Contact Information:
----------------------------------

The Bank of New York
One Wall Street, 8th Floor
New York, New York 10286
Attn: Diane Burgess
Telephone: (212) 635-1311
Facsimile: (212) 635-1481

UMB BANK, NATIONAL ASSOCIATION

Credit Contact Information:
--------------------------
UMB Bank, National Association
#2 S. Broadway
St. Louis, Missouri 63102
Attn: Robert D. Vieth
      Executive Vice President
Telephone: (314) 612-8017
Facsimile: (314) 612-8014
Electronic Mail: robert.vieth@umb.com

Credit Contact Information:
--------------------------
UMB Bank, National Association
#2 S. Broadway
St. Louis, Missouri 63102
Attn: Ken Kotiza
      President
Telephone: (314) 612-8003
Facsimile: (314) 612-8223
Electronic Mail: ken.kotiza@umb.com

Operations Contact Information:
------------------------------
UMB Bank, National Association
#2 S. Broadway
St. Louis, Missouri 63102
Attn: Mary L. Ambery
      Sr. Vice President
Telephone: (314) 612-8290
Facsimile: (314) 612-8150
Electronic Mail: mary.leopold-amberg@umb.com


L/C Contact:
-----------
UMB Bank, National Association
#2 S. Broadway
St. Louis, Missouri  63102
Attn: Cecil G. Wood
      Sr. Vice President
Telephone: (314) 612-8131
Facsimile: (314) 612-8014
Electronic Mail: cecil.wood@umb.com

Wire Transfer Instructions:
--------------------------

UMB Bank, National Association
St. Louis, MO (Kansas City, MO)
ABA #081009813
Account No.:  000106002265000
Reference: Kellwood Company
Attention: Peggy Herdlick



FIRST BANK

Credit Contact Information:
--------------------------
Traci L. Dodson
Vice President
135 N. Meramec
St. Louis, MO 63105
Telephone: (314) 854-5428
Facsimile: (314) 889-1001
Electronic Mail: traci.dodson@fbol.com

Operations Contact Information:
------------------------------
Lois Smith
560 Anglum Road
Hazelwood, MO 63042
Telephone: (314) 592-2782
Facsimile: (314) 592-2760
Electronic Mail: lois.smith@fbol.com

Wire Transfer Instructions:
--------------------------

First Bank
St. Louis, MO
ABA #: 081009428
Account No.: N/A
Reference: Kellwood Company
Attention: Lois Smith

ISRAEL DISCOUNT BANK OF NEW YORK

Lending Office:
--------------
Israel Discount Bank of New York
511 Fifth Avenue
New York, New York 10017
Attn: Matilde Reyes
Telephone: (212) 551-8596
Facsimile: (212) 551-8872
Electronic Mail: mreyes@idbny.com


Wire Transfer Instructions:
--------------------------

Israel Discount Bank of New York
ABA #026009768
Account No.: 3554009 01621 (Accounts Payable - Loan Dept.)
Reference: Kellwood
Attention: Laury Quiles
Electronic Mail: lquiles@idbny.com


Notices (other than Requests for Credit Extensions):
---------------------------------------------------

Israel Discount Bank of New York
511 Fifth Avenue
New York, New York 10017
Attn: Matilde Reyes, Vice President
      Telephone: (212) 551-8755
      Facsimile: (212) 551-8720
      Electronic Mail: MReyes@idbny.com

                                                                   EXHIBIT A

                        FORM OF REVOLVING LOAN NOTICE

                                                   Date:             ,
                                                          -----------  -----
To:      Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

         Reference is made to that certain Credit Agreement, dated as of April 30, 2002 as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined
                                            ---------
therein being used herein as therein defined), among Kellwood Company, a Delaware corporation (the "Borrower"), the Lenders from time to time party
                           --------
thereto, Bank of America, N.A., as Administrative Agent, JPMorgan Chase Bank, as Syndication Agent, and US Bank and The Bank of Nova Scotia, as Co-Documentation Agents.

         The undersigned hereby requests (select one):

         | |  A Borrowing of Loans               | |  A Conversion of Loans

         | |  A Continuation of Loans

         1.   On                       , 20    (a Business Day).
                 ------------------ ---    ---

         2.   In the amount of                      (Please denote amount
                               --------------------
in currency selected below). (Note: Minimum of the Dollar Equivalent Amount of $5,000,000 and multiples of the Dollar Equivalent Amount of $1,000,000 for Offshore Rate Loans; minimum of the Dollar Equivalent Amount of $500,000 and multiples of the Dollar Equivalent Amount of $100,000 for Base Rate Loans, except for Borrowings used solely to pay Unreimbursed Amounts pursuant to
Section 2.03 of the Agreement).
------------

         3.   Comprised of: | | Base Rate Loan
                            | | Offshore Rate Loan


         4.   For Offshore Rate Loans: with an Interest Period of
                         months.
              ----------

         5.   Currency: | | U.S. Dollars         | |  Offshore Currency:
                                                 | |  Euro
                                                 | |  Japanese Yen
                                                 | |  Hong Kong Dollars

         The Borrowing requested herein complies with the proviso to the first sentence of Section 2.01 of the Agreement.
                  ------------

         The matters set forth in Section 4.02(a) and (b) are true, correct
                                  -----------------------
and complete as of the date hereof and with respect to the requested Credit Extension.


                                    KELLWOOD COMPANY

                                    By:
                                         --------------------------------------

                                    Name:
                                           ------------------------------------

                                    Title:
                                            -----------------------------------

                                                                   EXHIBIT B

                         FORM OF REVOLVING LOAN NOTE

                                                    Date:            ,
                                                           ----------  -----

         FOR VALUE RECEIVED, the undersigned (the "Borrower"), hereby
                                                   --------
promises to pay to the order of                               (the
                                -----------------------------
"Lender"), on the Maturity Date (as defined in the Credit Agreement referred
 ------
to below) the Lender's Commitment, or such lesser principal amount of Revolving Loans (as defined in such Credit Agreement) due and payable by the Borrower to the Lender on the Maturity Date under that certain Credit Agreement, dated as of April 30, 2002 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein
 ---------
defined), among the Borrower, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, JPMorgan Chase Bank, as Syndication Agent, and US Bank and The Bank of Nova Scotia, as Co-Documentation Agents.

         The Borrower promises to pay interest on the unpaid principal amount of each Revolving Loan from the date of such Revolving Loan until such principal amount is paid in full, at such interest rates, and at such times as are specified in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars or the Offshore Currency in which such Revolving Loan was advanced, in Same Day Funds at the Administrative Agent's Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the Default Rate.

         This Note is one of the Revolving Loan Notes referred to in the Agreement, is entitled to the benefits thereof and is subject to optional prepayment in whole or in part as provided therein. Upon the occurrence of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Revolving Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Revolving Loans and payments with respect thereto.

         The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.


                                       KELLWOOD COMPANY

                                       By:
                                            -----------------------------------

                                       Name:
                                              ---------------------------------

                                       Title:
                                               --------------------------------

                                          REVOLVING LOANS AND PAYMENTS WITH RESPECT THERETO


                                                                                AMOUNT OF
                                                                                PRINCIPAL     OUTSTANDING
                                      CURRENCY                      END OF     OR INTEREST     PRINCIPAL
                      TYPE OF         IN WHICH       AMOUNT OF     INTEREST     PAID THIS     BALANCE THIS
    DATE             LOAN MADE        LOAN MADE      LOAN MADE      PERIOD        DATE            DATE        NOTATION MADE BY
------------------------------------------------------------------------------------------------------------------------------------
--------------      ----------        ---------      ---------     ---------   -----------    ------------    -------------------
--------------      ----------        ---------      ---------     ---------   -----------    ------------    -------------------
--------------      ----------        ---------      ---------     ---------   -----------    ------------    -------------------
--------------      ----------        ---------      ---------     ---------   -----------    ------------    -------------------
--------------      ----------        ---------      ---------     ---------   -----------    ------------    -------------------
--------------      ----------        ---------      ---------     ---------   -----------    ------------    -------------------
--------------      ----------        ---------      ---------     ---------   -----------    ------------    -------------------
--------------      ----------        ---------      ---------     ---------   -----------    ------------    -------------------
--------------      ----------        ---------      ---------     ---------   -----------    ------------    -------------------
--------------      ----------        ---------      ---------     ---------   -----------    ------------    -------------------
--------------      ----------        ---------      ---------     ---------   -----------    ------------    -------------------
--------------      ----------        ---------      ---------     ---------   -----------    ------------    -------------------
--------------      ----------        ---------      ---------     ---------   -----------    ------------    -------------------
--------------      ----------        ---------      ---------     ---------   -----------    ------------    -------------------
--------------      ----------        ---------      ---------     ---------   -----------    ------------    -------------------
--------------      ----------        ---------      ---------     ---------   -----------    ------------    -------------------
--------------      ----------        ---------      ---------     ---------   -----------    ------------    -------------------
--------------      ----------        ---------      ---------     ---------   -----------    ------------    -------------------

                                                                   EXHIBIT C

                       FORM OF COMPLIANCE CERTIFICATE

                                  Financial Statement Date:              ,
                                                            -------------  ---
To:      Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:


         Reference is made to that certain Credit Agreement, dated as of April 30, 2002 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined
                                            ---------
therein being used herein as therein defined), among Kellwood Company, a Delaware corporation (the "Borrower"), the Lenders from time to time party
                           --------
thereto, Bank of America, N.A., as Administrative Agent, JPMorgan Chase Bank, as Syndication Agent, and US Bank and The Bank of Nova Scotia, as Co-Documentation Agents.

         The undersigned Responsible Officer hereby certifies as of the date
 hereof that he/she is the                                 of the Borrower,
                           -------------------------------
and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that:

[Use following for fiscal YEAR-END financial statements]

         1. Attached hereto as Schedule 1 are the year-end audited financial
                               ----------
statements required by Section 6.01(a) of the Agreement for the fiscal year
                       ---------------
of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following for fiscal QUARTER-END financial statements]

         1. Attached hereto as Schedule 1 are the unaudited financial
                               ----------
statements required by Section 6.01(b) of the Agreement for the fiscal
                       ---------------
quarter of the Borrower ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal, recurring year-end audit adjustments and the absence of footnotes.

         2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.

         3. A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its Obligations under the Loan Documents, and

[select one:]

         [to the best knowledge of the undersigned during such fiscal period, the Borrower performed and observed each covenant and condition of the Loan Documents applicable to it.]

--or--

         [the following covenants or conditions have not been performed or observed and the following is a list of each such Default or Event of Default and its nature and status:]

         4. The financial covenant analyses and information set forth on
Schedule 2 attached hereto are true and accurate on and as of the date of
----------
this Certificate.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate as
of                         ,                .
   ------------------------  ---------------


                                  KELLWOOD COMPANY

                                  By:
                                       ----------------------------------------

                                  Name:
                                         --------------------------------------

                                  Title:
                                          -------------------------------------

                                        SCHEDULE 2
                              to the Compliance Certificate

I.       SECTION 7.02(h) - INVESTMENTS

         A.       Total Investments made during the fiscal quarter ending on the above date
                  (the "Determination Date")                                                            $
                                                                                                         --------
         B.       Total Investments made from the Closing Date through the fiscal quarter
                  immediately prior to the fiscal quarter ending on the Determination Date              $
                                                                                                         --------
         C.       Sum of I.A. plus I.B.                                                                 $
                                                                                                         --------

         REQUIRED:  I.C. may not exceed $25,000,000


II.      SECTION 7.03(i) -  OTHER INDEBTEDNESS

         A.       Aggregate principal amount of Indebtedness not otherwise permitted under
                  clauses (a) through (h) of Section 7.03 outstanding on the Determination Date         $
                                                                                                         --------
         B.       15% of Consolidated Net Tangible Assets on the Determination Date
                                                                                                        $
                                                                                                         --------

         REQUIRED:  II.A. must not exceed the lesser of (i) $150,000,000 or (ii) II.B.

III.     SECTION 7.05 -  DISPOSITIONS

         A.       Aggregate amount of Dispositions of worn out or obsolete property from
                  the Closing Date to the Determination Date                                            $
                                                                                                         --------

         B.       Aggregate gross book value of equipment or real property disposed of during
                  the fiscal year in which the Determination Date occurs                                $
                                                                                                         --------

         C.       Aggregate gross book value of property subject to a sale-leaseback
                  transaction from the Closing Date to the Determination Date                           $
                                                                                                         --------

         D.       Aggregate amount of Accounts disposed of from the Closing Date to the
                  Determination Date                                                                    $
                                                                                                         --------

         Required:  III.A. may not exceed $5,000,000
                    III.B. may not exceed $10,000,000
                    III.C. may not exceed $25,000,000
                    III.D. may not exceed $750,000


                                    C-3


IV.      SECTION 7.13(a) - CONSOLIDATED NET WORTH.

         A.       Shareholders Equity as of the end of the fiscal quarter ending on the
                  Determination Date                                                                    $
                                                                                                         --------
         B.       Consolidated Net Income for the fiscal quarter ending on the Determination
                  Date                                                                                  $
                                                                                                         --------
         C.       Increase in Shareholders' Equity from issuance and sale of capital stock              $
                                                                                                         --------
         D.       Sum of IV.B. and IV.C. multiplied by 50%                                              $
                                                                                                         --------
         E.       Amount of minimum Consolidated Net worth required as of the end of the
                  fiscal quarter ended prior to the Determination Date                                  $
                                                                                                         --------
         F.       Aggregate amount of Permitted Capital Stock Repurchases from the Closing
                  Date to the Determination Date                                                        $
                                                                                                         --------
         G.       Amount of IV.D. plus IV.E. minus IV.F.                                                $
                                                                                                         --------

         Required:  On the Closing Date IV.A. must be no less than $388,000,000 and on any
                  Determination Date thereafter IV.A. must be greater than IV.G.

V.       SECTION 7.13(b) -FIXED CHARGE COVERAGE RATIO.

         A.       Consolidated EBITDA for four consecutive fiscal quarters ending on above date ("Subject Period"):
                         --------------

                  1.     Consolidated Net Income for Subject Period
                         (Including $             in Acquisition Adjustments):                          $
                                     ------------                                                        --------
                  2.     Consolidated Interest Charges for Subject Period
                         (Including $             in Acquisition Adjustments):                          $
                                     ------------                                                        --------
                  3.     Provision for income taxes for Subject Period:                                 $
                                                                                                         --------
                  4.     Depreciation expenses for Subject Period:                                      $
                                                                                                         --------
                  5.     Amortization expenses for Subject Period:                                      $
                                                                                                         --------
                  6.     Add back for plant closings                                                    $
                                                                                                         --------
                  7.     Consolidated EBITDA (Lines V.A.1 + 2 + 3 + 4 + 5 + 6):                         $
                                                                                                         --------

         B.       Fixed Charges for Subject Period:

                  Consolidated Interest Charges (Including
                  $             in Acquisition Adjustments):                                            $
                   ------------                                                                          --------
                  Principal payable during Subject Period                                               $
                                                                                                         --------
                  Restricted Payments during Subject Period                                             $
                                                                                                         --------
                         TOTAL                                                                          $
                                                                                                         --------

         C.       Cash taxes (other than Permitted
                  Pension Plan Liability) for Subject Period:                                           $
                                                                                                         --------


                                    C-4


         D.       Line V.A.7. -  Line V.C.:                                                             $
                                                                                                         --------

         E.       Fixed Charge Coverage Ratio (Line V.D. / Line V.B.):                                        to 1.00
                                                                                                        ------
         Minimum required:         See Section 7.13(b)

VI.      SECTION 7.13(c) - LEVERAGE RATIO.

         A.       Consolidated EBITDA for Subject Period (Line V.A.7. above):                           $
                                                                                                         --------
         B.       Consolidated Funded Indebtedness at Statement Date:                                   $
                                                                                                         --------
         C.       Leverage Ratio (Line VI.B. / Line VI.A.):                                                   to 1.00
                                                                                                        ------

         Maximum permitted:                 See Section 7.13(c)







                                    C-5


VII.     SECTION 7.14 - ACQUISITIONS.

         A.       Total consideration for all Acquisitions
                  during the current Loan Year:                                                         $
                                                                                                         --------

         B.       Total Non-Equity Consideration for all Acquisitions
                  during the current Loan Year:                                                         $
                                                                                                         --------

         C.       Permitted Carryover Amount from prior Loan Year
                  (zero for the first Loan Year), multiplied by 50%                                     $
                                                                                                         --------

         D.       Maximum Non-Equity Consideration for current
                  Loan Year ($75,000,000 + VII.C.)                                                      $
                                                                                                         --------

         REQUIRED:  VII.B. must not exceed VII.D.

VIII.    SECTION 7.15 - CAPITAL EXPENDITURES (YEAR END ONLY).

         A.       Capital Expenditures for most recently ended
                  fiscal year (the "Subject Year"):                                                     $
                                                                                                         --------

         B.       Capital Expenditures for the fiscal year immediately
                  preceding the Subject Year:                                                           $
                                                                                                         --------

         C.       Amount carried forward from fiscal year immediately
                  preceding the Subject Year ($30,000,000* - VIII.B. x 50%)                             $
                                                                                                         --------

         D.       Maximum permitted Capital Expenditures in Subject
                  Year ($30,000,000* + VIII.C.)                                                         $
                                                                                                         --------

         REQUIRED:  VIII.A. must not exceed VIII.D.

         *  Read as $35,000,000 if ABC Childrenswear Acquisition has been consummated

                                                                   EXHIBIT D

                          ASSIGNMENT AND ASSUMPTION

         This Assignment and Assumption (this "Assignment and Assumption")
                                               -------------------------
is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor") and [Insert name of
                                        --------
Assignee] (the "Assignee"). Capitalized terms used but not defined herein
                --------
shall have the meanings given to them in the Credit Agreement identified below (the "Credit Agreement"), receipt of a copy of which is hereby
            ----------------
acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

         For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of the Assignor's rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor's outstanding rights and obligations under the respective facilities identified below (including, without limitation, Letters of Credit included in such facilities and, to the extent permitted to be assigned under applicable law, all claims (including, without limitation, contract claims, tort claims, malpractice claims and all other claims at law or in equity, including claims under any law governing the purchase and sale of securities or governing indentures pursuant to which securities are issued), suits, causes of action and any other right of the Assignor against any other Person) (the "Assigned Interest"). Such sale and
                                         -----------------
assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.       Assignor:
                           ------------------------------

2.       Assignee:                                        [which is a
                           ------------------------------
                           Lender/Affiliate/Approved Fund of
                           [identify Lender](1)]

3.       Borrower(s):
                           ------------------------------

4.       Administrative Agent:     Bank of America, N.A., as the Administrative
                                   Agent under the Credit Agreement

5.       Credit Agreement:         The  Credit  Agreement,  dated  as of
                                                  ,  2002,  among  Kellwood
                                   ---------------
                                   Company, the Lenders parties thereto, Bank of America, N.A., as Administrative
                                   Agent, JPMorgan Chase Bank, as Syndication
                                   Agent,and US Bank and The Bank of
                                   Nova Scotia, as Co-Documentation Agents

---------
(1) Select as applicable.

6.       Assigned Interest:

         ---------------------------------------------------------------------------------------------------------
                   Aggregate Amount of                Amount of Commitment/Loans         Percentage Assigned of
            Commitment/Loans for all Lenders*                 Assigned (2)                 Commitment/Loans(3)
                             ---------------                  --------                     -----------------

         ---------------------------------------------------------------------------------------------------------
         $                                         $                                                %
          ----------------                          ----------------                  --------------
         ---------------------------------------------------------------------------------------------------------
         $                                         $                                                %
          ----------------                          ----------------                  --------------
         ---------------------------------------------------------------------------------------------------------
         $                                         $                                                %
          ----------------                          ----------------                  --------------
         ---------------------------------------------------------------------------------------------------------

         ---------------------------------------------------------------------------------------------------------

[7.      Trade Date:                         ] (4)
                           ------------------

Effective Date:                   , 20   [TO BE INSERTED BY ADMINISTRATIVE
                ------------------    --
AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]


         The terms set forth in this Assignment and Assumption are hereby agreed to:

                                           ASSIGNOR
                                           --------

                                           [NAME OF ASSIGNOR]

                                           By:
                                              ------------------------------
                                                    Title:


                                           ASSIGNEE

                                           [NAME OF ASSIGNEE]


                                           By:
                                              ------------------------------
                                                    Title:





---------
         (2) Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

         (3) Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

         (4) To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

[Consented to and] (5) Accepted:

BANK OF AMERICA, N.A., as
  Administrative Agent, L/C Issuer

By:
   ------------------------------------
      Title:


[Consented to:] (6)


[KELLWOOD COMPANY]


By:
   ------------------------------------
      Title:



---------
         (5) To be added only if the consent of the Administrative Agent, L/C Issuer is required by the terms of the Credit Agreement.

         (6) To be added only if the consent of the Borrower and/or other parties (e.g., L/C Issuer) is required by the terms of the Credit
Agreement.

                                        ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

  Credit Agreement, dated as of              , 2002, among Kellwood Company,
                                -------------
 the Lenders parties thereto, Bank of America, N.A., as Administrative Agent,
   JPMorgan Chase Bank, as Syndication Agent, and US Bank and The Bank of
                   Nova Scotia, as Co-Documentation Agents

                      STANDARD TERMS AND CONDITIONS FOR

                          ASSIGNMENT AND ASSUMPTION

                1.    Representations and Warranties.
                      ------------------------------

                1.1.  Assignor. The Assignor (a) represents and warrants that
                      --------
(i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

                1.2.  Assignee. The Assignee (a) represents and warrants that
                      --------
(i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

                1.3.  Assignee's Address for Notices, etc. Attached hereto as
                      ------------------------------------
Schedule 1 is all contact information, address, account and other administrative information relating to the Assignee.

                2.    Payments. From and after the Effective Date, the
                      --------
Administrative Agent shall make all payments in respect of the Assigned interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

                3.    General Provisions. This Assignment and Assumption shall
                      ------------------
be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

                                     SCHEDULE 1 TO ASSIGNMENT AND ASSUMPTION

                           ADMINISTRATIVE DETAILS

           (Assignee to list names of credit contacts, addresses, phone and facsimile numbers, electronic mail addresses and account and payment information)

                                                                   EXHIBIT E

                         FORM OF OPINION OF COUNSEL





                               April   , 2002
                                     --



Bank of America, N.A., as Agent
and Each Lender Party to the Credit
      Agreement Referenced Below
Bank of America Corporate Center
Charlotte, North Carolina  28255-0065

         Re:      Kellwood Company
                  ----------------

Ladies and Gentlemen:

                  We have acted as special counsel for Kellwood Company, a Delaware corporation (the "COMPANY"), in connection with the preparation, execution and delivery of the Credit Agreement and the other Loan Documents (hereinafter defined). This opinion is furnished to you pursuant to Section 4.01(a)(vi) of the Credit Agreement. Capitalized terms used herein and not otherwise defined herein have the meanings provided in the Credit Agreement.

                  The documents we have examined in rendering this opinion are solely the following:

                  (i)      The following, collectively called the "LOAN
         DOCUMENTS":

                           (a) the Credit Agreement (the "CREDIT
                  AGREEMENT"), dated as of the date hereof, among the Company, the lenders from time to time party thereto (the "LENDERS"), Bank of America, N.A., as Administrative Agent (the "AGENT"), Banc of America Securities LLC, a Sole Lead Arranger and Sole Book Manager, JPMorgan Chase Bank, as Syndication Agent, US Bank and The Bank of Nova Scotia as Co-Documentation Agents; and

                           (b) the Notes, dated as of the date hereof,
                  issued by the Company and delivered pursuant to the Credit Agreement;

                           (c) the Subordination Agreement, dated as of the
                  date hereof, among the Company, various subsidiaries of the Company and the Agent.

                  (ii) A certificate of the Secretary of the Company certifying as to and attaching copies of (A) the certificate of incorporation and by-laws of the Company (the "BASIC DOCUMENTS"), and (B) resolutions adopted by the Board of Directors of the Company;

                  (iii) Copies of those indentures, loan or credit agreements, leases, guarantees, mortgages, security agreements, bonds, notes and other agreements or instruments, which have been certified by the Secretary of the Company as those documents which affect or purport to affect the Company's right to borrow money or to undertake and perform its obligations under the Loan Documents (the "OTHER AGREEMENTS"); and

                  (iv)     A certificate of the Secretary of State of Delaware,
         dated April   , 2002, attesting to the continued corporate
                     --
         existence and good standing of the Company in that state.

                  As to factual matters relevant to our opinions expressed below, we have, without independent investigation, relied upon all of the foregoing, upon certificates of the officers of the Company and of public officials, and upon public records.

                  Based upon and subject to the matters stated herein and upon such investigation as we have deemed necessary, we are of the opinion that:

                  1. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.

                  2. The Company has the corporate power to execute, deliver and perform the terms and provisions of each of the Loan Documents and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of such Loan Documents.

                  3. The execution, delivery and performance by the Company of the Loan Documents, and compliance by the Company with the terms and provisions thereof, will not (a) violate any provision of any existing law, statute, rule or regulation applicable to the Company, (b) result in any breach of, or constitute a default under, any of the Other Agreements (except that we express no opinion with respect to compliance with financial covenants or tests), or (c) result in the creation or imposition of (or the obligation to create or impose) any Lien (except for Liens permitted by Section 7.01 of the Credit Agreement) upon any of the property or assets of the Company pursuant to the terms of any of the Other Agreements, or (d) contravene or conflict with the Basic Documents.

                  4. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with or exemption by, any governmental or public body or authority, or any subdivision thereof, (except as may be required to be made or obtained by you as a result of your involvement in the transactions contemplated by the Loan Documents), is required to authorize, or is required in connection with, the execution and delivery of any Loan Document by the Company and the performance by the Company of its obligations thereunder.

                  5. The Company has duly executed and delivered each of the Loan Documents and each of such Loan Documents constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

                  6. To our knowledge, there are no actions or proceedings pending or overtly threatened in writing against the Company before any court, governmental agency or arbitrator which could affect the legality, validity, binding effect or enforceability of any of the Loan Documents.

                  7. The rates of interest to be charged on the Loans to the Company under the Credit Agreement are not usurious under the laws of the State of New York.

                  8. Based on the representations of the Company contained in the Credit Agreement, the making of the Loans and issuance of any Letters of Credit do not violate Regulations T, X or U of the Board of Governors of the Federal Reserve System.

                  9. A state or federal court located in the State of New York, if properly presented with the question and applying the choice of laws rules of the State of New York, would in a properly reasoned opinion give effect to the provisions of the Loan Documents providing that the Loan Documents shall be governed by and construed in accordance with the internal substantive laws of the State of New York.

                  10. No documentary, stamp, intangibles, excise or other tax is payable to any Governmental Authority of the State of New
         York in connection with the execution, delivery, enforcement, recording or filing of any of the Loan Documents, other than court costs and fees that may be or become payable in connection with the enforcement of the Loan Documents.

                  In addition to any assumptions, qualifications and other matters set forth elsewhere herein, the opinions set forth above are subject to the following:

                  (a) For the purposes of this opinion, we have assumed that all natural persons have legal capacity, all items submitted to us as originals are authentic and all signatures thereon are genuine, all items submitted to us as copies conform to the originals and each such original or copy is complete, and the authenticity of the originals of such copies, and has been duly executed and delivered by each party (other than the Company) pursuant to due authorization as such party's legal, valid and binding obligation, enforceable against such party in accordance with its respective terms. As to certain facts material to this opinion which we did not independent verify, we have relied upon statements and representations of the Company and its officers and other representatives and of public officials, including the facts set forth in the Officer's Certificates attached hereto as Exhibit A.
                   ---------

                  (b) Our opinion with respect to the legality, validity, binding effect and enforceability of any document or agreement is subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar law affecting creditors' rights generally and to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law); and

                  (c) We call your attention to the following matters as to which we express no opinion:

                  (i) the Company's agreements in the Loan Documents for payment or reimbursement of costs, fees and expenses or indemnification for claims, losses or liabilities to the extent any such provision may be determined by a court or other tribunal to be in an unreasonable amount, to constitute a penalty or to be contrary to public policy;

                  (ii) the Company's agreements in the Loan Documents to the jurisdiction or venue of a particular court or waiver of jury trial;

                  (iii) the ordinances and statutes, the administrative decisions and orders and the rules and regulations of any municipality, county or other political subdivision of the State of New York;

                  (iv) any of the waivers or remedies contained in the Loan Documents, whether or not any Loan Document deems any such waiver or remedy commercially reasonable, if such waivers or remedies are determined (1) not to be commercially reasonable, (2) to conflict with mandatory provisions under applicable law, or (3) to be taken in a manner determined to be unreasonable or not performed in good faith or with fair dealing or with honesty in-fact; or

                  (v) certain of the provisions contained in the Loan Documents may be limited or rendered unenforceable by applicable laws or judicial decisions governing such provisions or holding their enforcement to be unreasonable under the then-existing circumstances, but such laws and judicial decisions do not, in our opinion, render the Loan Documents invalid as a whole or leave you without remedies.

                  Whenever our opinion with respect to the existence or absence of facts is indicated to be based on our knowledge or awareness, we are referring solely to the actual knowledge of the particular McDermott, Will & Emery attorneys who have represented the Company in connection with the Loan Documents. Except as expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of such facts and no inference as to our knowledge concerning such facts should be drawn from the fact that such representation has been undertaken by us.

                  Our opinions expressed herein are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States, and we do not express any opinion herein concerning any other law.

                  This opinion is limited to the matters expressly set forth herein and no opinion is implied or may be inferred beyond the matters expressly so stated. This opinion is given as of the date hereof and we do not undertake any liability or responsibility to inform you of any change in circumstances occurring, or additional information becoming available to us, after the date hereof which might alter the opinions contained herein.

                  This opinion may be relied upon by you and by your successors and assignees. This opinion is furnished solely in connection with the transactions described above and may not be relied upon by you for any other purpose or by any person (except as set forth in the immediately preceding sentence) in any manner or for any purpose.


                                   Very truly yours,

                                                                   EXHIBIT F

                     FORM OF BORROWING BASE CERTIFICATE

                            BORROWING BASE REPORT
                            ---------------------



For the Fiscal Quarter ending:

     note: All amount are shown in thousands of U.S. dollars unless otherwise indicated.


     I, W. Lee Capps III, Chief Financial Officer of Kellwood Company, hereby certify that, to the best of my knowledge and belief, with respect to that certain Credit Agreement date as of April XX, 2002 among the Borrower, the Lenders and Bank of America, as Administrative Agent (as amended, modified, restated or supplemented from time to time, the "Credit Agreement"; all of the defined terms in the Credit Agreement are incorporated herein by reference), the figures set forth below are true and correct.

     The amounts reported herein are from the consolidated financial statements of Kellwood Company and its Subsidiaries for the fiscal quarter ending on the date set forth above.


                                                            ACCOUNTS
                                                            --------



1.   Accounts net of any reserves for doubtful or uncollectable accounts and less sales, excise or similar taxes, returns, discounts, claims,
     credits and allowances, accrued rebates, offsets and deductions                                          $
                                                                                                             ------------------


2.   (i) Accounts subject to any Lien                                                                         $
                                                                                                             ------------------

     (ii) Accounts which more than 90 days have elapsed since the date of the original invoice therefor or which more than 60 days have elapsed
     since the original due date.                                                                             $
                                                                                                             ------------------

     (iii) Accounts owing by an account debtor which is not solvent of is subject to any bankruptcy or insolvency proceeding or any kind, unless account debtor is classified as a debtor in possession or with respect to which 50% or more of the aggregate amount of outstanding Accounts
     owing by such account debtor are ineligible under 2(ii) above                                            $
                                                                                                             ------------------

     (iv) Accounts excluded from Eligible Accounts under clauses (d)
     through (i) of the definition of "Eligible Accounts" in Section 1.01
     of the Credit Agreement.                                                                                 $
                                                                                                             ------------------

     (v) Accounts over the 15% concentration limitation for account debtors who are unrated or are rated lower than BBB or Baa2 by S&P or Moody's,
     respectively.                                                                                            $
                                                                                                             ------------------

     (vi) Sum of lines (i) through (v)                                                                        $
                                                                                                             ------------------


                                    F-1


3.   Net Eligible Accounts
     (Line 1 less Line 2(vi))                                                                                 $
                                                                                                             ------------------

4.   Borrowing Base Accounts
     (85% of Net Eligible Accounts)                                                                           $
                                                                                                             ------------------


                                                   RAW MATERIALS INVENTORY*
                                                   ------------------------
5.   Raw materials Inventory (based on a FIFO valuation, consistently applied) owned by the Borrower and its Subsidiaries less appropriate
     reserves determined in accordance with GAAP.                                                             $
                                                                                                             ------------------

6.   (i) Raw Materials Inventory subject to any Lien or as to which perfection of a security interest would
     not be governed by the UCC;                                                                              $
                                                                                                             ------------------

     (ii)  Raw Materials Inventory outside North America;                                                     $
                                                                                                             ------------------

     (iii) Raw Materials Inventory that is not in good condition, is not merchantable or is not salable at
     prices approximating at least cost in the normal course of business;                                     $
                                                                                                             ------------------

     (iv) Raw Materials Inventory in-transit from vendors or suppliers, that is not supported by a
     commercial or documentary letter of credit;                                                              $
                                                                                                             ------------------

     (v) Raw Materials Inventory that is placed on consignment                                                $
                                                                                                             ------------------

     (vi) Total                                                                                               $
                                                                                                             ------------------

7.   Eligible Raw Materials Inventory
     (Line 5 less Line 6(vi))                                                                                 $
                                                                                                             ------------------

8.   Borrowing Base Raw Materials Inventory
     (40% of Eligible Raw Materials Inventory)                                                                $
                                                                                                             ------------------

     * Without duplication

                                                  FINISHED GOODS INVENTORY*
                                                  -------------------------
9.   Inventory (based on a FIFO valuation, consistently applied) consisting of all finished goods inventory owned by the Borrower and its
     Subsidiaries less appropriate reserves determined in accordance with
     GAAP.                                                                                                    $
                                                                                                             ------------------

     (i) Inventory subject to any Lien or as to which perfection of a security interest would not be
     governed by the UCC;                                                                                     $
                                                                                                             ------------------

     (ii)  Inventory outside North America;                                                                   $
                                                                                                             ------------------


                                    F-2


     (iii) Inventory that is not in good condition, is not merchantable or is not salable at prices
     approximating at least cost in the normal course of the Loan Parties' business;                          $
                                                                                                             ------------------

     (iv) Inventory in-transit from vendors or suppliers, that is not supported by a commercial or
     documentary letter of credit;                                                                            $
                                                                                                             ------------------

     (v) Inventory that is placed on consignment                                                              $
                                                                                                             ------------------

     (vi) Total                                                                                               $
                                                                                                             ------------------

10.  Eligible Inventory
     (Line 9 less Line 10(vi))                                                                                $
                                                                                                             ------------------

11.  Borrowing Base Inventory
     (60% of Eligible Accounts Receivable)                                                                    $
                                                                                                             ------------------

     * Without duplication

                                                DOCUMENTARY LETTERS OF CREDIT
                                                -----------------------------

12.  L/C Credit Obligations                                                                                   $
                                                                                                             ------------------

13.  Borrowing Base L/Cs
     (60% of L/C Credit Obligations)                                                                          $
                                                                                                             ------------------


                                                        BORROWING BASE
                                                        --------------
14.  Borrowing Base assets
     (Line 4 plus Line 8 plus Line 11 plus Line 13)                                                           $
                                                                                                             ------------------

15.  Senior Notes outstanding                                                                                 $
                                                                                                             ------------------

16.  Adjusted Borrowing Base.
     (Line 14 minus Line 15)                                                                                  $
                                                                                                             ------------------

17.  (i) Aggregate amount of outstanding Revolving Loans                                                      $
                                                                                                             ------------------

     (ii) Aggregate amount of outstanding Uncommitted Loans                                                   $
                                                                                                             ------------------

     (iii) Aggregate amount of outstanding L/C Obligations                                                    $
                                                                                                             ------------------

18.  Total deductions from the Borrowing Base assets
     (sum of  Line 17(i) thru 17(iii))                                                                        $
                                                                                                             ------------------

19.  Remaining availability (but not exceeding unused Aggregate Commitments):  The difference of Line 16
     minus Line 18.                                                                                           $
                                                                                                             ------------------

IN WITNESS WHEREOF, the undersigned has executed this Certificate as
of                  ,                .
   -----------------  ---------------


KELLWOOD COMPANY
By:
          --------------------------
Name:
          --------------------------
Title:
          --------------------------

                                                                   EXHIBIT G

                APPOINTMENT/REVOCATION OF RESPONSIBLE OFFICER


         Reference is hereby made to the Credit Agreement dated as of April , 2002 (the "Agreement") among Kellwood Company, a Delaware corporation
---
(the "Borrower"), the Lenders from time to time party thereto, Bank of
      --------
America, N.A., as Administrative Agent, JPMorgan Chase Bank, as Syndication Agent, and US Bank and The Bank of Nova Scotia, as Co-Documentation Agents. Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Credit Agreement.

         The Borrower hereby nominates, constitutes and appoints each individual named below as an Responsible Officer under the Loan Documents, and hereby represents and warrants that (i) set forth opposite each such individual's name is a true and correct statement of such individual's office (to which such individual has been duly elected or appointed), a genuine specimen signature of such individual and an address for the giving of notice, and (ii) each such individual has been duly authorized by the Borrower to act as Responsible Officer under the Loan Documents:

         Name and Address               Office              Specimen Signature
-----------------------------     -----------------         ------------------












Borrower hereby revokes (effective upon receipt hereof by the Agent) the
prior appointment of                  as an Responsible Officer.
                     ----------------

This the     day of                   ,     .
         ---        ------------------  ----

                                      KELLWOOD COMPANY

                                      By:
                                               --------------------------------
                                      Name:
                                               --------------------------------
                                      Title:
                                               --------------------------------

                                                                   EXHIBIT H

                       FORM OF SUBORDINATION AGREEMENT

         THIS SUBORDINATION AGREEMENT (this "Agreement"), dated as of April , 2002, is made by KELLWOOD COMPANY (the "Borrower") and EACH OF THE
---
SUBSIDIARIES OF THE BORROWER signatory hereto or becoming a party hereto after the date hereof by execution of a Joinder Agreement in the form of Exhibit A hereto (the "Subordinated Creditors") in favor of BANK OF AMERICA,
---------
N.A., as Administrative Agent (the "Administrative Agent") for each of the Lenders party to the Credit Agreement defined below. All capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as defined below).

                            W I T N E S S E T H:

         WHEREAS, the Borrower, the Administrative Agent and the Lenders are party to that certain Credit Agreement of even date herewith (as amended, supplemented or replaced from time to time, the "Credit Agreement") pursuant to which the Lenders have made available to the Borrower a revolving credit facility evidenced by certain promissory notes (as amended, supplemented or replaced from time to time, being the "Senior Notes"); and

         WHEREAS, the Borrower is and may from time to time become indebted to the Subordinated Creditors as a consequence of intercompany advances, which indebtedness, along with all indebtedness and other obligations of the Borrower to the Subordinated Creditors, including interest thereon, and all other amounts payable in respect thereof or in connection therewith or any instrument securing any of the foregoing are hereinafter referred to as the "Subordinated Debt"; and

         WHEREAS, the Lenders are unwilling to enter into the Credit Agreement unless the Borrower and the Subordinated Creditors execute this Agreement to subordinate the Subordinated Debt to the obligations of the Borrower to the Administrative Agent and the Lenders.

         NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Subordinated Creditors and the Borrower hereby agree as follows:

         1.       Agreement to Subordinate. (a) Except as provided herein, the
                  ------------------------
Subordinated Creditors and the Borrower agree that, notwithstanding any lien or interest of the Subordinated Creditors now existing or hereafter arising, and notwithstanding the time, order or method of attachment, perfection, filing or recording of any security interest or lien or document related thereto, the Subordinated Debt is and shall be subordinate in right of payment to the prior payment in full of all existing or hereafter arising obligations of the Borrower to the Administrative Agent and the Lenders under the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement) whether for principal, interest (including without limitation interest accruing after the filing of a petition initiating any bankruptcy or similar type proceeding whether or not such interest accrues after the filing of such petition for purposes of the Bankruptcy Code or is an allowed claim in such proceeding), fees, expenses or otherwise (such obligations, including any renewals, refinancings or restructurings thereof, being the "Senior Obligations"). For the purposes of this Agreement, the Senior Obligations shall not be deemed to have been paid in full until and unless the Administrative Agent and the Lenders shall have received payment of all Senior Obligations in full in cash and the Credit Agreement shall have terminated.

         (b) Each Subordinated Creditor further agrees to and does hereby fully subordinate to the Administrative Agent and the Lenders all liens, security interests or other rights and interests, whether now existing or hereafter acquired by any Subordinated Creditor in any assets or property of the Borrower, whether now owned or hereafter acquired by the Borrower and all proceeds, including insurance proceeds, of any such assets or property.
So long as the Administrative Agent or any Lender is owed any Senior Obligation, no Subordinated Creditor will attempt to exercise any collection rights with respect to, foreclose or otherwise realize on, or take possession or otherwise deal with, such assets or property. If any Subordinated Creditor shall foreclose or realize on, or otherwise receive or come into possession of, any such assets or property in violation of the terms hereof, it shall promptly deliver such assets or property, or the proceeds thereof, to the Administrative Agent (such assets or property, and proceeds thereof, being held in trust by such Subordinated Creditor for the benefit of the Lenders until such delivery).

         (c) Each Subordinated Creditor further agrees that, except for payments permitted under clause (d) below, it will not ask for, demand, sue for, take or receive from the Borrower, by set off or in any other manner, the whole, or any part, of any monies owing under any Subordinated Debt, nor shall any Subordinated Creditor take any action to enforce any rights under the Subordinated Debt, nor shall it permit to exist in its favor any lien or security interest securing the Subordinated Debt, unless and until all Senior Obligations shall have been fully paid with interest.

         (d) Notwithstanding any other provision contained herein, so long as no Default or Event of Default under the Credit Agreement is in existence (or shall occur after giving effect to any payment then contemplated), the Borrower may pay, and the Subordinated Creditors may receive, payments of principal and interest on the Subordinated Debt.

         (e) In no event shall any Subordinated Creditor attempt to accelerate payments due in connection with any Subordinated Debt for so long as any Senior Obligations have not been paid in full.

         2.       Default of Senior Obligations. In the event that any Default
                  -----------------------------
or Event of Default, occurs under the Credit Agreement then, unless and until such Default or Event of Default shall have been cured (with respect to any Default) or waived (with respect to any Event of Default) by the Lenders in accordance with the Credit Agreement or all Senior Obligations shall have been paid in full, no direct or indirect payment shall be made or agreed to be made on account of the principal of, or premium, if any, or interest on any Subordinated Debt, or as a sinking fund for Subordinated Debt, or in respect of any redemption, retirement, purchase or other acquisition of any Subordinated Debt.

         3.       Bankruptcy Distributions. Each Subordinated Creditor agrees
                  ------------------------
that, in the event of any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of the Borrower or the proceeds thereof to creditors of the Borrower upon any indebtedness of the Borrower, by reason of the liquidation, dissolution or other winding up of the Borrower or the Borrower's business, or, in the event of any sale, receivership, insolvency or bankruptcy case or proceeding by or against the Borrower for any relief under any bankruptcy or insolvency law or laws relating to the relief of debtors, readjustment of indebtedness, liquidations, reorganizations, compositions, or extensions, then and in any such event, any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable to any Subordinated Creditor upon or with respect to any or all the Subordinated Debt shall be paid or delivered directly to the Administrative Agent for application against the Senior Obligations, whether due or not due, in a manner which the Administrative Agent, in its sole discretion, shall determine, until such Senior Obligations shall have been fully paid with interest. Each Subordinated Creditor hereby irrevocably authorizes and empowers the Administrative Agent to ask for, demand, sue for, collect, and receive and receipt for every such payment or distribution and give acquittance therefor, and to file claims and proofs of claims and take such other proceedings in the Administrative Agent's own name or in the name of any Subordinated Creditor as the Administrative Agent may deem necessary or advisable for the enforcement of this Agreement and, in connection therewith, each Subordinated Creditor hereby agrees to grant to the Administrative Agent such powers of attorney, assignments or other instruments as may be requested by the Administrative Agent in order to enable the Administrative Agent to enforce any and all claims upon or with respect to any or all of the Subordinated Debt and to collect and receive any and all payments or distributions which may be payable or deliverable at any time upon or with respect thereto.

         4.       Receipts by Subordinated Creditors held in Trust. Should any
                  ------------------------------------------------
payment or distribution of security or proceeds thereof be received in violation of this Agreement by any Subordinated Creditor upon or with respect to the Subordinated Debt prior to all Senior Obligations being paid in full, each Subordinated Creditor agrees forthwith to deliver the same to the Administrative Agent in precisely the form received (except for the endorsement or assignment of the Subordinated Creditors where the Administrative Agent, in its sole discretion, deems same to be necessary), for application against the Senior Obligations, whether due or not due, and until so delivered, the same shall be held in trust by the Subordinated Creditors as property of the Administrative Agent. In the event of the failure of any Subordinated Creditor to make any such endorsement or assignment, the Administrative Agent, or any of its officers or employees on behalf of the Administrative Agent, are hereby irrevocably authorized to make the same.

         5.       No Assignment of Subordinated Debt. Each Subordinated
                  ----------------------------------
Creditor agrees not to assign or transfer to others any claim such Subordinated Creditor has or may have against the Borrower at any time the Senior Obligations have not been paid in full, other than pursuant to a merger or combination permitted under the Credit Agreement.

         6.       Continuing Subordination. This Agreement shall constitute a
                  ------------------------
continuing agreement of subordination, and the Administrative Agent or the Lenders may continue, without notice to any Subordinated Creditor, to lend monies, extend credit and make other accommodations to or for the account of the Borrower on the faith hereof.

         7.       Certain Agreements of Creditor. Each Subordinated Creditor
                  ------------------------------
agrees that the Administrative Agent and the Lenders, at any time and from time to time, may enter into such agreement or agreements with the Borrower as the Administrative Agent and the Lenders may deem proper extending the time of payment or renewing or otherwise altering the time of payment or renewing or otherwise altering the terms of any Loan Document or other instruments evidencing Senior Obligations or any security interest underlying said Senior Obligations, or may exchange, sell or surrender or otherwise deal with the Borrower respecting said Senior Obligations, all without notice to or consent of any Subordinated Creditor and without in any way impairing or affecting this Agreement.

         8.       Non-Waiver by Lender. No waiver shall be deemed to be made by
                  --------------------
the Administrative Agent and the Lenders of any of their rights hereunder unless the same shall be in a writing duly executed by the Administrative Agent, and each such waiver, if any, shall be a waiver only with respect to the specific matter or matters to which the waiver related and shall in no way impair the rights of the Administrative Agent and the Lenders or the obligations of the Subordinated Creditors hereunder in any other respect at any other time.

         9.       Governing Law. This Subordination Agreement shall be
                  -------------
governed by and construed in accordance with the laws of the State of New
York.

         10.      Rights of Subrogation. The Subordinated Creditors agree that
                  ---------------------
no payment or distribution to the Lender pursuant to the provisions of this Agreement shall entitle the Subordinated Creditors to exercise any rights of subrogation in respect thereof until the Senior Obligations shall have been finally paid in full.

         11.      Severability. Whenever possible, each provision of this
                  ------------
Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement. This Agreement is to be read, construed and applied together with the Credit Agreement and the other Loan Documents which, taken together, set forth the complete understanding and agreement of the Administrative Agent, the Lenders and the Subordinated Creditors with respect to the matters referred to herein and therein.

         12.      Successors and Assigns. This Agreement and all obligations of
                  ----------------------
the Subordinated Creditors hereunder shall be binding upon the successors and assigns of the Subordinated Creditors (including any debtor-in-possession) and shall, together with the rights and remedies of the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, hereunder, inure to the benefit of the Administrative Agent and the Lenders, all future holders of any instrument evidencing any of the Senior Obligations and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Senior Obligations or any portion thereof or interest therein shall in any manner impair the subordination under the Subordination Agreement. No Subordinated Creditor may assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Agreement other than pursuant to a merger or combination permitted under the Credit Agreement.



                       [SIGNATURES ON FOLLOWING PAGES]

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered individually or by their duly authorized officers as of the day and year first above written.



                                                     SUBSIDIARIES:
American Recreation Products, Inc.                   Berlie Hestia Philippines, Inc.
Canadian Recreation Products, Inc.                   Kellwood Foundation
Sierra Designs Acquisition Corporation               KW Apparel, S.A. de C.V.
Biflex International, Inc.                           Smart Shirts Manufacturers, Limited
Cen-Tex Holdings, Inc.
Dorby Frocks, Ltd
Group B Clothing Company                             By:
Halmode Apparel, Inc.                                   -----------------------------------------------
Kellwood Shared Services, Inc.                                Thomas H. Pollihan
Kellwood Honduras, S.A.                                       Director of each of the four subsidiaries
Kellwood Mexico, S.A. de C.V.                                 listed above
Koret of California, Inc.
MJF Imports, Inc.
New Campaign, Inc.
West Coast Apparel, Inc.
Koret Outlet Stores, Inc.
KWD Holdings, Inc.
Beel Ha Manufactura, S.A. de C.V.
Kellwood Asia Limited
Kellwood del Sureste
Kellwood Manufactura, S.A. de C.V.
KWD Mexico, S.A. de C.V.
Robert Scott & David Brooks Outlet  Stores, Inc.
Tri-W Corporation


By:
     ----------------------------------------
         Thomas H. Pollihan
         Secretary of each of the twenty-four
         subsidiaries listed above

                                                     SUBSIDIARIES
                                                     BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT
                                                     By:
                                                          ---------------------------------------------------------
                                                     Name:
                                                            -------------------------------------------------------
                                                     Title:
                                                            -------------------------------------------------------

ACKNOWLEDGED AND AGREED AS OF THE DATE FIRST WRITTEN ABOVE BY:
KELLWOOD COMPANY

By:
     ------------------------------------------------
Name:
       ----------------------------------------------
Title:
        ---------------------------------------------

                                  EXHIBIT A
                                  ---------


                              JOINDER AGREEMENT

                  THIS JOINDER AGREEMENT (the "Agreement"), dated as of
                                               ---------
                      , 20   is made by and between                           ,
         -------------    --                        --------------------------
         a                  corporation (the "Subsidiary"), KELLWOOD COMPANY
            ----------------                  ----------
         (the "Borrower"), and BANK OF AMERICA, N.A., in its capacity as
               --------
         Administrative Agent (the "Administrative Agent") under that certain Credit Agreement (as amended, supplemented or restated from
         time to time, the "Credit Agreement"), dated as of April    , 2002, by
                            ----------------                      ---
         and among the Borrower, the Lenders party thereto and the Administrative Agent. All capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement.

                  WHEREAS, the Subsidiary is required by Section     of the
                                                                 ---
         Credit Agreement to become a party to the Subordination Agreement;
         and

                  WHEREAS, the Subsidiary will materially benefit from the credit facilities made available and to be made available to the Borrower by the Lenders under the Credit Agreement; and

                  NOW, THEREFORE, the Subsidiary hereby agrees as follows with the Administrative Agent, for the benefit of the Lenders:

                  1.       JOINDER. The Subsidiary hereby agrees that, by its
                           -------
         execution of this Agreement, the Subsidiary will become a party to the Subordination Agreement and shall be a "Subordinated Creditor" for all purposes thereunder.

                  2.       MISCELLANEOUS.
                           -------------

1.1               SEVERABILITY. Whenever possible, each provision of this
                  ------------
         Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement. This Agreement is to be read, construed and applied together with the Credit Agreement and the other Loan Documents which, taken together, set forth the complete understanding and agreement of the Administrative Agent, the Lenders and the Subsidiary with respect to the matters referred to herein and therein.

1.2               SUCCESSORS AND ASSIGNS. This Agreement and all obligations
                  ----------------------
         of the Subsidiary hereunder shall be binding upon the successors and assigns of the Subsidiary (including any debtor-in-possession on behalf of the Subsidiary) and shall, together with the rights and remedies of the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, hereunder, inure to the benefit of the Administrative Agent and the Lenders, all future holders of any instrument evidencing any of the Senior Obligations and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Senior Obligations or any portion thereof or interest therein shall in any manner impair the subordination under the Subordination Agreement. The Subsidiary may not assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Agreement other than pursuant to a merger or combination permitted under the Credit Agreement.

1.3               COUNTERPARTS. This Agreement may be authenticated in any
                  ------------
         number of separate counterparts, each of which shall collectively and separately constitute one and the same agreement. This Agreement may be authenticated by manual signature, facsimile or, if approved in writing by the Administrative Agent, electronic means, all of which shall be equally valid.

1.4               GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY
                  -------------
         OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED
         AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

1.5               SECTION TITLES. The Section titles contained in this
                  --------------
         Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

                          [Signature page follows]

         IN WITNESS WHEREOF, the Subsidiary has caused this Agreement to be duly executed by its authorized officer, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.





                                  -------------------------------

                                  By:
                                     ----------------------------
                                  Name:
                                       --------------------------
                                  Title:
                                        -------------------------








Acknowledged and accepted:

BANK OF AMERICA, as Administrative Agent

By:
   ----------------------------
Name:
     --------------------------
Title:
      -------------------------

                                                                   EXHIBIT I

                        FORM OF LC ACCOUNT AGREEMENT

                            LC ACCOUNT AGREEMENT


         THIS LC ACCOUNT AGREEMENT (the "Agreement") is made and entered
into as of                   , 200  by and between KELLWOOD COMPANY, a
           ------------------     -
Delaware corporation (the "Pledgor" or the "Borrower"), and BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States, as Administrative Agent (the "Administrative Agent") for each of the financial institutions (the "Lenders" and collectively with the Agent, the "Secured Parties") now or hereafter party to the Credit Agreement (as defined below).

                            W I T N E S S E T H:
                            --------------------

         WHEREAS, the Secured Parties have agreed to provide to the Borrower a certain revolving credit facility with a letter of credit sublimit pursuant to a Credit Agreement dated as of April 30, 2002 among the Borrower, the Administrative Agent and the Lenders (as from time to time amended, revised, modified, supplemented, or amended and restated the "Credit Agreement"); and

         WHEREAS, as a condition precedent to the Lenders' obligations to make the Loans or to issue Letters of Credit, the Pledgor has agreed to execute and deliver to the Administrative Agent a copy of this Agreement at such time as the Credit Agreement requires a Letter of Credit to be Cash Collateralized;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

         1.       DEFINITIONS.  The following capitalized terms used in this
                  -----------
Agreement shall have the following meanings notwithstanding any definition thereof in the Credit Agreement. Other capitalized terms used but not defined herein shall have the meanings therefor set forth in the Credit Agreement.

         "Collateral" means (a) all funds, security entitlements, and other
          ----------
financial assets, property or property rights from time to time on deposit in, in transit to or credited to the LC Account; (b) all Investments and all certificates, securities, and instruments from time to time representing or evidencing such Investments; (c) all notes, certificates of deposit, checks and other instruments from time to time hereafter delivered to or otherwise possessed by the Administrative Agent for or on behalf of the Pledgor in substitution for or in addition to any or all of the Collateral described in clause (a) or (b) above; (d) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Collateral described in clause (a), (b) or (c) above; and (e) to the extent not covered by clauses (a) through (d) above, all proceeds of any or all of the foregoing Collateral.

         "Investments" means those investments, if any, made by the
          -----------
Administrative Agent pursuant to Section 5 hereof.
                                 ---------

         "LC Account" means the cash collateral account established and
          ----------
maintained pursuant to Section 2 hereof.
                       ---------

         "Secured Obligations" means the Obligations, and all obligations of
          -------------------
the Pledgor now or hereafter existing under or in respect of this Agreement and with respect to all charges, fees, expenses, commissions, reimbursements, indemnities and other payments related to or in respect of the obligations contained in this Agreement.

         2.       LC Account; Cash Collateralization of Letters of Credit.

                  (i) At any time, in the Administrative Agent's sole discretion, the Administrative Agent may establish and maintain at its offices at 101 North Tryon Street, Charlotte, North Carolina, in its name and under its sole dominion and control, a cash
         collateral account designated as                     Cash LC
                                          -------------------
         Account (the "LC Account").

                  (ii) In the event that the Pledgor delivers to the Administrative Agent an amount equal to the maximum amount remaining undrawn or unpaid under any Letters of Credit either (A) as required pursuant to the Credit Agreement or (B) as otherwise agreed by the parties hereto to provide cash collateral for the undrawn amount of any Letter of Credit other than after the occurrence and during the continuation of an Event of Default, the Administrative Agent shall deposit such amount into the LC Account to be held pursuant to the terms of this Agreement. Upon a drawing under the Letters of Credit in respect of which any amounts described above have been deposited in the LC Account, the Administrative Agent shall apply such amounts to reimburse the L/C Issuers for the amount of such drawing. In the event the Letters of Credit are canceled or expire or in the event of any reduction in the maximum amount available at any time for drawing under such Letters of Credit (the "Maximum Available Amount"), the Administrative Agent shall apply the amounts then in the LC Account less the Maximum Available Amount immediately after such cancellation, expiration or reduction, if any, first, to the cash
                                                        -----
         collateralization of the Letters of Credit if the Pledgor has failed to pay all or a portion of the maximum amounts described in the first sentence of this clause (ii) above, and second, the
                                                           ------
         balance, if any and provided no Default or Event of Default shall then exist, to the Pledgor or as otherwise required by law; provided that if a Default or Event of Default has occurred and is continuing all such amounts shall be retained by the Administrative Agent as cash collateral for the Secured Obligations.

                  (iii) Interest and other income received in respect of Investments of any amounts deposited in the LC Account pursuant to clause (ii) of this Section 2 shall constitute and be held by the
                             ---------
         Administrative Agent as additional Collateral hereunder.

         3.       PLEDGE; SECURITY FOR SECURED OBLIGATIONS. The Pledgor hereby
                  ----------------------------------------
grants and pledges to the Administrative Agent, for the benefit of the Secured Parties, a first priority lien and security interest in the Collateral now existing or hereafter arising or acquired, as collateral security for the prompt payment in full when due, whether at stated maturity, by acceleration or otherwise (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the filing of a petition in bankruptcy or the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), of all Secured
Obligations.

         4.       DELIVERY OF COLLATERAL.  The Collateral shall be initially
                  ----------------------
delivered to the Administrative Agent, for the benefit of the Lenders, in the form of immediately available funds.

         5.       INVESTING OF AMOUNTS IN THE LC ACCOUNT; AMOUNTS HELD BY THE
                  -----------------------------------------------------------
ADMINISTRATIVE AGENT. Cash held by the Administrative Agent in the LC
--------------------
Account shall not be invested or reinvested except as provided in this
Section 5.
---------

                  (i) Subject to the remedies and other rights provided in Section 11 hereof and provided that the lien and security
            ----------
         interest in favor of the Administrative Agent for the benefit of the Secured Parties in Collateral remains perfected and of first priority and so long as no Event of Default shall have occurred and be continuing, any funds on deposit in the LC Account shall be invested by the Administrative Agent, solely on the written request of the Pledgor, in cash equivalents.

                  (ii)     The Administrative Agent shall have no
         responsibility and the Pledgor hereby agrees to hold the Administrative Agent and the Lenders harmless for any loss in the value of the Collateral resulting from a fluctuation in interest rates or otherwise.

         6.       REPRESENTATIONS AND WARRANTIES. In addition to its
                  ------------------------------
representations and warranties made pursuant to Article V of the Credit
                                                ---------
Agreement, the Pledgor represents and warrants to the Administrative Agent (for itself and as agent on behalf of the Lenders), that the following statements are true, correct and complete:

                  (i) The Pledgor will be the legal and beneficial owner of the Collateral free and clear of any Lien except for the lien and security interest created by this Agreement and Liens permitted under the Credit Agreement in favor of Governmental Authorities;

                  (ii) The pledge and assignment of the Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the Collateral, securing the payment of the Secured Obligations (subject only to the Liens described in Section
                                                                     -------
         6(i)).
         ----

         7.       TRANSFERS AND OTHER LIENS. The Pledgor agrees that it will not
                  -------------------------
(a) sell or otherwise dispose of any of the Collateral, except for the sale of any Investment, all of the proceeds of which (net of transaction fees)
are used to acquire any other Investment constituting Collateral as herein permitted, or (b) create or permit to exist any Lien upon or with respect to any of the Collateral, except for the Liens described in Section 6(i).
                                                         ------------

         8.       THE ADMINISTRATIVE AGENT APPOINTED ATTORNEY-IN-FACT. Upon the
                  ---------------------------------------------------
occurrence and during the continuation of an Event of Default, the Pledgor hereby appoints the Administrative Agent as its attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Administrative Agent's reasonable discretion to take any action and to execute any instrument which the Administrative Agent may reasonably deem necessary or advisable to accomplish the purposes of the Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to the Pledgor or either of them representing any payment, dividend, or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same. In performing its functions and duties under this Agreement, the Administrative Agent shall act solely for the Secured Parties and the Administrative Agent has not assumed nor shall be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Pledgor.

         9.       THE ADMINISTRATIVE AGENT MAY PERFORM. If Pledgor fails to
                  ------------------------------------
perform any agreement contained herein, after notice to Pledgor, the Administrative Agent may itself perform, or cause performance of, such agreement, and the expenses of the Administrative Agent incurred in connection therewith shall be payable by Pledgor under Section 12 hereof.
                                                       ----------

         10.      STANDARD OF CARE; NO RESPONSIBILITY FOR CERTAIN MATTERS. In
                  -------------------------------------------------------
dealing with the Collateral in its possession, the Administrative Agent shall exercise the same care which it would exercise in dealing with similar collateral property pledged by others in transactions of a similar nature, but it shall not be responsible for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Administrative Agent has or is deemed to have knowledge of such matters, (b) taking any steps to preserve rights against any parties with respect to any Collateral (other than steps taken in accordance with the standard of care set forth above),
(c) the collection of any proceeds, (d) any loss resulting from Investments made or any failure to invest or delay in investing or disposing of any Collateral, or (e) determining (x) the correctness of any statement or calculation made by the Pledgor in any written instructions, or (y) whether any deposit in the LC Account is proper.

         11.      REMEDIES UPON DEFAULT; APPLICATION OF PROCEEDS. If the
                  ----------------------------------------------
Borrower shall fail to perform any action required hereunder or shall otherwise breach any term or provision hereof (a "Default" hereunder) which Default shall not have been waived in accordance with Section 10.01 of the
                                                      -------------
Credit Agreement:

                  (i) The Administrative Agent may and shall at the request of the Required Lenders exercise in respect of the Collateral, in addition to other rights and remedies provided for herein otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code (the "Code") as in effect in the state in which the Collateral is located at that time, and the Administrative Agent may, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker's board or at any of the Administrative Agent's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices, and upon such other terms as the Administrative Agent may deem commercially reasonable. Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Without limiting the generality of the foregoing, the Pledgor acknowledges that the Collateral constituting Investments is of a type customarily sold on a recognized market and of a type that may threaten to decline speedily in value. The Administrative Agent shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                  (ii) In addition to the remedies set forth in part (i) above and subject to the provisions of Section 2(ii) hereof, any
                                                -------------
         cash held by the Administrative Agent as Collateral and all cash proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon all or part of the Collateral shall be applied (after payment of any amounts payable to the Administrative Agent pursuant to Section 12 hereof)
                                                         ----------
         by the Administrative Agent to pay the Secured Obligations pursuant to Section 8.03 of the Credit Agreement.
            ------------

         12.      EXPENSES. In addition to any payments of expenses of the
                  --------
Administrative Agent pursuant to the Credit Agreement or the other Loan Documents, the Pledgor agrees to pay promptly to the Administrative Agent all the reasonable costs and expenses, including reasonable attorneys fees and expenses, which the Administrative Agent may incur in connection with
(a) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (b) the exercise or enforcement of any of the rights of the Administrative Agent hereunder, or
(c) the failure by the Pledgor to perform or observe any of the provisions hereof.

         13.      NO DELAYS; WAIVER, ETC. No delay or failure on the part of
                  ----------------------
the Administrative Agent in exercising, and no course of dealing with respect to, any power or right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Administrative Agent of any power or right hereunder preclude other or further exercise thereof or the exercise of any other power or right. The remedies herein provided are to the fullest extent permitted by law cumulative and are not exclusive of any remedies provided by law.

         14.      AMENDMENTS, ETC. No amendment, modification, termination or
                  ---------------
waiver of any provision of this Agreement, or consent to any departure by the Pledgor therefrom, shall in any event be effective without the written concurrence of the Administrative Agent.

         15.      CONTINUING SECURITY INTEREST; TERMINATION. This Agreement
                  -----------------------------------------
shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until all Secured Obligations (other than Secured Obligations in the nature of continuing indemnities or expense reimbursement obligations not yet due and payable) shall have been indefeasibly paid in full in cash, the commitments or other obligations of the Administrative Agent or any Lender to make any Loan under the Credit Agreement shall have expired, the Letters of Credit shall have expired and the Credit Agreement shall have terminated (the "Facility Termination Date"), (b) be binding upon Pledgor, its successors and assigns, and (c) inure to the benefit of the Administrative Agent, the Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c) and subject to the provisions of the Credit Agreement, any Lender may assign or otherwise transfer any Note held by it to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise. Upon the indefeasible payment in full in cash of the Secured Obligations (other than Secured Obligations in the nature of continuing indemnities or expense reimbursement obligations not yet due and payable), and the cancellation or expiration of the Letters of Credit and termination or expiration of all commitments and other obligations of the Administrative Agent and any Lender to make any Loan and the occurrence of the Facility Termination Date, the Pledgor shall be entitled, subject to the provisions of Section 11 hereof,
                                                        ----------
to the return, upon its request and at its expense, of such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

         16.      ENTIRE AGREEMENT. This Agreement, together with the Credit
                  ----------------
Agreement and other Loan Documents, constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, inducements, commitments or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof. Neither this Agreement nor any portion or provision hereof may be changed, altered, modified, supplemented, discharged, canceled, terminated, or amended orally or in any manner other than in accordance with the terms of the Credit Agreement.

         17.      FURTHER ASSURANCES. The Pledgor agrees at its own expense to
                  ------------------
do such further acts and things, and to execute and deliver such additional conveyances, assignments, financing statements, agreements and instruments, as the Administrative Agent may at any time reasonably request in connection with the administration or enforcement of this Agreement or related to the Collateral or any part thereof or in order better to assure and confirm unto the Administrative Agent its rights, powers and remedies for the benefit of the Secured Parties hereunder and pay all charges, expenses and fees the Administrative Agent may reasonably incur in filing any of such documents and all taxes relating thereto. The Pledgor hereby consents and agrees that the issuers of or obligors in respect of the Collateral shall be entitled to accept the provisions hereof as conclusive evidence of the right of the Administrative Agent, on behalf of the Secured Parties, to exercise its rights hereunder with respect to the Collateral, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by any Pledgor or any other Person to any of such issuers or obligors. The Pledgor agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or a financing statement is sufficient as a financing statement and may be filed by the Administrative Agent in any filing office.

         18.      BINDING AGREEMENT; ASSIGNMENT. This Agreement, and the terms,
                  -----------------------------
covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto, and to their respective successors and assigns, except that the Pledgor shall not be permitted to assign this Agreement or any interest herein or in the Collateral, or any part thereof, or otherwise pledge, encumber or grant any option with respect to the Collateral, or any part thereof, or any cash or property held by the Administrative Agent as Collateral under this Agreement. All references herein to the Administrative Agent shall include any successor thereof, each Lender and any other obligees from time to time of the Obligations.

         19.      SEVERABILITY. In case any Lien, security interest or other
                  ------------
right of any Secured Party or any provision hereof shall be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other Lien, security interest or other right granted hereby or provision hereof.

         20.      COUNTERPARTS. This Agreement may be executed in any number
                  ------------
of counterparts and all the counterparts taken together shall be deemed to constitute one and the same instrument.

         21.      INDEMNIFICATION. Without limitation of Section 10.05 of the
                  ---------------                        -------------
Credit Agreement or any other indemnification provision in any Loan
Document, the Pledgor hereby covenants and agrees to pay, indemnify, and hold the Secured Parties harmless from and against any and all other out-of-pocket liabilities, costs, expenses or disbursements of any kind or nature whatsoever arising in connection with any claim or litigation by any Person resulting from the execution, delivery, enforcement, performance and administration of this Agreement or the Loan Documents, or the transactions contemplated hereby or thereby, or in any respect relating to the Collateral or any transaction pursuant to which the Pledgor has incurred any Obligation (all the foregoing, collectively, the "indemnified liabilities"); provided,
                                                                  --------
however, that the Pledgor shall have no obligation hereunder with respect to
-------
indemnified liabilities which are determined by a court of competent jurisdiction to have directly resulted from the gross negligence or willful misconduct of the Administrative Agent or any Lender. The agreements in this
Section 21 shall survive repayment of all Secured Obligations, termination
----------
or expiration of this Agreement and occurrence of the Facility Termination
Date.

         22.      REMEDIES CUMULATIVE. All remedies hereunder are cumulative
                  -------------------
and are not exclusive of any other rights and remedies of the Administrative Agent provided by law or under the Credit Agreement, the other Loan Documents, or other applicable agreements or instruments. The making of the Loans to the Borrower pursuant to the Credit Agreement and the extension of the Loans to the Borrower pursuant to the Credit Agreement shall be conclusively presumed to have been made or extended, respectively, in reliance upon the Pledgor's pledge of the Collateral pursuant to the terms hereof.

         23.      NOTICES. Any notice required or permitted hereunder shall be
                  -------
given, (a) with respect to the Pledgor, at the address of the Borrower indicated in Section 10.02 of the Credit Agreement and (b) with respect to
             -------------
the Administrative Agent or a Lender, at the Administrative Agent's address indicated in Section 10.02 of the Credit Agreement. All such notices shall
             -------------
be given and shall be effective as provided in Section 10.02 of the Credit
                                               -------------
Agreement.

         24.      GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND
                  -------------
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE
NOTWITHSTANDING ITS EXECUTION AND DELIVERY OUTSIDE SUCH STATE.



                          [SIGNATURE PAGE FOLLOWS.]

         IN WITNESS WHEREOF, the Pledgor and the Administrative Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.



                                   KELLWOOD COMPANY

                                   By:
                                       ----------------------------------------
                                   Name:
                                          -------------------------------------
                                   Title:
                                          -------------------------------------


                                   BANK OF AMERICA, N.A., as Administrative
                                   Agent

                                   By:
                                      -----------------------------------------
                                   Name:
                                          -------------------------------------
                                   Title:
                                          -------------------------------------